    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2001
                                                          REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                BIONUTRICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            NEVADA                                          2833
 -------------------------------                ----------------------------
 (STATE OR OTHER JURISDICTION OF                (PRIMARY STANDARD INDUSTRIAL
 INCORPORATION OR ORGANIZATION)                        CODE NUMBER)


            86-0760991
 -------------------------------
 CLASSIFICATION (I.R.S. EMPLOYER
     IDENTIFICATION NUMBER)


                       2425 EAST CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016
                                 (602) 508-0112
     ----------------------------------------------------------------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             RONALD H. LANE, PH.D.,
                          CHAIRMAN OF THE BOARD, CHIEF
                        EXECUTIVE OFFICER, AND PRESIDENT
                       2425 EAST CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016
                                 (602) 508-0112
        ----------------------------------------------------------------
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              JEAN E. HARRIS, ESQ.
                              BRIAN H. BLANEY, ESQ.
                           REDFIELD T. BAUM, JR., ESQ.
                             GREENBERG TRAURIG, LLP
                         ONE EAST CAMELBACK, SUITE 1100
                           PHOENIX, ARIZONA 85012-1656
                                 (602) 263-2300
                          ---------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE   AGGREGATE OFFERING        AGGREGATE            AMOUNT OF
                    TO BE REGISTERED                   REGISTERED      PRICE PER SHARE       OFFERING PRICE     REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 (1)................      4,000,000           $0.81 (2)           $3,240,000(2)          $810.00
--------------------------------------------------------------------------------------------------------------------------------
Common Stock.....................................         25,000            1.00                   25,000                6.25
--------------------------------------------------------------------------------------------------------------------------------
Common Stock (3).................................        200,000            1.54                  308,000               77.00
--------------------------------------------------------------------------------------------------------------------------------
     Total.......................................      4,225,000                               $3,573,000             $893.25
--------------------------------------------------------------------------------------------------------------------------------

(1)  To be issued pursuant to the Equity Line of credit.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)  Issuable upon exercise of the underlying warrants.

                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

The information in this prospectus is not complete and may be changed without notice. Bionutrics may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and Bionutrics is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.


               SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2001

PROSPECTUS


                                4,225,000 SHARES



                                BIONUTRICS, INC.


                                  Common Stock

                             ---------------------


         Of the shares being offered, 4,000,000 shares may be issued through a common stock purchase agreement with Justicia Holdings Limited, as further described in this prospectus. We will receive the sale price of any common stock that we sell through the common stock purchase agreement and Justicia may resell those shares pursuant to this prospectus. Justicia may also resell 200,000 shares underlying warrants and 25,000 shares received in payment of expenses. The warrants and shares for expenses were issued to Justicia in connection with the common stock purchase agreement we entered into with Justicia.

         Justicia is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sales. We will pay the costs of registering the shares for resale under this prospectus, including legal fees.

         Our common stock is traded on the Nasdaq SmallCap Market under the symbol "BNRX." On February 26, 2001, the last reported sale price of our common stock as reported on the Nasdaq SmallCap Market was $0.81 per share.


                             ---------------------


         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS," BEGINNING ON PAGE 3 OF THIS PROSPECTUS.


                             ---------------------


                  The date of this prospectus is ,      2001.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully before deciding to acquire shares of our common stock.

                                BIONUTRICS, INC.

INTRODUCTION

         We are a biopharmaceutical company founded to discover, develop and apply novel biologically active compounds from natural sources. Our goal is to be a leader in the newly emerging field of functional nutrition: the marriage of drugs and food, by providing food ingredients that can prevent and even cure diagnosed diseases. Our business model is to source biologically active compounds from food commodity processing by-product streams and develop these compounds as proprietary functional nutrition and/or ethical drug products. The disciplines and efforts comprising a discovery and development program for functional nutrition and ethical drugs are fundamentally the same. Products derived from our research program will be directed initially towards functional nutrition to generate early revenue and reduce the need for capital while we pursue the development and regulatory approval of drug candidates.

         Our building efforts of the previous decade have positioned us with proprietary technology, compounds, processing methods, and products having application to worldwide markets of potential significance. We have sources of raw material by-products streams available to us in large quantities and we have developed specific capabilities in engineering and processing technologies for the separation of these streams into both high-value biologically active products and bulk food ingredients. This technology provides us the advantage of access to proprietary active ingredients at relatively low cost. Initial products are tocotrienol concentrates derived from rice bran. We also have patent rights to a composition of niacin and dietary fiber that have application to dietary supplements, medical foods or OTC products.

         Our operating strategy has changed from prior years where we manufactured and marketed our products to our current strategy, which is to leverage our core competency of new product development by partnering the manufacturing and marketing. Our goal is to discover, define, and protect our products and technology and to partner manufacturing and marketing. We believe this strategy will allow us to exploit our strengths while recognizing our resource limitations, and at the same time access the unfolding global opportunity.

         Our three primary subsidiaries are LipoGenics, Inc., Bionutrics Health Products, Inc., and InCon Technologies Inc. LipoGenics serves as our product research arm with a focus on the discovery and development of active compounds for both drugs and functional nutrition. Health Products is our market research and product positioning company charged to deliver new functional nutrition products to marketing partners. InCon Technologies saw its operation merged in June 1999 into a new limited liability company, InCon Processing, LLC in which we have a 50% ownership together with ACH, a subsidiary of ABF North America Corp. InCon Processing provides engineering and design for our compound recovery systems and ingredient processing. In addition, we have three inactive subsidiaries, Nutrition Technology Corporation, InCon International Ltd., and Cosmedics, Inc.

         We were incorporated in Nevada in 1990. All of our subsidiaries are organized in Delaware except Nutrition Technology Corporation, which is organized in Nevada, and InCon International Ltd., which is organized in the British Virgin Islands. We maintain our principal offices at 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016. Our telephone number is (602) 508-0112.

                                  THE OFFERING

         We entered into a common stock purchase agreement with Justicia Holdings Limited, on September 7, 2000, for the future issuance and purchase of shares of our common stock. The stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.

         In general, the draw down facility operates as follows: the investor, Justicia, has committed to purchase up to four million shares of our common stock over a period of 24 months as we request. Once every 29 trading days, we may request a draw of up to $1 million. The maximum dollar amount we actually can draw down upon each request will be determined by the weighted average price of our common stock for the three month trading period prior to our request and the total trading volume for the three month trading period prior to our request. Each draw down must be for at least $100,000. We then use the formulas in the common stock purchase agreement to determine the number of shares we will issue to Justicia in return for that money.

         The formulas for determining the final draw down amounts, the number of shares we issue to Justicia, and the price per share paid by Justicia are described in detail beginning on page 38. We are under no obligation to request a draw for any period. The market price for our common stock on February 26, 2001 was $0.81 and the total daily trading volume for the 90 trading days ended February 26, 2001 was 1,272,200. If our stock price and trading volume stay at current levels, we will not be able to draw down all of the shares under the common stock purchase agreement.

         We have registered 4,000,000 shares for issuance under the common stock purchase agreement to comply with a Nasdaq listing requirement. That requirement prevents us from issuing more than 19.9% of our outstanding common stock on the closing date of the common stock purchase agreement without prior shareholder approval. Based on the number of shares outstanding on September 7, 2000, the maximum number of shares we could issue Justicia is 4,171,289. The number of shares we could issue and the proceeds we would receive could be further limited by a provision of the common stock purchase agreement that prevents us from issuing shares to Justicia to the extent Justicia would beneficially own more than 9.9% of our then outstanding common stock. Any resales of shares by Justicia under this prospectus would reduce the number of shares beneficially owned by Justicia, and would enable us to issue additional shares to Justicia without violating this condition.

         The per share dollar amount Justicia pays for our common stock for each draw down includes a maximum discount of 10% to the average daily market price of our common stock for the 22-day period after our draw down request, weighted by trading volume. This discount can decrease to 7%, depending on our total market cap. We will receive the amount of the draw down less an escrow agent fee of $1,500. We have issued to Justicia warrants to purchase 200,000 shares of our common stock at an exercise price based on the average daily volume weighted average price of common stock on the fifteen trading days immediately prior to the initial closing date of the common stock purchase agreement or $1.54. We also issued 25,000 shares of common stock in payment of expenses. The common stock issuable upon exercise of the warrants and the shares issued for expenses are included in the registration statement of which this prospectus is a part.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are risks, including those set forth below. You should carefully consider these risk factors, together with all the other information included in this prospectus, before you decide to purchase any shares of our common stock.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

         We commenced sales of our first product late in the second quarter of fiscal 1997. We have only recently acquired or developed additional products that may lead to future revenue sources. Accordingly, we have limited historical financial information upon which you can base an evaluation of our performance or make a decision regarding an investment in shares of our common stock. We have generated an accumulated deficit of approximately $34.9 million through the fiscal year ended October 31, 2000. Our operations to date have progressed from research and development activities to the marketing and sale of our first product EvolvE(R). All other products are in the developmental stage. We can provide no assurance that sales of EvolvE(R) or other products we may introduce will achieve significant levels of market acceptance. As a result, our business will be subject to all the problems, expenses, delays, and risks inherent in the establishment of a new business enterprise, including the following:

         -        limited capital;

         -        delays in product development;

         -        possible cost overruns due to price increases in raw product;

         -        unforeseen difficulties in our manufacturing processes;

         -        uncertain market acceptance; and

         -        the absence of an operating history.

         Therefore, we can provide no assurance that we will be able to achieve or maintain profitable operations. We can provide no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

WE WILL REQUIRE ADDITIONAL CAPITAL TO SUPPORT OUR GROWTH.

         To become and remain competitive, we will be required to make significant investments in research and development on an ongoing basis. We will, from time to time, including in the near term, be required to seek additional equity or debt financing to provide the capital required to maintain or expand our marketing and production capabilities. This may require us to sell additional common stock or preferred stock or issue warrants for common stock to obtain the capital. The timing and amount of any such capital requirements cannot be predicted at this time. We can provide no assurance that any financing will be available on acceptable terms. If financing is not available on satisfactory terms, we may be unable to operate at our present level or develop and expand our business, develop new products, or develop new markets at the rate desired and our operating results may be adversely affected. Debt financing increases expenses and must be repaid regardless of operating results. Equity financing could result in additional dilution to existing shareholders. Our losses incurred to date, the uncertainty regarding our ability to raise additional capital, and our inability to generate gross profits and positive cash flows from operations may indicate that we will be unable to continue as a going concern for a reasonable period of time. Our audit opinion also indicates that due to these factors we may not be able to continue as a going concern.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE.

         We currently anticipate that our available cash resources combined with the maximum drawdown under the stock purchase agreement with Justicia Holdings Limited will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. However, if our stock price and trading volume stay at current levels, we will only be able to draw down the minimum amount of $100,000 during each of the draw down periods under the common stock purchase agreement. Should this occur, our available cash resources will meet our requirements for only the next 5 months. In addition, business and economic conditions may not make it feasible to draw down under the common stock purchase agreement at every opportunity, and drawdowns are available only every 29 trading days. We may need to raise additional capital to fund more rapid expansion, to develop and enhance new and existing services, to respond to competitive pressures, and to acquire complementary businesses or technologies.

         Our common stock purchase agreement with Justicia Holdings Limited limits our ability to sell our securities for cash at a discount to the market price pursuant to an equity line type financing for 24 months from the effective date of the registration statement of which this prospectus is a part or 60 days after the entire 4,000,000 shares have been purchased. If we need capital but are unable to drawdown under the common stock purchase agreement for any reason, we may need to separately negotiate with Justicia Holdings Limited to lift such restrictions.

         We may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to effectively execute our business plan.

WE FACE MARKET RISKS ASSOCIATED WITH OUR BUSINESS PLAN ASSUMPTIONS.

         We have formulated our business plans and strategies based on certain assumptions regarding:

         - opportunities in the ethical drug market based on our technology;

         - the depth and nature of edible oil and derivative products markets;

         - the size of the functional nutrition market including dietary supplements, functional foods and medical foods;

         -        our anticipated share of our target markets; and

         -        the estimated price and acceptance of our projected products.

         We can provide no assurance that our assessments regarding these or a variety of other factors will prove to be correct. Any future success that we might enjoy will depend upon many factors, including factors that may be beyond our control or that cannot be predicted at this time. Factors beyond our control may include:

         - changes in the pharmaceutical, edible oil (and processing derivatives) and functional nutrition industry;

         -        governmental regulation;

         - increased levels of competition, including the entry of additional competitors and increased success by existing competitors;

         -        changes in general economic conditions;

         - increases in operating costs, including costs of production, supplies, personnel, and equipment; and

         - reduced margins caused by competitive pressures and other factors.

         -        suprising results from future research

WE FACE INTENSE COMPETITION.

         Competition in the health food industry is vigorous, with a large number of businesses present. In addition, many companies are just beginning to determine how and if they will compete in the functional nutrition market presently developing. Candidate companies for mass-market retail competition include virtually all firms currently engaged in retail mass-market consumer marketing of food and OTC products. While these same companies are potential customer targets for our company, they also are potential competitors because of their own product development programs or programs they sponsor. Notably, these companies include

         -        American Home Products,

         -        Bayer,

         -        Warner-Lambert,

         -        Pharmaton Boehringer Ingleheim,

         -        Bristol-Myers & Squibb,

         -        Novartis,

         -        Smith Kline Beecham

with OTC and dietary supplements,

         -        Kraft,

         -        Nabisco,

         -        Nestle,

         -        Danone,

         -        Kellogg,

         -        General Mills,

         -        Proctor & Gamble, and

         -        Hunt-Wesson/ConAgra

with food.

Ingredient manufacturing companies such as

         -        BASF,

         -        ADM,

         -        Hoffmann LaRoche,

         -        Heckle,

         -        Cargill, and

         -        Eastman Chemical

are all involved in both food and pharmaceutical/pharmaceutical intermediate processing and sales, and have begun to promote products with functional food applications. These companies represent some of the largest companies in the world and most formidable competition for any firm considering entering the functional nutrition business. Other companies have recently announced tocotrienol supplement products, including Eastman Chemical Company, whose new product is also derived from rice bran oil and claims antioxidant properties. Many of our competitors have established reputations for successfully developing and marketing dietary supplement products. Many of these companies have greater financial, managerial, and technical resources than we possess, which may put us at a competitive disadvantage. Even though we intend to license our functional nutrition ingredients/products to marketing partners and this would eliminate certain elements of risk, we can provide no assurance that we will be successful in our licensing efforts or that our potential marketing partners will be successful in marketing and selling our products. If we are not successful in competing in the dietary supplement market, we may not be able to recognize our business objectives.

         Competition in the pharmaceutical area is intense and competitors have substantially greater resources than we possess. We will be required to obtain development and/or marketing partners to effectively enter the drug market.

         InCon Processing's current competition is primarily from specialized local and regional processing facilities. However, many of its toll processing customers have the capacity to perform toll processing and molecular separation in-house. No assurance can be given that its customers will continue to outsource toll processing to InCon Processing, or that they will continue to utilize InCon Processing's facility over that of a local processor.

WE MAY FAIL TO ESTABLISH OR CULTIVATE STRATEGIC PARTNERSHIPS.

         We have stated our intent to develop our business model and build our business through strategic partnerships. We can provide no assurance that we will be able to successfully form or manage such partnerships, and if not, our ability to execute our business plan will be at risk. If these partnerships do not succeed and therefore no further capital is provided to us from these sources, we can provide no assurance that we will be able to identify other sources of capital sufficient for our needs in the time required to execute our business plan.

         We have formed an alliance with ABF to pursue the exploitation of certain food processing by-product streams. As part of this alliance ACH is considering the exploitation of rice bran derivative products. The rice bran, rice bran oil, and other derivative products business is highly competitive and we can provide no assurance that ACH will succeed or produce profits, of which we participate at 15% EBIT, or that ACH will determine to stay in the business even if profitable.

WE MAY BECOME SUBJECT TO INCREASED GOVERNMENTAL REGULATION.

         The processing, formulation, packaging, labeling, and advertising of our products are primarily subject to regulation by the FDA and the FTC. In addition, individual state attorneys general have authority to enforce individual state consumer protection acts within their own states. Although Congress has recently recognized by enacting the Dietary Supplement and Health Education Act, or DSHEA, the potential impact of dietary supplements in promoting the health of U.S. citizens, there are a number of new provisions not yet subject to judicial interpretation with respect to the FDA's regulation of dietary supplements and the ultimate effect of DSHEA cannot be predicted. Further, because of the technical requirements imposed by DSHEA, it may be difficult for any company manufacturing or marketing dietary supplements to remain in strict compliance. The FDA has recently promulgated regulations effective in March 1999 in part to implement DSHEA. Proposals have also been made to modify or change the provisions of DSHEA. It is impossible to predict whether those proposed changes will become law or the full effect that such regulations will have on our business and operations. We are still reviewing various aspects of the new regulations. The regulations require material changes in the labeling of all dietary supplement products, including products we sell. In addition, due to the finalization of the FDA's structure/function regulations on January 6, 2000 we are required to significantly modify cholesterol claims presently being made for our evolvE(R) product.

WE RELY ON A LIMITED NUMBER OF PRODUCTS AND CUSTOMERS.

         To date our only product is the evolvE(R) dietary supplement, containing a patented tocotrienol vitamin E ingredient, Clearesterol(TM), derived from rice bran. Our dependence on one product increases risk since a decline in the market demand for our product or the products of other companies that may utilize Clearesterol(TM) could have a significant adverse impact on us.

         Three customers accounted for approximately 63% of InCon Processing's revenue related to its core business of toll processing and molecular distillation for the 12 months ended October 31, 2000. Our participation in ACH's efforts to market derivative products is just beginning and we can provide no assurance that ACH can capture a share of the market for such products. A limited number of customers could adversely affect our operations.

WE MAY BECOME SUBJECT TO PRODUCT LIABILITY CLAIMS.

         As a marketer of dietary supplements that are ingested by consumers, we may be subject to various product liability claims, including, among others, that our products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. While no such claims have been made to date and we maintain product liability insurance, we can provide no assurance that product liability claims and the resulting adverse publicity will not have a material adverse effect on us.

WE DEPEND ON OUR MARKETING PARTNERS TO MARKET OUR PRODUCTS.

         We depend on our ability to market our products through marketing partners to large mass merchandise and health food retailers and to other companies for use in their products. We do not anticipate that we will enter into long-term contractual relationships with any of our customers. We have stated our intent to rely in the future on strategic partnerships with marketing companies to market and sell our current and to-be-developed functional nutrition products. We can provide no assurance that we will be successful in finalizing such strategic partnerships, nor if finalized that the selected strategic partner(s) will successfully market and sell our products.

OUR TECHNOLOGY MAY BE QUESTIONED OR REFUTED.

         We have invested a decade in research and development to demonstrate the value of our technology and secure patents and make patent applications. We have chosen to apply for and secure and acquire by acquisition patent protection of strategic elements of this technology. We can provide no assurance that the science upon which the technology is based will not be refuted or otherwise drawn into question by further research conducted by us or independent laboratories or our strategic partners.

WE MAY RECEIVE UNFAVORABLE PUBLICITY.

         We believe the functional nutrition market is affected by national media attention regarding the consumption of dietary supplements. We can provide no assurance that future scientific research or publicity will not be unfavorable to the functional nutrition market or any particular product, or inconsistent with earlier favorable research or publicity. Future reports of research that are perceived as less favorable or that question such earlier research could have a material adverse effect on us. Because of our dependence upon consumer perceptions, adverse publicity associated with adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse impact on us. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Further, because our products are derived from natural sources, we must contend with variations in composition that may impact a product's functionality and which may require us to modify our processing methodology or product formulations. These changes may impact consumer perceptions.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL.

         We depend on our management, particularly Dr. Ronald Lane, a founder and our chief executive officer, for all our business activities. We depend on our ability to attract, retain, and motivate additional qualified personnel. We have no long-term employment or other agreements with any executive officer except for Mr. Palmer. The loss of the services of Dr. Lane or other executive officers and key employees could have a material adverse effect on our business.

WE DEPEND ON OUR SUPPLIERS AND MANUFACTURERS FOR OUR INGREDIENTS.

         We have agreed to acquire the Clearesterol(TM) ingredient from ACH, if and when we need it. If ACH encounters difficulties in obtaining on commercially reasonable terms quality rice bran for use in its manufacturing process, we could experience production delays or the inability to fulfill orders on a timely basis. Since we have agreed to purchase Clearesterol(TM) from ACH on a cost-plus basis, any material increase in projected costs of manufacture could materially affect our or any strategic marketing partner's ability to compete with evolvE(R) or any other dietary supplement or functional food containing such ingredient. We also rely on outside sources for evolvE(R) encapsulation. In the event our contract manufacturers cannot meet our manufacturing and delivery requirements, we may suffer interruptions of delivery while we arrange for alternative manufacturing sources. Access to replacement sources could be delayed if we must first complete a review of the manufacturer's quality control and capabilities.

WE MAY EXPERIENCE DIFFICULTY ENTERING INTO INTERNATIONAL MARKETS.

         We may experience difficulty entering international markets due to greater regulatory barriers, the necessity of adapting to new regulatory systems, and problems related to entering new markets with different cultural bases and political systems. Operating in international markets exposes us to certain risks, including, among other things:

         - changes in or interpretations of foreign regulations that may limit our ability to sell certain products or repatriate profits to the United States;

         -        exposure to currency fluctuations;

         - the potential imposition of trade or foreign exchange restrictions or increased tariffs; and

         -        political instability.

If we expand into international operations, we are likely to encounter these and other risks associated with international operations.

WE RELY ON PATENTS, LICENSES, AND INTELLECTUAL PROPERTY RIGHTS TO PROTECT OUR PROPRIETARY INTERESTS.

         Our success depends in part on our ability to obtain patents, licenses, and other intellectual property rights covering our products. Our patent rights are held by our subsidiary LipoGenics. We can provide no assurance that our patents and patent applications are sufficiently comprehensive to protect evolvE(R) or our other products intended. The process of seeking further patent protection can be long and expensive, and we can provide no assurance that all patents will issue from our eleven currently pending or future patent applications or that any of the patents when issued will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to us. While we believe the basis on which we have made further patent applications correspond to the patents that have been issued for composition and method of production and use and is reasonable given the issuance of the latter patents, we can provide no assurance that the patents for which we have applied will be issued. We may be subject to or may be required to initiate interference proceedings in the U.S. Patent and Trademark Office. These proceedings could demand significant financial and management resources. We may receive communications alleging possible infringement of patents or other intellectual property rights of others. We believe that in most cases we could obtain necessary licenses or other rights on commercially reasonable terms, but we can provide no assurance on this point or that litigation would not ensue or that damages for any past infringements would not be assessed. Litigation, which could result in substantial cost to us and diversion of our effort, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Our failure to obtain necessary licenses or other rights or litigation arising out of infringement claims could have a material adverse effect on our business.

OUR STOCK IS THINLY TRADED AND MAY EXPERIENCE PRICE VOLATILITY.

         There has been and may continue to be, at least for the immediate future, a limited public market for our common stock. Despite our listing on Nasdaq SmallCap in November 1997, we can provide no assurance that an active public market will be developed or sustained for our common stock. In addition, if our stock price does not meet minimum requirements of Nasdaq SmallCap, we could be delisted. The stock markets have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors may adversely affect the market price of our common stock and our ability to raise necessary capital and finance possible acquisitions including of technology.

RIGHTS TO ACQUIRE SHARES OF OUR COMMON STOCK WILL RESULT IN DILUTION TO OTHER HOLDERS OF OUR COMMON STOCK.

         As of October 31, 2000, options to acquire a total of 2,301,667 shares were outstanding under our 1996 Stock Option Plan. An additional 499,100 shares of common stock are reserved for issuance pursuant to the exercise of options that may be granted in the future under our 1996 Stock Option Plan. We also have outstanding options and warrants not issued under the 1996 Plan to purchase up to 3,690,144 shares of common stock. During the terms of those options and warrants, the holders will have the opportunity to profit from an increase in the market price of our common stock with resulting dilution in the interests of holders of our common stock. The existence of such stock options and warrants could adversely affect the terms on which we can obtain additional financing, and the holders of those options and warrants can be expected to exercise such options and warrants at a time when we, in all likelihood, would be able to obtain additional capital by offering shares of our common stock on terms more favorable to us than those provided by the exercise of those options and warrants. We also have the authority to issue additional shares of common stock and shares of one or more series of preferred and convertible preferred stock. The issuance of these shares could result in the dilution of the voting power of outstanding shares of common stock and could have a dilutive effect on earnings per share.

SALES OF LARGE NUMBERS OF SHARES COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Of the 21,471,252 shares outstanding as of October 31, 2000, 19,609,888 are eligible for resale in the public markets. Of these eligible shares, 8,818,054 shares are eligible for resale in the public markets subject to compliance with the volume and manner of sale rules of Rule 144 under the Securities Act of 1933, as amended, and 10,791,834 are eligible for resale in the public markets either as unrestricted shares or pursuant to Rule 144(k). In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated for purposes of Rule 144) who beneficially owns restricted securities with respect to which at least one year has elapsed since the later of the date the shares were acquired from our company, or from an affiliate of our company, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock and the average weekly trading volume in our common stock during the four calendar weeks preceding the sale. Sales under Rule 144 also are subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about our company. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who beneficially owns restricted securities with respect to which at least two years have elapsed since the later of the date the shares were acquired from our company, or from an affiliate of our company, is entitled to sell such shares under Rule 144(k) without regard to any of the volume limitations or other requirements described above. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices.

         We have registered for offer and sale up to 2,850,000 shares of our common stock that are reserved for issuance pursuant to our 1996 Stock Option Plan. Shares issued after the effective date of that registration statement upon the exercise of stock options generally will be eligible for sale in the public market, except that affiliates will continue to be subject to volume limitations and other requirements of Rule 144.

         On March 22, 2000, we registered for resale up to 330,000 shares of common stock issuable upon the exercise of warrants and options held by certain selling stockholders.

         On September 7, 2000, we executed a registration rights agreement under which we agreed to file the registration statement of which this prospectus is a part with the SEC for the resale of the shares of our common stock issuable in connection with a common stock purchase agreement dated September 7, 2000. The agreement permits our company, in its discretion and subject to certain restrictions, to sell to the investor up to an aggregate of 4,000,000 shares plus 200,000 shares issuable upon exercise of warrants granted in connection with the common stock purchase agreement. The period during which we can make such sales is two years beginning upon the effective date of this registration statement for the resale of the shares. We also agreed to include in this registration statement 25,000 shares of common stock issued in payment of expenses.

         On January 31, 2001, we registered for resale up to 560,000 shares of common stock and common stock issuable upon the exercise of warrants held by certain selling stockholders.

         The sales of shares under any of these registration statements could depress the market price of our common stock.

THE SALE OF STOCK PURSUANT TO THE EQUITY LINE OF CREDIT MAY SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER SECURITY HOLDERS.

         The shares issuable to Justicia pursuant to the equity line of credit will be issued at a 7% to 10% discount to the average daily price or our common stock. Accordingly, the shares of common stock then outstanding will be diluted.

THE SALE OF MATERIAL AMOUNTS OF OUR COMMON STOCK COULD REDUCE THE PRICE OF OUR COMMON STOCK AND ENCOURAGE SHORT SALES.

         As we sell shares of our common stock to Justicia pursuant to the equity line of credit and then Justicia sells the common stock, our common stock price may decrease due to the additional shares in the market. As the price of our common stock decreases, and if we decide to draw down on the equity line of credit, we will be required to issue more shares of our common stock for any given dollar amount invested by Justicia, subject to a designated minimum put price specified by us. This may encourage short sales, which could place further downward pressure on the price of our common stock.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, EVEN IF THE ACQUISITION WOULD BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Our restated articles of incorporation and the Nevada General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our company, even when those attempts may be in the best interests of our stockholders. The Nevada GCL also imposes conditions on certain business combination transactions with "interested stockholders" as defined by the Nevada GCL. Our restated articles provide for a staggered board and also authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect the voting power of the holders of our common stock.

OUR OPERATING RESULTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS.

         Certain statements and information contained in this prospectus regarding matters that are not historical facts are forward-looking statements, as that term is defined under applicable securities laws. These include statements concerning our future, proposed, and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity, and certain trends with respect to the markets in which we compete or our industry in general. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Risk Factors."

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by Justicia Holdings that it has obtained under the common stock purchase agreement. However, we will receive the sale price of any common stock we sell to Justicia Holdings under the common stock purchase agreement described in this prospectus. We expect to use the proceeds of any such sales for general working capital purposes.

                           PRICE RANGE OF COMMON STOCK

         Our common stock has been quoted on the Nasdaq SmallCap Market under the symbol "BNRX" since November 19, 1997. The following table sets forth the high and low closing prices of our common stock on the Nasdaq SmallCap Market for the quarters indicated.

                                                                                             High          Low
                                                                                             ----          ---
Year Ended October 31, 1998

   First Quarter.....................................................................        $8.38         $6.75
   Second Quarter....................................................................         7.63          5.88
   Third Quarter.....................................................................         6.13          1.75
   Fourth Quarter....................................................................         3.00          1.06

Year Ended October 31, 1999

   First Quarter.....................................................................        $2.00         $1.25
   Second Quarter....................................................................         2.25          1.19
   Third Quarter.....................................................................         4.13          0.66
   Fourth Quarter....................................................................         2.22          1.31

Year Ended October 31, 2000

   First Quarter.....................................................................        $3.13         $1.50
   Second Quarter....................................................................         9.50          0.94
   Third Quarter.....................................................................         2.19          1.13
   Fourth Quarter....................................................................         1.63          0.81

Year Ended October 31, 2001

   First Quarter.....................................................................        $1.19         $0.41
   Second Quarter (through February 26, 2001)........................................         1.03          0.69

         Such quotations reflect inter-dealer bids, without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

         On February 26, 2001, the closing price of our common stock on the Nasdaq SmallCap Market was $0.81. As of February 26, 2001, there were 141 holders of record of our common stock.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our board of directors.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected financial data should be read in conjunction with our consolidated financial statements and the related notes and with the management's discussion and analysis of financial condition and results of operations, incorporated by reference or provided elsewhere herein.

                                                                   YEAR ENDED OCTOBER 31
                                                                   ---------------------
                                      2000              1999             1998               1997              1996
                                      ----              ----             ----               ----              ----
STATEMENT OF EARNINGS DATA:
Gross Revenues ............      $   355,624       $ 3,689,747       $ 6,653,904       $  2,862,843       $    20,000
Operating Expenses ........        2,689,162         6,307,426        10,760,959         10,022,163         2,996,880
Other Income (Expense) ....          153,394          (112,364)        2,426,291            266,929           (30,667)
Net Loss ..................       (2,566,731)       (5,623,144)       (9,242,405)       (12,341,866)       (3,007,547)
Basic and Diluted Loss Per
   Share(1) ...............      $      (.12)      $      (.27)      $      (.49)      $       (.77)      $      (.26)
Weighted Average Shares ...       20,948,968        20,714,652        18,716,757         16,042,785        11,564,327
   Outstanding(1)
BALANCE SHEET DATA:
Working capital ...........      $  (366,240)      $   364,627       $ 1,328,931       $  1,237,642       $ 4,739,882
Total Assets ..............        4,106,368         5,186,031        10,894,259         14,155,335         6,217,348
Total Liabilities .........        1,257,432         2,042,095         3,318,530          5,119,016           936,478
Stockholders equity .......        2,848,936         3,143,936         7,575,729          9,036,319         5,280,870

------------------------------

(1) These shares do not include 5,991,811, 5,360,145, 4,957,978, 2,749,577, or
2,128,144 shares of common stock as of October 31, 2000, 1999, 1998, 1997, and 1996, respectively, that may be issued upon exercise of outstanding stock options and warrants as they are antidilutive.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations as well as certain statements and information under "Business" include certain forward looking statements. When used in this report, the words "expects," "intends," "plans," and "anticipates" and similar terms are intended to identify forward looking statements that relate to our future performance. Such statements involve risks and uncertainties. Actual results may differ materially from the results discussed here. Factors that might cause such a difference includes, but is not limited to, those discussed under "Risk Factors."

INTRODUCTION

         Results of operations for fiscal 2000 reflect our continuing efforts to reposition ourselves as a product development company. Prior to 1997, our efforts had been primarily directed toward conducting research and development, applying for patent approvals, developing manufacturing and distribution arrangements for its dietary supplement product and obtaining initial capital and financing to fund these activities.

         Bionutrics (formerly NutraGenics, Inc. until December 26, 1996) completed a merger with LipoGenics, Inc., a Delaware corporation on October 31, 1996, and LipoGenics became a wholly owned subsidiary of ours. The merger with LipoGenics was accounted for in a manner similar to a pooling-of-interest and as such Bionutrics' accounts reflect the historic operations of LipoGenics. Bionutrics issued 2,092,743 shares in connection with the merger. Pursuant to the merger, we obtained ownership of certain proprietary rights related to dietary supplements previously licensed to it by LipoGenics and acquired ethical drug, functional food and other dietary supplement rights owned by LipoGenics.

         On October 31, 1997, Nutrition Technology Corporation, a subsidiary of Bionutrics, completed a forward triangular merger of a subsidiary of Nutrition Technology with InCon Technologies Inc., and InCon became a wholly owned subsidiary of Nutrition Technology. The merger with InCon was accounted for as a purchase and Bionutrics issued 1,400,000 shares in connection with the merger. In fiscal 2000, a receivable, acquired from InCon in connection with this merger, was reclassified. See Note 7 to the Consolidated Financial Statements. In connection with the merger, the edible oil plant sales and consulting business formerly conducted by an InCon affiliate was transferred to InCon International Ltd., a wholly-owned subsidiary of Bionutrics, and specialty vitamin E technology relating to soluble and powder vitamin E owned by another affiliate was transferred to InCon.

         In June 1999, we entered into a new 50/50 venture with ACH, wherein InCon transferred substantially all of its assets to a newly formed limited liability company, InCon Processing, LLC ("InCon Processing") for which it received a payment of $3,000,000 and a 50% interest in the venture. InCon Processing took over substantially all of the business previously engaged in by InCon related to toll processing, molecular separation, and the design and sale of molecular separation facilities. InCon Processing expects to utilize the InCon expertise to expand its existing business and to expand its business into processing micronutrients that would be available for food grade products. In connection with this transaction, the remaining amount of goodwill recorded at the date of acquisition of InCon was written off at the date of the transaction.

RESULTS OF OPERATIONS

YEAR ENDED OCTOBER 31, 2000, COMPARED TO YEAR ENDED OCTOBER 31, 1999

         Consolidated gross revenues for the 12 months ended October 31, 2000 were $356,000 versus $3,690,000 for the same 12 months in 1999, summarized by subsidiary as follows (intercompany sales excluded):

                      Subsidiary                                              2000               1999
              --------------------------                                     -----               -----
InCon Technologies.................................................         $      0           $2,729,000
Bionutrics Health Products.........................................          247,000              835,000
Nutrition Technology...............................................                0              105,000
LipoGenics.    ....................................................          109,000               21,000
                                                                            --------           ----------
Total Consolidated Gross Revenues..................................         $356,000           $3,690,000
                                                                            ========           ==========

         In June 1999, InCon transferred substantially all of its assets to InCon Processing. Therefore, revenues for the 12 months ended October 31, 2000 are zero as compared to the same period in 1999. As a result of its investment in InCon Processing, we will be entitled to 50% of the future profits, it is anticipated that InCon Processing will retain the cash generated from operations for at least the next 12 months to expand and develop its business.

         Bionutrics Health Products revenues reflect the sales of its first product, evolvE(R), as well as revenues related to product development activities during fiscal year 2000. As of the 12 months ended October 31, 2000, evolvE(R) maintained distribution in over 10,000 stores including many leading drug and food chains throughout the United States. We also sell the product directly to the consumer via the Internet. Nonetheless, sales of evolvE(R) have been less than anticipated and declining because we were forced to cut back on budgeted advertising and promotions for the product due to delays in raising capital during this and prior periods. In addition, some accounts have returned the product due to low volume activity. We recognize that a substantial advertising program is necessary to achieve growth in the evolvE(R) product line, and that failure to show positive sales results will have a negative impact on obtaining and maintaining distribution store accounts. We are seeking a marketing partner to provide the resources needed to properly market and promote the evolvE(R) brand and other anticipated dietary supplements and functional food products. We are engaged in discussions with several potential marketing partners involving the present and future brand products.

         Nutrition Technology is substantially inactive. Gross revenues reflected in fiscal 1999 represent remaining byproducts sold out of inventory. In August of 1998, we entered into a contract with ACH which provided: (i) for the sale of certain rice bran oil and processing assets to ACH; (ii) for the development of rice bran oil and other derivative products whereby Bionutrics will receive a perpetual profit sharing interest; and (iii) for a supply agreement where ACH will provide rice bran-derived Clearesterol(TM) ingredient used in evolvE(R). All elements of the alliance with ACH were executed on or before October 31, 1998.

         LipoGenics revenues are attributable to a Phase I Small Business Innovation Research (SBIR) grant from the National Heart, Blood and Lung Institute. This grant was received during the fourth quarter of fiscal 1999 and was concluded during fiscal 2000. Revenues shown for both periods relate to this grant.

         Cost of revenues for the 12 months ended October 31, 2000, was $165,000 versus $2,335,000 for the same 12 months in 1999. This reduction is primarily due to the new 50/50 joint venture entered into with ACH, which substantially took over all of the business engaged in by InCon. Due to this transaction which occurred during fiscal 1999, cost of revenues decreased $2,170,000 for fiscal 2000 as compared to fiscal 1999.

         Operating expenses for the 12 months ended October 31, 2000 of $2,689,000 were $3,618,000 lower than that recognized for the same 12 months in 1999 of $6,307,000. This reduction is primarily due to the 50/50 joint venture entered into during the third quarter of 1999 with ACH as well as significantly reduced advertising, salaries and cost containment programs.

         Other income for the 12 months ended October 31, 2000 was $153,000 compared to the prior years' expense of $112,000. The current year includes certain non-recurring income items. Both years reflect a write down of the investment in InCon Processing.

         Net loss decreased to $2,567,000, or $.12 per share for the 12 months ended October 31, 2000 from $5,623,000, or $.27 per share for the 12 months ended October 31, 1999 due primarily to lower cost of revenues and operating expenses as outlined above.

YEAR ENDED OCTOBER 31, 1999, COMPARED TO YEAR ENDED OCTOBER 31, 1998

         Consolidated gross revenues for the 12 months ended October 31, 1999 were $3,690,000 versus $6,654,000 for the same 12 months in 1998, summarized by subsidiary as follows (intercompany sales excluded):

                      Subsidiary                                                1999                    1998
              --------------------------                                    -------------           --------
InCon Technologies.................................................         $   2,729,000           $   4,104,000
Bionutrics Health Products.........................................               835,000               2,190,000
Nutrition Technology...............................................               105,000                 360,000
LipoGenics.    ....................................................                21,000                       0
                                                                            -------------           -------------
Total Consolidated Gross Revenues..................................         $   3,690,000           $   6,654,000
                                                                            =============           =============

         InCon Technologies' gross revenues are primarily attributed to molecular distillation toll processing of materials from a variety of customers. In June 1999, InCon transferred substantially all of its assets to InCon Processing. InCon Processing took over substantially all of the business currently engaged in by InCon related to toll processing, molecular separation, and the design and sale of molecular separation facilities. As a result of its investment in InCon Processing, we will be entitled to 50% of the future profits. However, it is anticipated that InCon Processing will retain the cash generated from operations for at least the next 12 months to expand and develop its business. Therefore, revenues for the 12 months ended 1999 are substantially reduced compared to the same period 1998.

         Bionutrics Health Products revenues reflect the sales of its first product, evolvE(R). As of the 12 months ended October 31, 1999, evolvE(R), offered in three packages, was distributed by over 25,000 stores including many leading drug and food chains throughout the United States. Nonetheless, sales of evolvE(R) have been less than anticipated and declining because the Company was forced to cut back on budgeted advertising and promotions for the product due to delays in raising capital during this and prior periods. In addition, some accounts have returned the product due to low volume activity. We recognize that a substantial advertising program is necessary to achieve growth in the evolvE(R) product line, and that failure to show positive sales results will have a negative impact on obtaining and maintaining distribution store accounts. We are seeking a marketing partner to provide the resources needed to properly market and promote the evolvE(R) brand and other anticipated dietary supplements and functional food products. We are engaged in discussions with several potential marketing partners involving the present and future brand products.

         Nutrition Technology is substantially inactive. Gross revenues reflected in both periods represent remaining byproducts sold out of inventory. In August of 1998, we entered into a contract with ACH which provided: (i) for the sale of certain rice bran oil and processing assets to ACH; (ii) for the development of rice bran oil and other derivative products whereby Bionutrics will receive a perpetual profit sharing interest; and (iii) for a supply agreement where ACH will provide rice bran-derived Clearesterol(TM) ingredient used in evolvE(R). All elements of the alliance with ACH were executed on or before October 31, 1998.

         LipoGenics revenues are attributable to a Phase I Small Business Innovation Research (SBIR) grant from the National Heart, Blood and Lung Institute. As this is the first such grant received by LipoGenics, there are no revenues shown for the same 12 months of the prior years.

         Cost of revenues for the 12 months ended October 31, 1999, was $2,335,000 versus $7,259,000 for the same 12 months in 1998. This reduction is due to lower sales volume, reduced manufacturing costs from discontinuance of operations at the West Monroe, Louisiana production facility, as well as the new 50/50 joint venture entered into with ACH, which substantially took over all of the business engaged in by InCon. Due to the aforementioned events, the reduction in production costs resulted in our first year of positive gross margin for the 12 months ended October 31, 1999.

         Operating expenses for the 12 months ended October 31, 1999 of $6,307,000 were $4,454,000 lower than that recognized for the same 12 months in 1998 of $10,761,000. This reduction is due to significantly reduced advertising and salaries, cost containment programs, as well as the 50/50 joint venture entered into during the third quarter of 1999 with ACH.

         Other expense for the 12 months ended October 31, 1999 was $112,000 compared to the prior years' income of $2,426,000. The prior years' income is essentially attributable to the gain recognized on the sale of processing assets to ACH from the West Monroe, Louisiana plant.

         Net loss decreased to $5,623,000, or $.27 per share for the 12 months ended October 31, 1999 from $9,242,000, or $.49 per share for the 12 months ended October 31, 1998 due primarily to lower cost of revenues and operating expenses as outlined above.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used in operating activities during the 12 month period ended October 31, 2000, was $1,857,000 as compared to $3,325,000 during the same period in 1999. This decrease is due primarily to lower cost of revenues and operating expenses.

         Net cash used in investing activities during the 12 months ended October 31, 2000, was $3,000 as compared to net cash provided of $2,583,000 during the same period in 1999. Of the net $2,583,000 provided in 1999, $3,000,000 pertained to the new 50/50 joint venture with ACH wherein InCon transferred substantially all of its assets to InCon Processing. The balance represents the investment in the new joint venture as well as capital expenditures.

         Net cash provided by financing activities totaled $1,891,000 for the 12-month period ended October 31, 2000, versus net cash used of $282,000 for the same period in 1999. The cash provided was from the sale of common stock and short term loans for both years. The cash provided during 2000 reflects $1,000,000 from the sale of common stock, $750,000 from a short-term loan from a director and $150,000 from a bridge loan from an unrelated third party. In October 2000, both of these loans totaling $900,000 were converted to equity. The cash provided during 1999 reflects $500,000 from the sale of common stock and $200,000 from a short-term loan from a director. The net cash used during 1999 reflects the complete repayment of notes payable to directors of $982,000.

         Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred cumulative operating losses of $34,914,137 through October 31, 2000, which have been funded through the issuance of stock and debt. The losses incurred to date, the uncertainty regarding the ability to raise additional capital and the our inability to generate gross profits and positive cash flows from operations may indicate that we will be unable to continue as a going concern for a reasonable period of time.

         The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet its obligations on a timely basis, maintaining adequate financing, and ultimately to attain successful operations.

         We currently anticipate that our available cash resources combined with the maximum draw down under the common stock purchase agreement with Justicia Holdings Limited will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. However, if our stock price and trading volume stay at current levels, we will only be able to draw down the minimum amount of $100,000 during each of the draw down periods under the common stock purchase agreement. Should this occur, our available cash resources will meet our requirements for only the next 5 months. Therefor, we continue to seek additional capital through private equity and bank lines of credit. There can be no assurance that such additional financing will be attainable, or attainable on terms acceptable to us. Our access to additional capital will depend substantially upon prevailing market conditions, and the financial condition of and prospects for us at the time. We are continuing our efforts to obtain additional funds and are also continuing our efforts to reposition ourselves as a product development company and, as such, are engaged in discussions with several potential marketing partners involving evolvE(R) and future branded products, including dietary supplements and functional food ingredients.

                                    BUSINESS

INTRODUCTION

         We are a biopharmaceutical company founded to discover, develop and apply novel biologically active compounds from natural sources. Our goal is to be a leader in the newly emerging field of functional nutrition: the marriage of drugs and food, by providing food ingredients that can prevent and even cure diagnosed diseases. Our business model is to source biologically active compounds from food commodity processing by-product streams and develop these compounds as proprietary functional nutrition and/or ethical drug products. The disciplines and efforts comprising a discovery and development program for functional nutrition and ethical drugs are fundamentally the same. Products derived from our research program will be directed initially towards functional nutrition to generate early revenue and reduce the need for capital while we pursue the development and regulatory approval of drug candidates.

         Our building efforts of the previous decade have positioned us with proprietary technology, compounds, processing methods, and products having application to worldwide markets of potential significance. We have sources of raw material by-products streams available to us in large quantities and we have developed specific capabilities in engineering and processing technologies for the separation of these streams into both high-value biologically active products and bulk food ingredients. This technology provides us the potential advantage of access to proprietary active ingredients at relatively low cost. Initial products are tocotrienol concentrates derived from rice bran. We also have patent rights to a composition on niacin and dietary fiber that could apply to dietary supplements, medical foods or OTC products.

         Our operating strategy is to leverage our core competency of new product development by partnering the manufacturing and marketing. Our goal is to discover, define, and protect our products and technology and to partner manufacturing and marketing. We believe this strategy will allow us to exploit our strengths while recognizing our resource limitations, and at the same time access the unfolding global opportunity.

         Our three primary subsidiaries are LipoGenics, Inc., Bionutrics Health Products, Inc., and InCon Technologies Inc. LipoGenics serves as our product research arm with a focus on the discovery and development of active compounds for both drugs and functional nutrition. Health Products is our market research and product positioning company charged to deliver new functional nutrition products to marketing partners. InCon Technologies saw its operation merged in June 1999 into a new limited liability company, InCon Processing, LLC, in which we have a 50% ownership together with ACH, a subsidiary of ABF North America Corp. InCon Processing provides engineering and design for our compound recovery systems and ingredient processing. In addition, we have three inactive subsidiaries, Nutrition Technology Corporation, InCon International Ltd., and Cosmedics, Inc.

         We were incorporated in Nevada in 1990. All of our subsidiaries are organized in Delaware except Nutrition Technology Corporation, which is organized in Nevada, and InCon International Ltd., which is organized in the British Virgin Islands. We maintain our principal offices at 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016. Our telephone number is (602) 508-0112.

INDUSTRY OVERVIEW

Functional Nutrition

         We compete within the functional nutrition category. This category includes functional foods, medical foods, and dietary supplements, including vitamins, minerals, and supplements. Each of these sub-categories has a definition, legal and competitive, which distinguishes it from the others.

         Functional foods began with a National Cancer Institute initiative to find ways of supplementing foods to enhance their cancer fighting potential. The functional food category may be defined as conventional foods or foods for special dietary use that are regulated under the Nutritional Labeling and Education Act, or NLEA, that have enhanced health benefits. Such product may require FDA pre-approval of a health claim or of a food additive petition. From a marketing perspective, it may be difficult to distinguish between certain non-modified products such as vegetables and those that have been specially prepared to enhance health. However, the majority of new entries in this category are specially-fortified versions of conventional foods. The market for these products is purported to have surpassed $18 billion last year in the United States. Products that exemplify the category are ones such as stanol fortified margarines and salad dressings as well as certain fortified bars and meal replacements. As these products take hold in the mainstream, newer products such as enriched eggs and fully prepared and packaged foods continue to proliferate. The backbone for these products is the bioactive ingredients used to deliver on health or function claims. From soy protein, oat bran and psyllium as macro ingredients, to stanols, isoflavones and tocotrienols as micro ingredients, these bioactives are beginning to fuel growth and product development momentum in the food industry.

         The medical food category is unique in that it is separate from NLEA. These products are different from NLEA regulated foods for special dietary use in that they must meet certain requirements. Products that meet the strict statutory definition of medical foods, which include the requirement that such products be used under the direction and care of a physician, are a small segment of the group represented as such. However, many marketing companies are adding medical foods to their product lines. In using this special category, many new dietary ingredients may be conveniently delivered to consumers and more specific information may be provided on labels to help consumers identify products that may help their specific health concerns. The market for these products is being driven by consumers' increasing willingness to self-medicate. Examples of current medical foods are arginine enriched bars for heart health and specially formulated bars and other foods for diabetics.

         Dietary supplements are part of the health and natural food market in the United States. This market increased from an estimated $16.4 billion in sales in 1998 to $17.3 billion in 1999, a growth rate of 6%. The expansion of this market is largely the result of the rapidly growing portion of the population over 40 years old, who are concerned with aging and disease, combined with favorable consumer attitude shifts toward natural health care. Within the health and natural food market, dietary supplement sales were $10.6 billion in 1999. Recent estimates indicate that 54% of the U.S. population uses nutritional supplements at least occasionally in some form. By 2001, retail sales in this category alone are expected to exceed $12 billion annually. Nutritional awareness and market size are also growing in other parts of the world. We intend to access these global opportunities for product sales of both dietary supplements and functional foods, in each case through strategic partners.

         The growth of sales of dietary supplements has resulted largely from recent studies indicating a correlation between the regular consumption of selected vitamins and nutritional supplements and reduced incidences of conditions such as cancer, heart disease, and osteoporosis. Within the dietary supplement category, antioxidants remain the growth leader. One antioxidant, vitamin E, has shown particularly strong growth, resulting in estimated retail sales in excess of $700 million in mass-market sales alone in 1998. Dietary supplements, including both vitamins and nutritional supplements, are consumed specifically to enhance bodily structure or functions, such as thinking or athletic performance or cholesterol maintenance. Under current law a dietary supplement may not claim to prevent, treat, or cure a disease, which restricts the manner in which it may be marketed and the claims that can lawfully be made. See below under "Government Regulation."

         Ethical Drugs

         We have technology with potential application to cardiovascular health, cancer, anti-inflammation, anti-oxidation and diabetes. These applications reflect proprietary claim positions for compositions that may have use in more than one disease indication. The market for successful and fully exploited ethical drug or medical device candidates can be measured in the hundreds of millions of dollars or more. There is significant risk in development and obtaining regulatory approval for any new candidate with no assurance of success. It is our intent to define the initial opportunity with our research for our most promising candidates and, if the results warrant, to partner the full development of the opportunity.

PRODUCT DEVELOPMENT

         We intend to develop proprietary compositions potentially as both ethical drugs and functional nutrition products. The functional nutrition products will be created and developed as novel medical food, functional food and dietary supplement formulations for use by specific target populations. These ingredients and formulations may include tocotrienols or other compounds that can be marketed with statements of nutritional support authorized by the NLEA and DSHEA legislation. See below under "Government Regulation." The intent of the ingredients development program will be to generate future proprietary products with a point-of-difference and wide marketability. Such products would reflect our business model of focusing on new ingredients that exploit our core competency.

         Cardiovascular

         Clearesterol(TM). Our first cardiovascular ingredient, Clearesterol(TM), is a tocotrienol vitamin E based composition. Vitamin E is the general term used for eight naturally-occurring, essential fat-soluble nutrients. The series is composed of four compounds (a-, a-, a-, a-tocopherol) with a tocopherol structure bearing a saturated phytyl C16 side chain and four compounds (a-, a-, a-, a-tocotrienol) with a tocotrienol structure having an unsaturated phytyl C[16] side chain bearing three double bonds. All tocols, to varying degrees, are antioxidants. Tocotrienol vitamin E -- as opposed to the standard tocopherol vitamin E -- is a cornerstone of our proprietary technology and patent protection.

         Tocol antioxidants in blood appear to reduce damage to blood vessel wall cells caused by oxidizing or "free radical" agents. Research indicates that the Clearesterol(TM) constituents are a far more effective antioxidant than standard vitamin-E (a-tocopherol) and, unlike the antioxidants found in standard vitamin E or beta-carotene, the Clearesterol(TM) ingredient helps to reduce blood cholesterol levels. The significance of Clearesterol(TM) with respect to cardiovascular health has been demonstrated in clinical trials that show tocotrienols may promote normal cardiovascular health three ways by helping to lower cholesterol levels, providing cardiovascular antioxidant protection, and promoting normal circulation in some individuals. We are limited by the laws applicable to dietary supplements as to the claims which may currently be made for this ingredient. Additional claims would require FDA approval as a health claim or a drug. Clearesterol(TM) is an all-natural complex extracted from rice bran oil through a patented processing method. The proprietary process involves stabilization of the rice bran and selective extraction and concentration of the rice bran oil.

         Clearesterol(TM) is the dietary ingredient of evolvE(R), our first dietary supplement. evolvE(R) was launched in 1997 in a national campaign targeting mass-market retail distribution.

         Vitenol E(R). We have also produced a more concentrated form of rice bran-derived tocotrienols, Vitenol E(R), which we plan to use as an ingredient in our own novel formulations and to sell to other companies as a "value-added" vitamin E complex. We obtain this material from InCon Processing, which employs molecular distillation and other separation technologies.

         Niacin-Fiber. We have acquired the rights to patented technology for the use of a timed-released composition of niacin and dietary fiber, which has demonstrated in preliminary on-going research a 22-24% reduction in LDL-cholesterol, 13-18% increase in HDL-cholesterol, and a 21-29% drop in triglycerides following four weeks of treatment with 1.2 gms of niacin daily. This particular composition may have application as a medical food to diabetics and other populations with dyslipidemia.

         Cancer

         We received a broad patent this past year covering the use of tocotrienols to treat cancer. Third-party research published in peer-reviewed journals supports our position that tocotrienols may be effective in the treatment of certain cancer types. We are in the process of evaluating possible approaches for further research through the use of a multi cancer cell-line screening program with the National Cancer Institute. We have also discovered other compounds isolated from natural sources that appear to be effective against certain cancer cell-lines and intend to extend our current research on those compounds to determine their potential efficacy and commercial feasibility. Any such commercial application would be dependent on obtaining the prior approval of the FDA.

         Inflammation

         We have filed a patent application on compounds that treat inflammation. These compounds potentially have a wide use with autoimmune and autoimmune-like diseases and their possible prevention. We expect to continue research on these compounds and may develop products for both the functional nutrition and ethical drug markets based on the results of the trials.

         Oxidative Stress

         We have filed a patent application on a novel composition, which has unique anti-oxidative activity and may be used to reduce oxidative stress. We have also acquired technology that has application as a means of measuring oxidative stress in both blood and urine. The urine based assay can be employed as a self-administered take home kit for the determination of an individual's level of oxidative stress, potential contribution of a disease state to the oxidative stress, and the benefit derived by the administration of our potential proprietary antioxidant products.

         Diabetes

         Diabetes is a disease closely associated with obesity and age. We have certain rights to proprietary technology and are conducting research on compounds and formulations that may have application to obesity and the progression of diabetes. We may also file future patents on technology relating to obesity and diabetes and we are considering a line of new products based on this technology. In September of 1999, we received a SBIR (Federal Small Business Innovation Research) grant, titled A Novel Tocotrienol for treating diabetic Dyslipidemia. That effort has been completed and no further work will be undertaken in this direction at this time.

MARKETING

         We intend to market our ingredients for functional nutrition worldwide via marketing agreements with strategic partners. Because of the high cost of product entry today, the companies with the commitment and capacity to provide consumer advertising and support with the retail trade will be best positioned for success. We have stated our intent to market our products through partnerships with such companies. This design is intended to allow us to invest our resources in product development and rely on our partners to address the advertising, public relations, and other promotional costs for their respective markets.

         We expect to launch our first proprietary ingredients for functional nutrition during the first quarter of 2001. These products will be initially positioned as dietary supplement ingredients and will be directed towards cardiovascular health. As part of our strategy for functional nutrition product development, antioxidation and blood lipid management will be targeted and the technology used in these products will be covered by one or more of our patents. We will focus on multi-level companies as primary channels of distribution for our first round of products, with mass-market retail and Internet distribution channels to follow.

         As part of our strategy to partner marketing and manufacturing, the previously launched retail brand, evolvE(R), is not being supported with consumer advertising or product promotion funds. However, the product does still have a presence in the mass market, primarily retail drug stores. We are also serving consumers through our Internet address and 800-phone line. We are planning to consider distributors for evolvE(R) outside the United States.

MANUFACTURING

         Our operating strategy is to leverage our core competency of new product development by partnering manufacturing and marketing. In particular, we desire to expand our manufacturing base and take advantage of value-added commodity by-product processing technology without operational responsibility or capital risk. To accomplish this, we are looking to form partnerships with global food manufacturing firms who will assume the logistic, transportation, distribution, regulatory, environmental, labor, administration and other operational elements associated with processing by-product streams necessary to manufacture our products.

         ABF Alliance

         In 1998, we and ABF North America Corp., the U.S. subsidiary of Associated British Foods Plc, a company headquartered in London, England, entered into an alliance for the manufacturing of certain rice bran based food and other functional nutrition products. The intent of the alliance was for ABF to partner in the manufacturing of our products, when feasible, and in the process to unburden us of related operational and capital issues.

         As part of the 1998 transaction, ACH, a subsidiary of ABF, acquired for $2 million our rice bran-processing technology for use in North America. The technology acquisition was part of a contemporaneous $4 million stock investment in our company and a subsequent purchase for approximately $2.5 million of certain oil processing assets from the plant owned by our subsidiary, Nutrition Technology Corp., in West Monroe, Louisiana, which plant was closed on October 1, 1998. As part of the divestiture, we retained the right to participate in rice bran processing profits by ACH without operational responsibility or capital risk.

         InCon Processing

         In June of 1999 we further reduced our manufacturing exposure by merging our molecular separation operation, InCon Technologies, with ACH to create a new joint venture company, InCon Processing, LLC, a limited liability company. InCon Technologies transferred substantially all of its assets to the newly formed LLC for which it received a payment of $3,000,000 and a 50% interest in the new company. As part of this transaction, we restructured a profit sharing provision of the 1998 transaction relating to the calculation of profit and minimums. In the future, we will receive 15% of all earnings before interest and taxes, or EBIT, derived by ACH from the sale of rice bran derivative products (verses a graduated percentage of EBITDA, or earnings before interest, taxes, depreciation and amortization) without an offset against a floor or minimum earnings deduction (verses a graduated minimum earnings deduction prior to a percentage participation calculation). In October 2000, we agreed to issue 300,000 shares of our common stock to ACH as consideration for the release of certain contingent obligations under the Master Formation Agreement and Members Agreement related to the formation of this venture.

         The formation of this venture will allow us to more ably avail our company of the research and development capacity of InCon Technologies for specialty processing without being encumbered by capital requirements of the operation or for new facilities. As new functional nutrition products are developed within our company, and InCon Processing designs and engineers systems necessary for their processing, we will look initially to ACH for manufacturing. ACH will provide the manufacturing of these products where feasible and when such manufacturing is taken on by ACH, capital expenditures and operational responsibilities will also be theirs. It is our view that the InCon Processing venture with ACH, in a practical sense, enhances our manufacturing base, broadens the valued partnership between our company and ABF, and gives us greater strength to deal with our future marketing partners.

         A critical aspect of our core competency is the ability to engineer and design equipment necessary to convert raw material sources into value-added active compounds and nutritional products. This is important because the nature of active compounds renders them difficult to process, isolate, and recover. Producers of raw material by-product streams generally do not have this requisite equipment. We believe our compound discovery, clinical research and product market capabilities in combination with InCon Processing's technology and ACH's manufacturing abilities give us competitive and operational advantages.

         InCon Processing operates a specialized development and chemical manufacturing facility located in Batavia, Illinois, approximately 45 miles due west of Chicago. The 30,000 square foot facility contains uniquely fabricated molecular distillation and other molecular separation equipment. InCon Processing has developed significant skill in applying molecular distillation technology to engineering and designing molecular separation equipment. Other methods of separation including dry fractionation, chromatographic isolation, solvent extraction, membrane separation, and enzymatic fermentation are potentially employed in its designed systems.

         InCon Processing provides toll molecular separation services for Eastman Chemical and other independent companies requiring chemical separation services for the manufacturing of their products. InCon Processing markets its engineering and design skills independently of our raw material sourcing and sells equipment to unrelated third parties as part of oil processing plant design and construction oversight.

         InCon Processing faces competition for its services from a number of companies as well as from expanding in-house capabilities of several of its customers and potential customers. However, we believe that InCon Processing's management enjoys an excellent reputation in the field, has long-standing relationships with its customers and, particularly with the advantage of its state-of-the-art equipment, is well-positioned to retain and expand its customer base.


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
PATENTS AND TRADEMARKS

         As of December 2000, we have seven issued U.S. patents and eleven pending U.S. patent applications (with numerous foreign counterparts) covering novel tocotrienols and tocotrienol-like compounds, methods for their use, compositions containing those compounds and production processes in the area of tocotrienols. Four of the pending U.S. patent applications have recently been allowed, with patent grants anticipated in early 2001. Furthermore, we have acquired one U.S. patent with four corresponding foreign patent applications claiming methods for promoting weight and fat loss. In addition, we have secured exclusive licenses under eleven additional U.S. patents and two additional pending U.S. patent applications relating to other therapeutic and diagnostic areas of commercial interest to us.

         Our first U.S. patent, obtained through our R&D subsidiary LipoGenics (U.S. patent 5,591,772) was issued in January 1997. This patent, through composition of matter claims, secures protection for several novel vitamin-E like compounds discovered by us and through method and process claims, protects methods for using and processes for producing those compounds. The patent may also serve to protect the Clearesterol(TM) ingredient contained in our evolvE(R) brand dietary supplement. A second U.S. patent was issued in October 1998 (U.S. patent 5,821,264) with claims that parallel those of the January 1997 patent but refer to a broader and more generic class of compounds.

         We have also been successful in obtaining patent protection for our unique tocotrienol processing technology. In June 1999, we received another U.S. patent directed to specific tocotrienol/tocopherol production processes (U.S. patent 5,908,940). In March 2000, we were informed by the United States Patent and Trademark Office that it had allowed our U.S. patent application for tocotrienol-rich fractions produced using our proprietary tocotrienol/tocopherol production process. We expect this U.S. patent to issue during the first quarter of 2001.

         We continue to enhance our estate of patents covering the use tocotrienols to treat and prevent a wide range of disorders and conditions. In July 1999, a broad U.S. patent was issued to us for methods to treat and prevent cancer using tocotrienols (U.S. patent 5,919,818). This patent contains method claims directed to the known, naturally occurring tocotrienols (such as a-tocotrienol and a-tocotrienol), as well as our novel proprietary tocotrienols and other vitamin-E like compounds. In November 2000, we received another patent (U.S. patent 6,143,770) for a composition comprising tocotrienol, or a mixture thereof, and nicotonic acid. This technology has application to cardiovascular health and diabetes. Additional U.S. and foreign patent applications that focus on other diseases and conditions are pending.

         We continue to protect our trademarks by seeking registration in the U.S. and abroad. We obtained U.S. trademark protection for the evolvE(R) brand name and associated logo in fiscal year 1997 and have obtained additional registrations in certain foreign countries. In January 1999, we obtained registration of the mark P25 for one of our proprietary tocotrienols. In September and October 1999, we were granted registration of the marks Vitenol and Vitenol E. In November 1999 and March 2000, we obtained registration of two separate marks for Clearesterol and the related logo. U.S. and foreign trademark applications are currently pending for other marks we use or intend to use on our products.

         We have also continued our activities directed towards acquiring additional patents and other intellectual property to augment our holdings. In late 1995, we acquired a U.S. patent from the Wisconsin Alumni Research Foundation (U.S. patent 4,603,142) covering the use of a-tocotrienol for lowering cholesterol. This patent serves to protect our dietary supplement, evolvE(R), which contains a significant amount of a-tocotrienol. In 1997, we acquired a U.S. patent from Dr. Tung-Ching Lee (U.S. patent 5,047,254) covering a process for recovering edible oil from rice bran. This patent has since been assigned to ABF/AC HUMKO as part of a strategic alliance formed in August 1998. In 1999, we licensed the exclusive rights to certain proprietary technology owned by Eric Kuhrts, Lipoprotein Diagnostics, Inc., and Hauser-Kuhrts, Inc., located in California. This technology relates to three main areas:

         - sustained release arginine formulations and therapeutic applications,

         - niacin/fiber compositions having cardiovascular applications and

         - oxidative stress diagnostic test kits to measure the positive effects of dietary antioxidants, as well as the negative impact of environmental factors (such as smoking) and disease states.

         In February 2000, we acquired the rights to certain patents and patent applications owned by John Gustin and Mark F. McCarty claiming methods for promoting weight and fat loss. We intend to pursue commercializing these technologies independently, as well as possibly integrating them with our existing proprietary technology. Negotiations are ongoing for acquisition of rights in several additional patents relating to technology of interest to us.

         As a part of the August 1998 Bionutrics/ABF agreement, we transferred certain rights in our rice bran processing technology to ACH. Most notably, we assigned to ACH our rights in U.S. patent 5,047,245 and in the process claims of our future patents in North America as they pertain to rice bran. In the June 1999 InCon Processing transaction (see "InCon Processing" above), our wholly owned subsidiary, InCon, assigned certain of its current and future intellectual property rights to InCon Processing relating to processing of natural source materials. InCon retained, however, all current and future rights relating to proprietary compounds and compositions of matter having biological activity and/or utility and products incorporating such compositions of matter.

COMPETITION

         The market for functional nutrition is presently developing, with many companies just beginning to determine how and if they will compete in this new segment. Candidate companies for mass-market retail competition include virtually all firms currently engaged in retail mass-market consumer marketing of food and OTC products. While these same companies are potential customer targets for our company, they also are potential competitors because of their own product development programs or programs they sponsor. Notably, these companies include

         -        American Home Products,

         -        Bayer,

         -        Warner-Lambert,

         -        Pharmaton Boehringer Ingleheim,

         -        Bristol-Myers & Squibb,

         -        Novartis,

         -        Smith Kline Beecham

with OTC and dietary supplements, and

         -        Kraft,

         -        Nabisco,

         -        Nestle,

         -        Danone,

         -        Kellogg,

         -        General Mills,

         -        Proctor & Gamble and

         -        Hunt-Wesson/ConAgra

with food.

Ingredient manufacturing companies such as

         -        BASF,

         -        ADM,

         -        Hoffmann LaRoche,

         -        Heckle,

         -        Cargill, and

         -        Eastman Chemical

are all involved in both food and pharmaceutical/pharmaceutical intermediate processing and sales, and have begun to promote products with functional food applications. These companies represent some of the largest companies in the world and most formidable competition for any firm considering entering the functional nutrition business, including our company. These firms, to one degree or another, represent potential strategic partners for firms entering the field, depending upon the significance and value of the technology they bring.

         Because the ethical drug and functional food markets are highly competitive and require extensive resources to develop new products, we intend to pursue strategic partnerships for this purpose. No arrangements have yet been entered into and we can provide no assurance that partners can be found or that terms acceptable to us can be negotiated. We do not have any products that have been submitted for regulatory approval. Our research in the near term is expected to focus on compounds and devices in the preclinical stage of development.

GOVERNMENT REGULATION

         Dietary Supplements

         The Federal Food and Drug Administration is the most active regulatory authority exercising jurisdiction over vitamins, minerals, and other dietary supplements. It regulates our products under the Food, Drug and Cosmetic Act, or FDCA, and regulations promulgated by the FDA to implement this statute. In 1976, the FDA's ability to regulate the composition of dietary supplements was restricted in several material respects by the Proxmire Amendment to the FDCA. Under this amendment, the FDA is precluded from establishing maximum limits on the potency of vitamins, minerals, and other dietary supplements, from limiting the combination or number of any vitamins, minerals, or other food ingredients in dietary supplements, and from classifying a vitamin, mineral, or combination of vitamins and minerals as a drug solely because of its potency. However, the Proxmire Amendment did not affect the FDA's authority to determine that a vitamin, mineral, or other dietary supplement is a new drug on the basis of disease or drug claims made in the product's labeling. Such a determination would require deletion of such claims, or the submission and the FDA's approval of a new drug application, which entails costly and time-consuming clinical studies over successive phases.

         In 1990, the FDA's authority over dietary supplement labeling was expanded in several respects by the Nutrition Labeling and Education Act, or NLEA. This statute amended the FDCA by establishing a requirement for the nutrition labeling of most foods, including dietary supplements. In addition, the NLEA prohibits the use of any health claim, as opposed to a statement of nutritional support, in dietary supplement labeling unless the claim is supported by significant scientific agreement and is pre-approved by the FDA. Interested companies may petition the FDA for the approval of health claims. To date, the FDA has approved health claims for dietary supplements seldomly, including in connection with the use of calcium for prevention of osteoporosis and the use of folic acid for prevention of neural tube defects, and applications therefor have been few. NLEA also allows nutrient content claims characterizing the level of a particular nutrient in a dietary supplement (e.g., "high in," "low in," "source of") if they are in compliance with definitions issued by the FDA. Significantly, NLEA precludes any state from mandating nutritional labeling, nutrient content claims, or health claim requirements that differ from those established under NLEA, thereby eliminating the risk that our products might be subject to inconsistent labeling requirements.

         In October 1994, the FDCA was amended by enactment of the Dietary Supplement and Health Education Act, or DSHEA, which introduced a new statutory framework governing the composition and labeling of dietary supplements. In our judgment, DSHEA is in some parts favorable to the dietary supplement industry while imposing additional burdens in other parts. With respect to composition, DSHEA creates a new class of "dietary supplements," dietary ingredients consisting of vitamins, minerals, herbs, amino acids, and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients.

         As for labeling, DSHEA permits "statements of nutritional support", also known as structure/function claims, for dietary supplements without FDA pre-approval. Such statements may describe how particular dietary ingredients affect the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not state that a dietary supplement will diagnose, mitigate, treat, cure, or prevent a disease. Nor can a claim be made that would be interpreted as a health claim under NLEA, that is, generally a claim that the dietary supplement will lower the risk of a disease or correct an existing health condition. A company making a statement of nutritional support must possess adequate substantiating scientific evidence for the statement, disclose on the label that the FDA has not reviewed the statement and that the product is not intended to mitigate, treat, cure or prevent disease, and notify the FDA of the statement within 30 days after its initial use. We can provide no assurance that the FDA will, if it makes a demand therefor, accept substantiating scientific evidence we possess as adequate support for our product structure/function claims. We can provide no assurance that the FDA will not determine that a given statement of nutritional support we decide to make is a disease claim rather than an acceptable nutritional support statement relating to body function or structure. Such a determination would require

         -        deletion of the disease claim,

         - if it is to be used at all, submission by us and the approval by the FDA of a new drug application, which would entail costly and time-consuming clinical studies,

         - revision from a disease claim to a health claim, which would, as noted above, require demonstration of significant scientific agreement and prior FDA approval, or

         -        revision to a structure/function claim.

We can provide no assurance that the FDA will accept as adequate for a health claim such substantiation as we have amassed for nutritional support (structure/function) claims and thus, if the health claim is to be used at all, we may be required to document or await significant scientific agreement on the claim's basis.

         DSHEA allows dissemination of "third party literature," such as reprints of scientific articles that link particular dietary ingredients with health benefits. Third party literature may be used in connection with the sale of dietary supplements to consumers under certain conditions. Such a publication may be so distributed if it is not false or misleading, if no particular manufacturer or brand of dietary supplement is mentioned, if the publication is presented in such manner so as to offer a balanced view of available scientific information on the subject matter, if it is physically separated from products when used in a retail establishment, and if it does not have any other information appended to it. There can no assurance, however, that all pieces of third party literature that may be disseminated in connection with our products will be determined by the FDA to satisfy each of these requirements, and any such failure to comply could subject the product involved to regulation as a new drug.

         On December 24, 1996, we filed our notification letter for the evolvE(R) dietary supplement with the FDA with respect to the product's statements of nutritional support. Although DSHEA only requires companies to notify the FDA, the agency has adopted an unofficial policy of responding with a letter, which has become known as a "courtesy letter," when it believes that there may be a question with respect to any statement of nutritional support. On January 29, 1997, the FDA responded with a courtesy letter raising questions concerning one of our statements of nutritional support. In our March 10, 1998, notification to the FDA, we announced labeling changes -- to add a statement on the importance to cholesterol-lowering of a low-fat diet and exercise -- in deference to the FDA's courtesy letter, and although no further courtesy letter. Our chief structure/function claims for evolvE(R) are that it works to help lower cholesterol when taken as part of an overall program including a low-fat, low-cholesterol diet and exercise, acts as a powerful antioxidant, and promotes normal circulation.

         On April 29, 1998, the FDA proposed regulations to limit statements that may be placed on product labels and labeling concerning the effect that a dietary supplement has on the structure or function of the human body. FDA sought to prohibit as disease claims requiring agency pre-approval all cholesterol lowering statements such as those that currently appear on the evolvE(R) label and in labeling. Like numerous other affected parties and organizations, we wrote to oppose such FDA rules. On January 6, 2000, the FDA issued its final regulation concerning structure and function claims for dietary supplements. In the preamble to the regulation, FDA states, with regard to cholesterol claims for dietary supplements, that the agency has concluded that an appropriate structure/function claim for maintaining cholesterol would be, "helps to maintain cholesterol levels that are already within the normal range." The agency also stated its position that a "lowers cholesterol" claim, however qualified, is an implied disease claim.

         As such, we must revise our claim for evolvE(R) product to comply with the new regulation prior to the effective compliance date for a company our size, which is July 7, 2001, or face FDA regulatory enforcement action.

         In September 1997, the FDA published final regulations to implement certain DSHEA labeling provisions, which became effective in March 1999. These regulations necessitate material changes in the labeling of all dietary supplement products, including products we sell. DSHEA also requires that dietary supplements be prepared, packed and held under conditions that meet the good manufacturing practice, or GMP, regulations to be promulgated but not yet proposed by the FDA with respect to dietary supplements. Therefore, we can provide no assurance that our manufacturing partner ABF's production facilities will meet all GMP regulations when issued by the FDA with respect to dietary supplements, and we may be required to expend resources to take appropriate action to ensure compliance with such regulations.

         The FTC, which exercises jurisdiction over the advertising of dietary supplements, has in the past several years instituted enforcement actions against several dietary supplement companies for false and misleading advertising of certain products. These enforcement actions have resulted in consent decrees, agency cease and desist orders, injunctions, and the payment of fines by the companies involved. In addition, the FTC has increased its scrutiny of infomercials and Internet websites. We can provide no assurance that the FTC will not question our advertising in the future. The FTC has been very active in enforcing its requirements that companies possess adequate substantiation in their files for claims in product advertising.

         We intend to market certain products pursuant to contracts with customers who will distribute the products under their own or other trademarks. In addition to Bionutrics' responsibilities, those customers are subject to the governmental regulations discussed in this section in connection with their marketing, distribution, and sale of such products, and we will be subject to those regulations in connection with the manufacture of those products. However, our manufacturing contractors are independent companies, and their labeling, marketing, and distribution of such products are beyond our control except by contract. Failure of these customers to comply with applicable laws or regulations could have a material adverse effect on our business. Governmental regulations in foreign countries where we or a strategic partner may determine to sell products may prevent or delay entry into the market or prevent or delay the introduction, or require the reformulation, of certain of our products. Compliance with such foreign governmental regulations generally will be the responsibility of our customers in those countries. Those customers are expected to be independent companies over which we will have no control except by contract.

         The FDA has broad authority to enforce the provisions of the laws and regulations applicable to dietary supplements, including the power to seize adulterated or misbranded products or unapproved new drugs, to request their recall from the market, to enjoin their further manufacture or sale, to publicize information about a hazardous product, to issue warning letters, and to institute criminal proceedings. We may be subject to additional laws or regulations administered by the FDA, the FTC, or other regulatory authorities, such as the individual state attorneys general who have authority under individual state consumer protection acts to impose injunctions and fines within their states. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, may have on our business. They could require

         -        the reformulation of certain products to meet new standards,

         - the recall or discontinuance of certain products not able to be reformulated,

         -        imposition of additional record keeping requirements,

         -        expanded documentation of the properties of certain products,

         -        expanded or different labeling, and

         -        additional scientific substantiation.

         Any of or all these requirements could have a material adverse effect on our results of operations and financial condition.

         Food Additive/New Dietary Ingredient

         If we decide to market any new ingredient for use in conventional foods or for a technical effect, such as a colorant, preservative, etc., in dietary supplements, the ingredient may be subject to the FDA food additive provisions. Such an ingredient must be shown to be generally recognized, among experts qualified by scientific training and experience to evaluate its safety, as having been adequately shown through scientific procedures to be safe under the conditions of its intended use. This is known as generally recognized as safe, or "GRAS," status and can be accomplished by submitting what is known as a GRAS affirmation to the FDA.

         In the alternative, if the ingredient is not generally known among scientists as set forth above, we may submit a food additive petition to the FDA setting forth how the ingredient is to be used and all scientific data that establishes safety for such use. This can include costly and time consuming clinical studies over successive phases.

         The FDA can accept or reject our GRAS affirmation or food additive petition. We can provide no assurance that the FDA will accept as adequate the scientific data presented with either the GRAS affirmation or as part of the food additive petition. We can seek judicial review if we disagree with the FDA determination.

         For a dietary ingredient in dietary supplements, under DSHEA, a "new dietary ingredient" is a dietary ingredient that was not marketed in the United States before October 15, 1994 and does not include any dietary ingredient marketed in the United States before that date. DSHEA requires notification to be submitted to the FDA at least 75 days before a company introduces or delivers for introduction into interstate commerce a dietary supplement that contains a new dietary ingredient that has not been present in the food supply as an article used for food in a form in which the food has not been chemically altered. Information that provides the basis for concluding the ingredient is safe is also required by the statute to be included in the notification.

         The FDA may not disclose the existence of, or the information contained in, the new dietary ingredient notification for 90 days after the filing date of the notification. After the 90th day, all information that is not trade secret or otherwise confidential commercial information will be placed on public display.

         Failure of the FDA to respond does not constitute a finding that the new dietary ingredient, or the dietary supplement containing the new dietary ingredient, is safe or is not adulterated. The FDA has stated that the process is intended to identify those new dietary ingredients that present a concern. With respect to dietary supplements that contain a new dietary ingredient, if the FDA determines that there is inadequate information to provide reasonable assurance that such new dietary ingredient does not present a significant or unreasonable risk of harm, the FDA could initiate civil or criminal proceedings.

         With respect to our mission to promote newly discovered active compounds for functional nutrition as ingredients in dietary supplements and functional foods, we or our strategic partners will be subject to the regulatory schemes described above.

         Drugs

         Products that are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease in humans are subject to extensive governmental regulation. All such products must undergo extensive characterization, and are subject to regulation for quality assurance, toxicology, and safety. Products containing such agents must undergo thorough preclinical and clinical evaluations of performance as to safety and efficacy under approved protocols.

         We intend to pursue regulatory approval for the pharmaceutical and related uses of drug products. Such pharmaceutical products will be subject to the regulatory approval processes for new drugs. To take a pharmaceutical product from the discovery stage through research and preclinical development to the point where we and our partners can make the necessary filings to the FDA and governmental agencies outside the U.S. to conduct human clinical trials may take several years. Regulatory requirements for human clinical trials are substantial, depend upon a variety of factors, vary by country, and will further add to the time necessary to determine whether a product candidate can be approved for human use. We do not have any pharmaceutical products that have commenced this trial process. We can provide no assurance that we will be able to demonstrate that our proposed drug products are safe and will be efficacious under these regulatory procedures.

EMPLOYEES

         We currently employ 9 people, after the transition of the InCon Technologies employees to InCon Processing. Of the current employees, two are involved in marketing and sales at Bionutrics Health Products, five in corporate and general administration, and two in research and development at LipoGenics.

PROPERTY

         The total rental expense for fiscal 2000 for our company and our subsidiaries was $207,000.

         We currently lease our principal executive offices in Phoenix, Arizona. The office contains approximately 6,155 square feet. The term of the lease is for 60 months commencing January 27, 1998 and monthly lease payments are approximately $13,600.

LEGAL PROCEEDINGS

         We are not party to any legal proceedings that our management believes would have a material adverse effect on the business of our company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding our directors and executive officers:

NAME                                             AGE    POSITION
----                                             ---    --------
Ronald H. Lane, Ph.D.(2)...................      56     Chairman of the Board, Chief Executive Officer, President,
                                                        Secretary and Treasurer

John Palmer................................      58     Chief Executive Officer, InCon Processing, LLC, Chairman
                                                        and Chief Executive Officer, InCon Technologies Inc. and
                                                        InCon International Ltd.

Howard Schneider, Ph.D.....................      62     President, LipoGenics, Inc.

Richard M. Mott............................      68     VP and Director of Sales, Bionutrics Health Products, Inc.

Daniel S. Antonelli(2).....................      48     Director

Richard M. Feldheim(2)(3)..................      60     Director

Robert B. Goergen(1).......................      62     Director

Y. Steve Henig, Ph.D.(1)(3)................      58     Director

William M. McCormick(2)(3).................      60     Director

Milton Okin................................      85     Director

Frederick B. Rentschler(1).................      61     Director

Winston A. Salser, Ph.D....................      61     Director

----------------------
(1)   Member of the Compensation Committee
(2)   Member of the Executive Committee
(3)   Member of the Audit Committee

         RONALD HOWARD LANE, PH.D., has served as Chairman of the Board, Chief Executive Officer and President of the company since December 1994 and its predecessor, NutraGenics (Delaware), since April 1994 and served as Chief Executive Officer and President of LipoGenics from July 1992 to October 1997. Dr. Lane is responsible for directing Bionutrics's corporate development and growth. He received a Ph.D. and post-doctorate NIH fellowship from the University of Wisconsin (Madison) in Neurophysiology. Dr. Lane spearheaded development of the technology at LipoGenics. He was employed previously with Norcap Financial Corporation, The National Western Group, Inc. (an investment company), and Taylor Pearson Corporation.

         JOHN R. PALMER has served as Chief Executive Officer of InCon Processing, LLC since June 1999. He also serves as Chairman and Chief Executive Officer of InCon Technologies, Inc. since March 1998 and as Chief Executive Officer and President from its acquisition by Bionutrics in October 1997 until February 1998. Mr. Palmer was Chief Executive Officer and an owner of InCon Technologies at the time of the acquisition. Prior to organizing InCon Technologies in 1990 he was employed at E.I. DuPont for 22 years in various technical and management jobs. Mr. Palmer was graduated from Cornell University in 1966 with a masters degree in chemical engineering and marketing.

         HOWARD SCHNEIDER, PH.D., has served as President of LipoGenics since November 1997. Before joining LipoGenics, Dr. Schneider served from 1991 to 1997 as Senior Vice President, Technology at DynaGen, Inc., a Cambridge, Massachusetts, firm that develops proprietary therapeutic and medical device products. Prior experience includes positions as Senior Vice President, Technology (and partner) at McCann Healthcare-Bogart Delafield Ferrier, co-founder and President of Bioassay Systems Research Corporation and research chemist at Merck Sharp and Dohme. Dr. Schneider has authored over 60 scientific articles and holds several patents relating to therapeutic uses of natural products. He earned his Ph.D. from the Department of Pharmacology at Yale University

School of Medicine and served as a National Science Foundation Postdoctoral Fellow at Oxford University, Department of Pharmacology.

         RICHARD M. MOTT, has served as Vice President and Director of Sales at Bionutrics Health Products since November 1997. Mr. Mott is a graduate of Michigan State University. He served as Vice President of Sales for Morgan & Sampson, Inc. a consumer product broker headquartered in Southern California. Prior to joining Bionutrics he headed a sales and marketing firm from 1994 to 1997.

         DANIEL S. ANTONELLI has been a member of the Board of Directors since September 1998. He has served as President and Chief Executive Officer of ACH Food Companies, Inc. since August 1995. From 1974 to 1995 he held a number of senior positions in finance, operations and general management at Kraft, Inc. He received a Bachelor of Business at the University of Michigan, an MBA from DePaul University Graduate School of Business, and attended the PMD (General Management) program at Harvard.

         RICHARD M. FELDHEIM has been a director of the company since October 1995. He served as a director, Secretary and Chief Financial Officer of LipoGenics from July 1992 until October 1996. Mr. Feldheim has served as Chairman and Co-Chief Executive Officer of Abby's, a restaurant chain in Oregon since 1991. He was in private practice as a lawyer prior thereto, has previously been employed with Goldman Sachs & Co.; Donaldson, Lufkin & Jenrette; J. Aron Company; and Price Waterhouse, and was President of Norcap Financial Corporation. Mr. Feldheim received a B.S., B.A., a Master's Degree in Accounting, and a J.D. from the University of Arizona, as well as an LL.M. in Taxation from New York University. He is a Certified Public Accountant.

         ROBERT B. GOERGEN has been a member of the Board of Directors since March 1999. Mr. Goergen has been the Chairman since 1977 and the Chief Executive Officer since 1978, of Blyth Inc., a public company that manufactures and imports candles, home decorating accessories and home fragrance products. Mr. Goergen has served as President of Blyth, Inc. since 1994. From 1990 to the present, Mr. Goergen has served as Chairman of XTRA Corporation, a public company in the trailer leasing industry. From 1979 to the present, he has been Chairman of The Ropart Group Limited, a private company, whose business is investing in securities for its own account. Mr. Goergen currently serves as the Chairman of Blyth Inc., and as a director of XTRA Corporation and serves on the compensation committee of XTRA Corporation. Mr. Goergen received a B.A. from the University of Rochester and an M.B.A. from the Wharton Graduate School at the University of Pennsylvania.

         Y. STEVE HENIG, PH.D. has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from August 1992 until October 1996. He has served as Senior Vice President of Technology and Innovation for Ocean Spray Cranberries, Inc. since January 1999. He served as Senior Vice President of Technology and Marketing Services for Hunt-Wesson, Inc. from 1992 until December 1998. He joined Hunt-Wesson in 1983 as Vice President of Research and Development. His previous position was Vice President of Corporate Research & Development and Corporate Engineering for Land O'Lakes, Inc. in Minneapolis, Minnesota. Prior to that he held positions with Pillsbury Company and General Foods Corporation. Dr. Henig received his Bachelor of Science Degree in Chemical Engineering and a Master of Science Degree in Food and Biotechnology from the Technion-Israel Institute of Technology. He earned his Ph.D. Degree in Food Science from Rutgers University, New Brunswick, New Jersey.

         WILLIAM M. MCCORMICK has been a member of the Board of Directors since May 1996, and he currently serves as Chairman of the Executive Advisory Board, Inverness Management, LLC. Mr. McCormick was President and Chief Executive Officer of PennCorp Financial Group, Inc., a NYSE company, from 1990 to 1995 and was a director from 1990 until 1997. Prior thereto, Mr. McCormick was employed by the American Express Company. His titles ranged from Senior Vice President Finance, Systems & Operations of the American Express International Banking Corporation to President of American Express' Travel Related Services Company. Mr. McCormick then spent five years as Chairman and CEO of Fireman's Fund Insurance. After graduating from Yale, Mr. McCormick spent his early years in investment banking and management consulting with Donaldson, Lufkin & Jenrette and McKinsey & Company, Inc., respectively.

         MILTON OKIN has been a member of the Board of Directors since October 1995. Mr. Okin has many years of diet and health food development experience, having created Weight Watchers low calorie foods that he subsequently sold to Weight Watchers International. Mr. Okin developed a unique all natural Vitamin C from acerola berry grown in plantations in Puerto Rico and Florida. The acerola operation was sold to Booker McConnell

Ltd. of England in 1978. Mr. Okin has owned and operated a chain of health food related retail stores including outlets in Sears Roebuck and Company, and presently owns a mail order vitamin and health products business in Hastings, N.Y. Mr. Okin is a biochemist graduate of New York City College with graduate research at Mount Sinai Hospital in lipids, cholesterol and vitamins.

         FREDERICK B. RENTSCHLER has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from January 1993 until October 1996. He is Chairman of the Board of the Salk Institute in La Jolla, California. He serves on the board of directors and compensation committee of International Game Technology, a NYSE company. He served as President and Chief Executive Officer of Beatrice Companies from 1987 to 1990, having completed a leveraged buyout of Beatrice Companies in 1986 with the firm of Kohlberg, Kravis, Roberts & Company. Prior to Beatrice, Mr. Rentschler was employed as President/Chief Executive Officer of Armour-Dial and subsequently had the same responsibility at Hunt-Wesson. Following his retirement from Beatrice, he served as President/Chief Executive Officer of Northwest Airlines. Mr. Rentschler's current affiliations in addition to the Salk Institute include the Board of Directors of Scottsdale Healthcare and the Advisory Board of Grocery Outlet Inc. Mr. Rentschler received his B.A. in Economics and History from Vanderbilt University and MBA from Harvard Business School. He was awarded a Doctor of Laws degree from The University of Wyoming in 1999.

         WINSTON A. SALSER, PH.D. has served as a member of the Board of Directors since October 1995, served as a director of LipoGenics from August 1992 until October 1996 and is Chairman of Bionutrics' Scientific Advisory Board. Dr. Salser has been a Professor of Molecular Biology at the University of California, Los Angeles since 1968. Dr. Salser was the founding President of Amgen, Inc. and formed its Scientific Advisory Board. He received a B.S. from the University of Chicago in physics, a Ph.D. from the Massachusetts Institute of Technology in molecular biology, and was a Helen Hay Whitney Foundation Postdoctoral Fellow.

SCIENTIFIC ADVISOR

         Dr. Winston A. Salser, a member of the company's Board of Directors and a Professor of Molecular Biology at the University of California, serves as scientific advisor to the company.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation received for services rendered in all capacities to the company for the fiscal years ended October 31, 1998, 1999, and 2000 by the company's Chief Executive Officer, and its three most highly compensated executive officers whose aggregate cash compensation exceeded $100,000, (together the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                  ------------------------
                                            ANNUAL COMPENSATION                            AWARDS
                               -----------------------------------------------    ------------------------
                                                                                  RESTRICTED
                                                                  OTHER ANNUAL      STOCK       SECURITIES     ALL OTHER
NAME AND                                                          COMPENSATION     AWARD(S)     UNDERLYING   COMPENSATION
PRINCIPAL POSITION             YEAR    SALARY($)     BONUS($)        ($)(1)           ($)       OPTIONS(#)        ($)
------------------             ----    ---------     --------    -------------    ----------    ----------   ------------
Ronald H. Lane, Ph.D.......    2000     $202,947        ---           ---           ---           4,000        $2,500(5)
   Chief Executive Officer     1999     $202,947    $100,000(3)       ---           ---            ---         $7,308(5)
   and President               1998     $202,947        ---           ---           ---            ---         $6,942(2)

John R. Palmer.............    2000     $200,000        ---           ---           ---            ---         $3,942(5)
   Chief Executive Officer     1999     $200,000(4)     ---           ---           ---            ---         $4,631(5)
   and President of InCon      1998     $196,924        ---           ---           ---          100,000(6)    $4,984(5)
   Technologies Inc.

Howard Schneider...........    2000     $150,000        ---           ---           ---          100,000       $4,500(5)
   President, LipoGenics,      1999     $150,000        ---           ---           ---            ---         $4,500(5)
   Inc.                        1998     $144,808        ---           ---           ---          100,000(6)    $1,558(5)

Richard M. Mott(7).........    2000     $104,000        ---           ---           ---           75,000       $3,120(5)
   VP and Director of Sales    1999     $104,000        ---           ---           ---            ---         $3,120(5)
   Bionutrics Health           1998     $102,308      $12,830         ---           ---            ---         $5,064(5)
   Products

------------------
(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers.
(2)      Represents directors' fees and contributions to a 401(k) plan.
(3) Represents a bonus, which is payable one-half in cash in fiscal 2000 contingent upon receipt of $5,000,000 of new financing and the balance through the issuance of 28,571 shares of common stock, which was issued during fiscal 2000.
(4) Represents compensation paid by InCon Technologies, Inc. of $130,769, which represents payments through June 1999, after which Mr. Palmer's compensation was paid by InCon Processing, LLC.
(5)      Represents contributions to a 401(k) plan.
(6) Such options to acquire common stock were cancelled and reissued in September 1998.
(7)      Mr. Mott became an executive officer in January 2001.

OPTION GRANTS

         The following table represents the options granted to the Named Executive Officers in the last fiscal year and the value of such options.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                    ----------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                  % OF TOTAL                                VALUE AT ASSUMED ANNUAL
                                    NUMBER OF      OPTIONS                                    RATES OF STOCK PRICE
                                    SECURITIES    GRANTED TO                                    APPRECIATION FOR
                                    UNDERLYING    EMPLOYEES    EXERCISE OR                       OPTION TERM(4)
                                     OPTIONS      IN FISCAL     BASE PRICE   EXPIRATION     -----------------------
                                    GRANTED(#)       YEAR         ($/SH)        DATE          5% ($)       10% ($)
                                    ----------    ----------   -----------   -----------    ---------     ---------
Ronald H. Lane................         4,000(1)       .004%        $3.63       3/22/2005    $   4,000     $   8,840

John R. Palmer................       100,000(2)      10.93%        $2.00      11/01/2002    $  56,000     $ 122,000

Howard Schneider..............       100,000(3)      10.93%        $1.75      12/01/2004    $  49,000     $ 107,000

Richard M. Mott...............        75,000(3)       8.20%        $1.75      12/01/2004    $  36,750     $  80,250

-------------------
(1)      The options were fully vested upon grant.

(2) The options granted represent regrants of options previously granted that were cancelled.
(3) Options vest one-third after the first year, one-third after the second year, and one-third after the third year.
(4) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the common stock on the date of grant. Potential gains are net of the exercise price. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved

OPTION HOLDINGS

         The following table represents certain information respecting the options held by the Named Executive Officers.

                          FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                  OPTIONS AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(1)
                                                  ------------------------------       -------------------------
NAME                                               EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                                               -----------    -------------      -----------     -------------
Ronald H. Lane, Ph.D.....................            764,000               0             $0                $0

John R. Palmer...........................            100,000               0              0                 0

Howard Schneider.........................            133,334          66,666              0                 0

Richard M. Mott..........................             50,000          50,000              0                 0

-----------------
(1) There are no in-the-money options calculated based on $1.00, which was the closing sales price of the common stock as quoted on the Nasdaq SmallCap Market on October 31, 2000.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         We pay all of our board members reimbursement for expenses for each board meeting attended. Options for 4,000 shares of our common stock exercisable at $3.63 were granted to each existing member of our board of directors during the fiscal year ended October 31, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended October 31, 2000, our compensation committee consisted of Messrs. Frederick B. Rentschler, Y. Steve Henig, and Robert B. Goergen.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective December 20, 2000, we entered into a common stock purchase agreement for the future issuance and purchase of shares of the company's common stock. This new agreement is with Ropart Investments LLC, of which Robert B. Goergen, a director of Bionutrics, is also a managing member. The agreement establishes what is sometimes termed as an equity line of credit or an equity draw down facility. The agreement permits the company to sell up to an aggregate of 500,000 shares at $1.00 per share, based on a minimum investment amount of $100,000 and a maximum investment amount of $500,000. The period during which the company can make such sales begins December 20, 2000 and terminates December 31, 2001. In lieu of a minimum draw down commitment by the company, the company has issued a three-year warrant for the purchase of 70,000 shares of common stock at an exercise price of $1.00 per share. In addition, three-year warrants will be issued in connection with each draw down for the purchase of a number of shares equal to 10 percent of the shares purchased at such draw down. In the event the company does not exercise its right to fully draw down under this agreement, then on the termination date, Ropart will have the right to purchase up to 100,000 shares of common stock at $1.00 per share, such number of shares together with shares purchased pursuant to draw downs not to exceed 500,000 shares of common stock. In connection with the agreement, the company amended the January 28, 1999 warrant agreement for the purchase of

250,000 shares of the company's common stock at $2.00 per share. The original expiration date of December 31, 2000 was extended one year to December 31, 2001.

         On October 30, 2000, the company agreed to issue 300,000 shares of its common stock to ACH as consideration for the release of certain contingent obligations under the Master Formation Agreement and Members Agreement related to the formation of their 50/50 joint venture, InCon Processing.

         On October 30, 2000, the company issued 2,000,000, one year warrants with an exercise price of $2.00 to ACH. These warrants were issued to effectively extend the exercise period for the original warrants issued to ACH that expired August 14, 2000, as the company wishes to extend the period during which ACH may obtain an additional equity interest in the company.

         On December 29, 1999, and June 19, 2000, Mr. Milt Okin extended unsecured loans to the company in the amounts of $500,000, and $250,000, respectively, with interest at 9.5% per annum. On October 27, 2000, the company agreed to issue 591,850 shares of its Series A Convertible Preferred Stock as consideration for the cancellation of the loans, including $48,998 of accrued interest. The preferred shares have an annual cumulative dividend of $0.108 per share, a liquidation rate of $1.35 per share and each share is convertible to one share of common stock on or after October 27, 2001. The preferred shares are also redeemable by the company at any time at $1.35 per share. These preferred shares were issued on December 6, 2000.

         On March 10, 2000, the company issued 28,571 shares of common stock valued at $1.75 per share to Ronald H. Lane which represented one-half of the bonus payable to him for fiscal 1999.

         On December 29, 1999, the company issued 7,407 shares of common stock to Ronald H. Lane which represented the balance due of the accrued bonus for fiscal 1997.

         On December 1, 1999, the company issued 100,000 options to purchase common stock at an exercise price of $1.75 to William McCormick, a director, as consideration for services rendered and to be rendered to the company. These five-year options became fully vested on December 1, 2000.

         In February 1999, the company issued 100,000 shares of common stock to William McCormick at the fair market value of $1.25 per share in connection with services to be performed for fiscal 1999.

         In January 1999, the company sold 250,000 shares of common stock at $2.00 per share and 750,000 warrants exercisable at $2.00 per share to Ropart Investments, LLC, of which Robert B. Goergen is a managing member. At the end of fiscal 2000, 500,000 warrants had expired unexercised. As of the date hereof, 250,000 remain outstanding with an expiration date of December 31, 2001.

         On August 14, 1998, the company closed on the sale to AC Humko Corp. of
(a) $4 million of the company's common stock at $2 per share (2 million shares) and (b) $2 million of rice bran processing technology for AC Humko's restricted use in North America. AC Humko was issued two-year warrants for the purchase of 2,000,000 shares of common stock exercisable at $2.00 per share. On October 6, 1998, the company received $2.5 million in cash for the sale of certain rice bran oil processing and related assets held by the company's subsidiary, Nutrition Technology Corporation of West Monroe, Louisiana. This represented the final payment pursuant to the transaction with AC Humko. The company acquired a perpetual profit-sharing interest in AC Humko's rice bran business. AC Humko received from the company the exclusive right to use and practice the company's proprietary rice bran processing technology in North America, with the company retaining the right to use and practice the technology worldwide other than in North America. As part of the transaction, AC Humko will function as the exclusive supplier to registrant of certain rice bran products. In connection with the transaction, Daniel Antonelli, CEO of AC Humko, joined the company's board on September 17, 1998.

         On August 7, 1998, in connection with a prior purchase of the company's common stock, Mr. William M. McCormick, a director, acquired warrants to purchase 100,000 shares of the company's common stock at $4.00. These warrants expire August 6, 2003. Also on August 7, 1998, in connection with a prior purchase of the company's common stock, Mr. McCormick acquired warrants to purchase 600,000 shares of the company's common stock at $3.25 per share. These warrants expire August 6, 2008. On October 7, 1998, Mr. McCormick cancelled an aggregate of 600,000 warrants to acquire the company's common stock that were issued to Mr. McCormick in 1996.

         On April 24, June 18, and July 29, 1998, Mr. Milt Okin, a director, loaned $225,000, $1,000,000, and $400,000 to the company, for a total of $1,625,000, with interest at 9.5% per annum, repayable on demand. The loan is documented by a promissory note secured by a pledge of the stock of the company's subsidiary InCon Technologies Inc. He received $1,000,000 from the company in payment of interest accrued and as part repayment of principal on October 7, 1998. The loan was repaid in full during fiscal 1999.

         On February 3, 1998, Mr. Frederick B. Rentschler, a director, extended an unsecured loan for $100,000 to the company, with interest of "prime plus one" percent, payable within 120 days. The company repaid this loan in full during fiscal
1999.

         During fiscal 1998, Bogart Delafield Ferrier, of which Ian Ferrier, a former director, is a principal, received payments of $119,670 for consulting services.

         In December 1997, the company sold an aggregate of 83,050 shares of common stock at $8.00 per share to three directors, Messrs. Okin, Salser and McCormick.

         In connection with the merger of a subsidiary of Nutrition Technology with InCon, the company acquired certain business opportunities and by license agreement certain technology of entities related to InCon. Also in connection with this merger, the company issued a total of 1,400,000 shares of restricted common stock to the sole shareholder of InCon, a limited liability company one of whose members is John R. Palmer, an executive officer of the company. Mr. Palmer has a beneficial interest in 180,000 of such shares. Pursuant to his employment agreement, he is entitled to incentive compensation keyed to excess profits of InCon Processing. Under such license agreement, an affiliate of Mr. Palmer is entitled to royalties for the greater of five years or four years after the start of commercial production of the initial product. Mr. Palmer has a controlling interest in a partnership from which the company leased its Batavia, Illinois facility until June 25, 1999, which was subsequently assigned to InCon Processing. InCon Processings' payments under the lease were $151,496 for fiscal 2000. The company's and InCon Processing's payments were $164,121 for 1999. The company's payments were $145,652 for 1998.

         All future transactions, including any loans from the company to its officers or directors, will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to the company than can be obtained from unaffiliated third parties.

                              SECURITY OWNERSHIP OF
                        PRINCIPAL STOCKHOLDERS, DIRECTORS
                          AND NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the common stock on February 1, 2001 by: (i) each director and each nominee for director; (ii) the Named Executive Officers (as defined herein) set forth in the Summary Compensation Table under Item 11 "EXECUTIVE COMPENSATION;" (iii) all directors, nominees and executive officers of the company as a group; and (iv) each person known by the company to be the beneficial owner of more than five percent of the common stock.

                                                                                     AMOUNT
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                           OWNED(1)(2)         PERCENT
-------------------------------------------------------------------------------------------------------------------

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
---------------------------------------
Ronald H. Lane, Ph.D.(3)........................................................    4,068,163           17.3%
John R. Palmer (4)..............................................................      310,375            1.4
Howard Schneider (5)............................................................      133,334             *
Richard Mott (6)................................................................       50,000             *
Richard M. Feldheim (7).........................................................      793,636            3.5
Daniel S. Antonelli (8).........................................................    4,312,667           17.4
Y. Steve Henig, Ph.D.(9)........................................................       16,000             *
William M. McCormick (10).......................................................    1,190,167            5.1
Milton Okin (11) ...............................................................      560,250            2.5
Frederick B. Rentschler (12)....................................................      202,092             *
Winston A. Salser, Ph.D.(13)....................................................      913,027            4.0
Robert B. Goergen (14)..........................................................      957,667            4.2

Executive officers and directors as a group
     (12 persons)...............................................................   13,507,378           50.0%

OTHER 5% STOCKHOLDERS:
----------------------

Lipogenics, Inc.(15)............................................................    1,202,886            5.3%
Bali Holdings LLC(16)...........................................................    1,400,000            6.2
ACH Food Companies, Inc.(17)....................................................    4,300,000           17.4

----------------------

* Denotes less than a 1% interest in the company
(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of common stock shown as beneficially owned by them.
(2) Includes shares of common stock issuable to the identified person pursuant to stock options or warrants that may be exercised within 60 days after February 1, 2001. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholders.
(3) Represents shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner. He shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 300,000 shares held by such partnership for the benefit of other partners and 900,000 shares held by the partnership for the benefit of his wife. Includes 764,000 shares of common stock issuable upon exercise of stock options.
(4) Includes 180,000 shares held of record by Bali Holdings LLC, a company of which Mr. Palmer is one of three members. Also includes 100,000 shares of common stock issuable upon exercise of stock options.
(5) Represents 133,334 shares of common stock issuable upon exercise of stock options.
(6) Represents 50,000 shares of common stock issuable upon exercise of stock options.
(7) Includes 19,826 shares held of record by Abby's, Inc., a corporation controlled by Mr. Feldheim, 757,810 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner. Does not include 3,268,185 shares held by R.H. Lane Limited Partnership for the benefit of other partners. He shares voting power over the shares held by Abby's, Inc. and R.H. Lane Limited Partnership. Includes 16,000 shares of common stock issuable upon exercise of stock options.
(8) Represents 2,300,000 shares of common stock and warrants for the purchase of 2,000,000 shares held by ACH Food Companies, Inc. of which Mr. Antonelli disclaims beneficial ownership. Mr. Antonelli is the President and CEO of ACH Food Companies, Inc. Includes 12,667 shares of common stock issuable upon exercise of stock options.
(9) Represents 16,000 shares of common stock issuable upon exercise of stock options.

(10) Includes 700,000 shares issuable upon exercise of warrants. Also includes 50,000 shares held by Mr. McCormick's wife and 25,000 shares held by Mr. McCormick's minor children, of which shares he disclaims beneficial ownership. Also includes 116,000 shares of common stock issuable upon exercise of stock options.
(11) Includes 16,000 shares of common stock issuable upon exercise of stock options.
(12) The shares are held of record by the Frederick B. Rentschler Trust. Includes 16,000 shares of common stock issuable upon exercise of stock options.
(13)     Includes 114,300 shares held by the Salser Partnerships Nos. 1, 2, and
         3. Mr. Salser shares voting power with respect to these shares with other family members. Also includes 16,000 shares of common stock issuable upon exercise of stock options.
(14) Includes 5,000 shares held by The Goergen Foundation, of which Mr. Goergen is President, and 40,000 shares held by the Robert B. Goergen Living Trust, Robert B. Goergen, Trustee. Also includes 550,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Includes 350,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC. Also includes 12,667 shares of common stock issuable upon exercise of stock options.
(15) The address of Lipogenics is 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016. Lipogenics is a wholly owned subsidiary of the company, and as such for consolidation purposes these shares are classified as treasury shares.
(16) The address of Bali Holdings LLC is 970 Douglas Road, Batavia, Illinois 60510. The members of the management committee are three U.S. citizens residing in Illinois and Connecticut. A member of the limited liability company includes John R. Palmer, an executive officer of the company.
(17) Includes 2,300,000 shares of common stock and warrants for the purchase of 2,000,000 shares of common stock. The address of ACH Food Companies, Inc. is 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018.

                          DESCRIPTION OF CAPITAL STOCK

         The company's authorized capital stock consists of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 31, 2000, there were issued and outstanding 21,471,252 shares of common stock and 591,850 shares of Series A Convertible Preferred Stock.

COMMON STOCK

         The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, the holders of a majority of the stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of common stock will be entitled to receive such dividends, if any, as may be declared by the Board from time to time out of legally available funds. Upon the liquidation, dissolution, or winding up of the company, the holders of common stock will be entitled to share ratably in all assets of the company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The holders of common stock have no preemptive, subscription, redemption, or conversion rights.

PREFERRED STOCK

         The Board of Directors is authorized, subject to any limitations prescribed by the laws of the state of Nevada, but without further action by the company's stockholders, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series, to fix the designations, powers, preferences and rights of the shares of each such series (including dividend, redemption, sinking fund, conversion, voting and liquidation rights) and any qualifications, limitations, or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock may have the effect of delaying, deterring, or preventing a change in control of the company.

         The company has authorized 600,000 shares of Series A Convertible Preferred Stock, of which 591,850 have been issued. The Series A preferred shares have an annual cumulative dividend of $0.108 per share, a liquidation rate of $1.35 per share and each share is convertible to one share of common stock on or after October 27, 2001. The preferred shares are also redeemable by the company at any time at $1.35 per share.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 21,471,252 shares outstanding as of October 31, 2000, 19,609,888 are eligible for resale in the public markets. Of these eligible shares, 8,818,054 shares are eligible for resale in the public markets subject to compliance with the volume and manner of sale rules of Rule 144 under the Securities Act of 1933, as amended, and 10,791,834 are eligible for resale in the public markets either as unrestricted shares or pursuant to Rule 144(k). In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated for purposes of Rule 144) who beneficially owns restricted securities with respect to which at least one year has elapsed since the later of the date the shares were acquired from our company, or from an affiliate of our company, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock and the average weekly trading volume in our common stock during the four calendar weeks preceding the sale. Sales under Rule 144 also are subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about our company. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who beneficially owns restricted securities with respect to which at least two years have elapsed since the later of the date the shares were acquired from our company, or from an affiliate of our company, is entitled to sell such shares under Rule 144(k) without regard to any of the volume limitations or other requirements described above.

         We registered for offer and sale up to 2,850,000 shares of our common stock that are reserved for issuance pursuant to our 1996 Stock Option Plan. Shares issued after the effective date of that registration statement upon the exercise of stock options generally will be eligible for sale in the public market, except that affiliates will continue to be subject to volume limitations and other requirements of Rule 144.

         On March 22, 2000, we registered for resale up to 330,000 shares of common stock issuable upon the exercise of warrants and options held by certain selling stockholders.

         On September 7, 2000, we executed a registration rights agreement under which we agreed to file the registration statement of which this prospectus is a part with the SEC for the resale of the shares of our common stock issuable in connection with a common stock purchase agreement dated September 7, 2000. The agreement permits our company, in its discretion and subject to certain restrictions, to sell to the investor up to an aggregate of 4,000,000 shares plus 200,000 shares issuable upon exercise of warrants granted in connection with the common stock purchase agreement. The period during which we can make such sales is two years beginning upon the effective date of the registration statement for the resale of the shares. We are also registering for resale 25,000 shares of common stock issued in payment of expenses.

         On January 31, 2001, we registered for resale up to 560,000 shares of common stock and common stock issuable upon the exercise of warrants held by certain selling stockholders.

                         COMMON STOCK PURCHASE AGREEMENT

OVERVIEW

         We entered into a common stock purchase agreement with Justicia Holdings Limited, a British Virgin Islands corporation, on September 7, 2000, for the future issuance and purchase of shares of our common stock. The stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.

         In general, the draw down facility operates as follows: the investor, Justicia, has committed to purchase up to four million shares of our common stock over a 24 month period as we request. Once every 29 consecutive Trading Days, 22 days for the Draw Down Pricing Period and at least 7 days for the minimum time between Draw Down Pricing Periods, we may request a draw of up to $1,000,000. The maximum dollar amount we actually can draw down upon each request will be limited pursuant to the following formula: 4.5% of the weighted average price for the common stock for the three month period immediately prior to the Commencement Date multiplied by the total trading volume in respect of the common stock for the three month period immediately prior to the Commencement Date. We then use the formulas in the common stock purchase agreement to determine the number of shares we will issue to Justicia in return for that money. Each draw down must be for at least $100,000. We are under no obligation to request a draw for any period.

         The per share dollar amount Justicia pays for our common stock for each draw down includes a 7% to 10% discount to the average daily market price of our common stock for the 22-day period after our draw down request, weighted by trading volume. The amount of the discount is based on our market cap. The escrow agent will be directed to pay the purchase price to us, net of $1,500 as escrow expenses to the escrow agent as set forth in the Escrow Agreement.

         In lieu of providing Justicia with a minimum aggregate draw down commitment, we issued to Justicia at the Initial Closing a warrant certificate to purchase up to 200,000 shares of our common stock. The initial warrant has a term from its date of issuance of three years. The exercise price of the initial warrant is 120% of the average volume weighted average price on the 15 trading days immediately prior to the initial closing date or $1.54.

         We are registering 4,000,000 shares of common stock for resale that may be issued under the stock purchase agreement. The listing requirements of The Nasdaq SmallCap Market prohibit us from issuing 20% or more of our issued and outstanding common shares in a single transaction if the shares may be issued for less than the greater of market value or book value, unless we get shareholder approval. The agreement limits the amount issuable to 19.9% of the shares of common stock outstanding on the date of closing. Based on shares of common stock issued and outstanding on September 7, 2000, the date of closing of the common stock purchase agreement, we may not issue more than 4,171,289 shares under the common stock purchase agreement without the approval of our shareholders. The shares issued for expenses incurred and shares to be issued underlying the warrants are not included in this limitation. Our officers and directors as a group may own sufficient shares of our common stock to approve such a draw down.

         In addition, we may not make a draw down if the issuance of shares of common stock to Justicia pursuant to the draw down would result in Justicia owning more than 9.9% of our outstanding common stock. Any resales of shares by Justicia under this prospectus would reduce the number of shares beneficially owned by Justicia, and would enable us to issue additional shares to Justicia without violating this condition.

THE DRAW DOWN PROCEDURE AND THE STOCK PURCHASES

         We may request a draw down by faxing a draw down notice to Justicia, stating the amount of the draw down we wish to exercise and the minimum threshold price, if any, at which we are willing to sell the shares. We set the threshold price by determining the price below which we are unwilling to sell shares of our common stock. We have complete discretion when determining the threshold price.

         Amount of the Draw

                  No draw can exceed the lesser of $1,000,000 and the capped amount that is derived from the following formula:

         - weighted average price for the common stock for the three month period immediately prior to the commencement date;

                                  multiplied by

         - the total trading volume in respect of the common stock for the three month period immediately prior to the commencement date;

                                  multiplied by

         -        4.5%.

         The lesser of our draw request or the capped amount is reduced by (1) 1/22 for every day in the 22 trading days after our draw down request that the volume-weighted average daily price for a trading day is below the threshold price set by us in the request, and (2) trading of the common stock on the principal market is suspended for more than three hours, in the aggregate, on any trading day during the settlement period. If the daily price for a day is below the threshold price or trading is suspended for more than three hours on any trading day, we will not issue any shares and Justicia will not purchase any shares for that day. Thus, if we set a threshold price too high and our stock price does not consistently meet that level during the 22 trading days after our draw down request, the amount we can draw and the number of shares we issue to Justicia will be reduced. On the other hand, if we set a threshold price too low and our stock price falls significantly but stays above the threshold price, we will be able to draw the lesser of our draw request and the capped amount, but we will have to issue a greater number of shares to Justicia at the reduced price. We cannot make another draw down request until expiration of the 29 trading days that follow a draw down request we have already made.

         Number of Shares

         The 22 trading days immediately following the draw down notice are also used to determine the number of shares we will issue in return for the money provided by Justicia, and thus the price per share Justicia will pay for our shares.

         To determine the number of shares of common stock we must issue in connection with a draw down, take 1/22 of the draw down amount determined by the formulas above, and for each of the 22 trading days immediately following the date we give notice of the draw down, divide it by the purchase price on the applicable trading day within the settlement period. The sum of these 22 daily calculations produces the number of common shares we will issue, unless the volume-weighted average daily price for any given trading day is below the threshold amount or trading is suspended for more than three hours on any trading day, in which case that day is ignored in the calculation. The price per share Justicia ultimately pays is determined by dividing the final draw down amount by the number of shares we issue Justicia.

SAMPLE CALCULATION OF STOCK PURCHASES

         Based on our current market price and daily trading volumes, we will not be able to draw down more than the minimum amount, or $100,000. The following is an example of the calculation of the draw down amount and the number of shares we would issue to Justicia in connection with a draw down based on hypothetical assumptions.

         Sample draw down amount calculation.

         Suppose that we specify in the draw down notice a threshold price of $1.10, below which we will not sell any shares to Justicia during this draw down period, that the total daily trading volume for the three months prior to our draw down notice is 2,000,000, and that the average of the volume-weighted average daily prices of our common stock for the three month period prior to the notice is $1.20. You can apply the formula to these hypothetical numbers as follows:

         - the total daily trading volume for the three month prior to our draw down notice, or 2,000,000 multiplied by

         - the weighted average price of our common stock for the three month period prior to the notice, or $1.20 multiplied by

         -        4.5%.

         The maximum amount we can draw down under the formula is therefore capped at $108,000, subject to further adjustments if the volume-weighted average daily price of our common stock for any of the 22 trading days following the draw down notice is below the threshold price we set of $1.10 or the trading of the common stock on the principal market is suspended for more than three hours. For example, if the volume-weighted average daily price of our common stock is below $1.10 on three of those 22 days, the $108,000 would be reduced by 1/22 for each of those days and our draw down amount would be 19/22 of $108,000, or $93,272.90.

         Sample Calculation of Number of Shares

         Assume that we have made a draw down request with a threshold price of $1.10. Assume the maximum amount we can draw down is capped at $1,000,000 based on the formula above. Assume an average market cap of $27,265,502, calculated by multiplying the number of shares of common stock issued and outstanding by the volume weighted average price of the common stock. For each $12,500,000 increase in the market cap over $60,000,000 during a market cap period, the purchase price percentage shall be increased by 0.25% on the date in question until the purchase price in question equals 93%; provided each increase in the purchase price percentage shall only occur if each corresponding increase in the market cap is maintained for at least the 22 consecutive trading days prior to the date the applicable settlement period comments. Also, assume that the volume-weighted average daily price for our common stock is as set forth in the table on the next page.

         The number of shares to be issued based on any trading day during the draw down period is calculated from the formula:

         -        1/19 of the draw down amount of $93,272.90

                                   divided by

         - the purchase price on the applicable trading day within the settlement period.

         For example, for the first trading day in the example in the table below, the calculation is as follows: 1/19 of $93,272.90 is $4,909.10. Divide $4,909.10 by the purchase price on the applicable trading day within the settlement period, to get the number of shares for that day. Perform this calculation for each of the 22 measuring days, excluding any days on which the volume-weighted average daily price is below the $1.10 threshold price or any days on which the trading of the common stock on the principal market is suspended for more than three hours, and add the results to determine the number of shares to be issued. In the table below, there are three days which must be excluded: days 12, 13, and 14.

         After excluding the days that are below the threshold price, the amount of our draw down in this example would be $93,272.90 and the total number of shares we would issue to Justicia for this draw down request would be 84,171, so long as the draw down request would not result in the issuance of an aggregate number of shares of common stock which exceeds 19.9% of the number of shares of common stock issued and outstanding on the initial closing date without obtaining stockholder approval of such excess issuance and those shares would not cause Justicia to beneficially own more than 9.9% of our then outstanding common stock. Justicia would pay $1.11 per share for these shares.

                    VOLUME-WEIGHTED                                                      NUMBER OF SHARES OF COMMON
                  AVERAGE DAILY STOCK       PURCHASE        1/22 OF REQUESTED DRAW       STOCK TO BE ISSUED FOR THE
TRADING DAY             PRICE*                PRICE              DOWN AMOUNT                     TRADING DAY
-----------       -------------------       --------        ----------------------       ---------------------------
     1                  $1.375               $1.2375               $4909.10                         3,967
     2                   1.281                1.1529                4909.10                         4,258
     3                   1.375                1.2375                4909.10                         3,967
     4                   1.125                1.0125                4909.10                         4,848
     5                   1.188                1.0692                4909.10                         4,591
     6                   1.125                1.0125                4909.10                         4,848
     7                   1.188                1.0692                4909.10                         4,591
     8                   1.188                1.0692                4909.10                         4,591
     9                   1.188                1.0692                4909.10                         4,591
     10                  1.125                1.0125                4909.10                         4,848
     11                  1.156                1.0404                4909.10                         4,718
     12                  1.00**                --                     --                               --
     13                  1.00**                --                     --                               --
     14                  1.00**                --                     --                               --
     15                  1.25                 1.125                4,909.10                         4,364
     16                  1.375                1.2375               4,909.10                         3,967
     17                  1.375                1.2375               4,909.10                         3,967
     18                  1.281                1.1529               4,909.10                         4,258
     19                  1.188                1.0692               4,909.10                         4,591
     20                  1.163                1.0467               4,909.10                         4,690
     21                  1.281                1.1529               4,909.10                         4,258
     22                  1.281                1.1529               4,909.10                         4,258
                                                            ----------------------       ---------------------------
                                              Total              $93,272.90                        84,171
                                                            ======================       ===========================

--------------------

* The share prices are illustrative only and should not be interpreted as a forecast of share prices or the expected or historical volatility of the share prices of our common stock.

** Excluded because the volume-weighted average daily price is below the threshold specified in our hypothetical draw down notice.

         We would receive the amount of our draw down ($93,272.90), less a $1,500.00 escrow fee, for net proceeds to us of $91,772.90. The delivery of the requisite number of shares and payment of the draw will take place through an escrow agent, Epstein, Becker & Green, P.C. of New York.

NECESSARY CONDITIONS BEFORE JUSTICIA HOLDINGS LIMITED IS OBLIGATED TO PURCHASE OUR SHARES

         The following conditions must be satisfied before Justicia is obligated to purchase the common shares that we wish to sell from time to time:

         - A registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Justicia;

         - There can be no material adverse change in our business, operations, properties, prospects, or financial condition;

         - We must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another company, unless the acquiring company has agreed to honor the common stock purchase agreement;

         - No statute, rule, regulation, executive order, decree, ruling, or injunction may be in effect which prohibits consummation of the transactions contemplated by the stock purchase agreement;

         - No litigation or proceeding nor any investigation by any governmental authority can be pending or threatened against us or Justicia seeking to restrain, prevent, or change the transactions contemplated by the stock purchase agreement or seeking damages in connection with such transactions;

         - Trading in our common shares must not have been suspended by the Securities and Exchange Commission or the Nasdaq National Market, nor shall minimum prices have been established on securities whose trades are reported by the Nasdaq National Market; and

         -        We shall not have completed any financing prohibited by
                  Section 4.11 unless, prior to us delivering the first draw down notice after any such financing, we pay Justicia the sum of $100,000 as liquidated damages.

         On each draw down settlement date for the sale of common shares, we must deliver an opinion from our counsel about these matters.

         A further condition is that Justicia may not purchase more than 19.9% of our common shares issued and outstanding on September 7, 2000, the closing date under the stock purchase agreement, without us first obtaining approval from our shareholders for such excess issuance. In addition, the stock purchase agreement does not permit us to draw down funds if the issuance of shares of common stock to Justicia pursuant to the draw down would result in Justicia and its affiliates owning more than 9.9% of our then outstanding shares of common stock.

RESTRICTIONS ON FUTURE FINANCINGS

         The common stock purchase agreement limits our ability to raise money by selling our securities for cash at a discount to the market price and grants Justicia a right of first refusal to elect to participate in any subsequent financing for cash at a discount to market price of our securities by us until the earlier of 24 months from the effective date of the registration statement of which this prospectus is a part or the date which is 60 days after Justicia has purchased the entire 4,000,000 shares of common stock from us under the common stock purchase agreement.

TERMINATION OF THE STOCK PURCHASE AGREEMENT

         The equity draw down facility in the stock purchase agreement shall terminate if any of the following events occur:

         - We suffer a material adverse change in our business, operations, properties, or financial condition; or

         -        We file for protection from creditors.

INDEMNIFICATION OF JUSTICIA HOLDINGS LIMITED

         Justicia is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Justicia to us for inclusion in the registration statement and prospectus.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

GENERAL

         Justicia is offering the common shares for its account as statutory underwriter, and not for our account. We will not receive any proceeds from the sale of common shares. Justicia may be offering for sale up to 4,225,000 common shares acquired or to be acquired by it pursuant to the terms of the stock purchase agreement more fully described under the section above entitled "Common Stock Purchase Agreement" and the shares and warrants we issued to it in connection with the transaction. Justicia has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of common shares and will be acting as an underwriter in its resales of the common shares under this prospectus. Justicia has, prior to any sales, agreed not to effect any offers or sales of the common shares in any manner other than as specified in the prospectus and not to purchase or induce others to purchase common shares in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations of The Nasdaq SmallCap Market.

         To permit Justicia and its permitted transferees to resell the common shares issued to it under the stock purchase agreement, we agreed to register those shares and to maintain that registration. To that end, we have agreed with Justicia that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, to keep it effective until the earliest of any of the following dates:

         - the date after which all of the common shares held by Justicia or its transferees that are covered by the registration statement have been transferred to persons who may trade such shares without restriction under the Securities Act of 1933 and we have delivered new certificates or other evidences of ownership of such common shares without any restrictive legend;

         - the date after which all of the common shares held by Justicia or its transferees that are covered by the registration statement have been sold by Justicia or its transferees pursuant to such registration statement;

         - the date after which all of the common shares held by Justicia or its transferees that are covered by the registration statement may be sold, in the opinion of our counsel, under Rule 144 under the Securities Act of 1933 irrespective of any applicable volume limitations; or

         - the date after which all of the common shares held by Justicia or its transferees that are covered by the registration statement may be sold, in the opinion of our counsel, without any time, volume or manner limitations under Rule 144(k) or similar provision then in effect under the Securities Act of 1933.

         Sales may be made on The Nasdaq SmallCap Market, on the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods.

         The common shares may be sold in one or more of the following manners:

         - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer for its account under this prospectus; or

         - ordinary brokerage transactions and transactions in which the broker solicits purchases.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will act as other than a principal in any purchase transaction for Justicia, or will be paid more than a customary brokerage commission in connection with any sale of the common shares by the selling stockholders. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such common shares, from such purchaser).

         Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Brokers or dealers who acquire common shares as principal and any other participating brokers or dealers may be deemed to be underwriters in connection with resales of the common shares.

         We will not receive any of the proceeds from the sale of these common shares, although we have paid the expenses of preparing this prospectus and the related registration statement of which it is a part.

         Justicia is subject to the applicable provisions of the Exchange Act, including without limitation, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously purchase such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution. In addition, in connection with the transactions in the common shares, Justicia and we will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

LIMITED GRANT OF REGISTRATION RIGHTS

         We granted registration rights to Justicia to enable it to sell the common stock it purchases under the common stock purchase agreement. In connection with any such registration, we will have no obligation

         - to assist or cooperate with Justicia in the offering or disposition of such shares;

         - to indemnify or hold harmless the holders of any such shares (other than Justicia) or any underwriter designated by such holders;

         - to obtain a commitment from an underwriter relative to the sale of any such shares; or

         -        to include such shares within any underwritten offering we do.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

         We will use our best efforts to file, during any period during which we are required to do so under our registration rights agreement with Justicia, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

         -        the name of any broker-dealers;

         -        the number of common shares involved;

         -        the price at which the common shares are to be sold;

         - the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

         - that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         -        any other facts material to the transaction.

         Our registration rights agreement with Justicia permits us to restrict the resale of the shares Justicia has purchased from us under the common stock purchase agreement for a period of time sufficient to permit us to amend or supplement this prospectus to include material information. If we restrict Justicia for more than 20 consecutive days and our stock price declines during the restriction period, we are required to pay to Justicia cash to compensate Justicia for its inability to sell shares during the restriction period. The amount we would be required to pay would be the difference between our daily volume weighted average price during the restricted period and the daily volume weighted average price on the last day of the restriction period, for each share held by Justicia during the restriction period that has been purchased under the common stock purchase agreement.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus will be passed on for us by Greenberg Traurig, LLP, Phoenix, Arizona.

                                     EXPERTS

         The financial statements included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed with the SEC, each such statement being qualified in all respects by such reference.

         We file reports, proxy statements, and other information with the SEC. A copy of any materials that we file with the SEC may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's Web site at the following address: http://www.sec.gov.

BIONUTRICS, INC. AND SUBSIDIARIES
INDEPENDENT AUDITORS' REPORT


Board of Directors
Bionutrics, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of Bionutrics, Inc. and subsidiaries (the "Company") as of October 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended October 31, 2000. Our audits also included the financial statement schedule listed in the Index at
Item 14. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at October 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's operating losses since inception, the uncertainty regarding the Company's ability to raise additional capital and the Company's inability to generate income and positive cash flow from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP
PHOENIX, ARIZONA

December 8, 2000, except for Note 14, as to which the date is December 30, 2000



CONSOLIDATED FINANCIAL STATEMENTS
As of October 31, 2000 and 1999,
and for Each of the Three Years in the
Period Ended October 31, 2000

BIONUTRICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2000 AND 1999

ASSETS                                                                                    2000                   1999
CURRENT ASSETS:
  Cash and cash equivalents                                                            $    711,563         $    680,190
  Trade receivables - net of allowance for bad debts of $48,239
    and $48,925, respectively                                                                16,845            1,364,823
  Inventory (Note 3)                                                                        100,401              259,489
  Prepaids and other current assets                                                          62,383               99,942
                                                                                       ------------         ------------
          Total current assets                                                              891,192            2,404,444
                                                                                       ------------         ------------
PROPERTY - Net of accumulated depreciation of $342,573
  and $264,354, respectively (Notes 4 and 9)                                                 15,474               90,659
                                                                                       ------------         ------------
LONG-TERM RECEIVABLE (Note 5)                                                               263,071
                                                                                       ------------         ------------
OTHER ASSETS:
  Patents - net of accumulated amortization of $177,328
    and $149,664, respectively                                                              392,137              419,801
  Investment in InCon Processing, L.L.C. (Note 11)                                        2,544,494            2,271,127
                                                                                       ------------         ------------
          Total other assets                                                              2,936,631            2,690,928
                                                                                       ------------         ------------
TOTAL                                                                                  $  4,106,368         $  5,186,031
                                                                                       ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                     $    664,375         $    533,013
  Accrued liabilities                                                                       590,779            1,175,275
  Current portion of notes payable and capital leases (Notes 6 and 9)                         2,278              331,529
                                                                                       ------------         ------------
          Total current liabilities                                                       1,257,432            2,039,817
NOTES PAYABLE AND CAPITAL LEASES - Net of
  current portion (Notes 6 and 9)                                                                                  2,278
                                                                                       ------------         ------------
          Total liabilities                                                               1,257,432            2,042,095
                                                                                       ------------         ------------
COMMITMENTS AND CONTINGENCIES (Notes 1, 6 and 9)
STOCKHOLDERS' EQUITY (Note 7):
  Common stock, $.001 par value - authorized, 45,000,000 shares;
    21,471,252 and 20,812,774 issued and outstanding, respectively                           21,468               20,809
  Preferred stock, $.001 par value - authorized, 5,000,000 shares;
    no issued and outstanding shares
  Additional paid-in capital                                                             37,545,322           32,166,750
  Receivable collectible in cash or common stock                                           (677,117)
  Warrants                                                                                  874,603            3,304,986
  Accumulated deficit                                                                   (34,914,137)         (32,347,406)
  Common stock in treasury, at cost                                                          (1,203)              (1,203)
                                                                                       ------------         ------------
          Total stockholders' equity                                                      2,848,936            3,143,936
                                                                                       ------------         ------------
TOTAL                                                                                  $  4,106,368         $  5,186,031
                                                                                       ============         ============

See notes to consolidated financial statements.

BIONUTRICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998


                                                                2000                1999                 1998
REVENUES (Note 1):
  Revenue from services                                    $    209,098         $  2,516,554         $  3,999,408
  Revenue from product sales                                    146,526            1,173,193            2,654,496
                                                           ------------         ------------         ------------
          Total gross revenues                                  355,624            3,689,747            6,653,904
DISCOUNTS AND ALLOWANCES                                        221,545              558,262              302,626
                                                           ------------         ------------         ------------
          Net revenues                                          134,079            3,131,485            6,351,278
COST OF REVENUES                                                165,042            2,334,839            7,259,015
                                                           ------------         ------------         ------------
          Gross (loss) profit                                   (30,963)             796,646             (907,737)
                                                           ------------         ------------         ------------
OPERATING EXPENSES:
  Selling, general and administrative (Note 10)               2,573,762            5,939,356           10,328,653
  Research and development                                      115,400              368,070              432,306
                                                           ------------         ------------         ------------
          Total operating expenses                            2,689,162            6,307,426           10,760,959
                                                           ------------         ------------         ------------
OPERATING LOSS                                               (2,720,125)          (5,510,780)         (11,668,696)
                                                           ------------         ------------         ------------
OTHER (EXPENSE) INCOME:
  Net interest expense (Notes 6, 9 and 10)                      (31,657)             (25,313)            (127,225)
  Other income (expense)                                        211,685              (30,237)
  Net loss on investment in joint venture (Note 11)             (26,634)             (56,814)
  Net gain on disposal of assets (Note 7)                                                               2,553,516
                                                           ------------         ------------         ------------
           Net other income (expense)                           153,394             (112,364)           2,426,291
                                                           ------------         ------------         ------------
NET LOSS                                                   $ (2,566,731)        $ (5,623,144)        $ (9,242,405)
                                                           ============         ============         ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                  20,948,968           20,714,652           18,716,757
                                                           ============         ============         ============
BASIC AND DILUTED NET LOSS PER
  COMMON SHARE                                             $      (0.12)        $      (0.27)        $      (0.49)
                                                           ============         ============         ============


See notes to consolidated financial statements.

BIONUTRICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                                                                                                ADDITIONAL
                                                                                          COMMON STOCK           PAID-IN
                                                                                       SHARES      AMOUNT        CAPITAL

BALANCE, NOVEMBER 1, 1997                                                            17,814,205    $17,812     $26,501,567
  Issuance of common shares for cash at $5 per share (converted rate) under
    option agreement, December 1997                                                       8,333          8          41,647
  Issuance of common  shares for cash at $8 per share, December 1997                     83,050         82         664,318
  Issuance of common shares for cash at $7.25 per share, February 1998                  413,793        414       2,999,586
  Cash paid for stock related expenses                                                                           (284,135)
  Issuance of common shares for services at $6.375 per share, April 1998                 10,000         10          63,740
  Issuance of common shares for incentive compensation at $6.75 per share, June
    1998                                                                                  4,922          5          33,218
  Issuance of common stock warrants for cash
  Issuance of common shares and warrants for cash at $2 per share, August 1998        2,000,000      2,000       1,200,864
  Issuance of common shares for incentive compensation at $1.75 per share,
    October 1998                                                                         21,429         21          37,479
  Amortization of non-employee stock-based compensation, November 1997 -
    October 1998 (Note 7)                                                                                          175,422
  Net loss - year ended October 31, 1998
                                                                                     ----------     ------      ----------
BALANCE, OCTOBER 31, 1998                                                            20,355,732     20,352      31,433,706
  Issuance of common shares and warrants for cash at $2 per share, January 1999         250,000        250         215,404
  Issuance of common shares for services at $1.25 per share, February 1999              100,000        100         124,900
  Issuance of common shares for services at $1.375 per share, February 1999             100,000        100         137,400
  Issuance of common stock warrants for services at $4 per share, April 1999
  Issuance of common stock warrants for services at $2 per share, August 1999
  Issuance of common stock warrants for services at $7 per share, August 1999
  Issuance of common shares as consideration for rights granted under an Option
    agreement at $1.42 per share, October 1999                                            7,042          7           9,993
  Issuance of common stock options as partial consideration for rights granted
    under a license and sublicense agreement at $2 per share, October 1999                                          51,574
  Amortization of non-employee stock-based compensation, November 1998 -
    October 1999 (Note 7)                                                                                          193,773
  Net loss - year ended October 31, 1999
                                                                                     ----------     ------      ----------
BALANCE, OCTOBER 31, 1999                                                            20,812,774     20,809      32,166,750

                                                                     (Continued)


                                                                                       RECEIVABLE
                                                                                     COLLECTIBLE IN           WARRANTS
                                                                                        CASH OR          SHARES      AMOUNT
                                                                                      COMMON STOCK
BALANCE, NOVEMBER 1, 1997
  Issuance of common shares for cash at $5 per share (converted rate) under option agreement, December 1997
  Issuance of common  shares for cash at $8 per share, December 1997
  Issuance of common shares for cash at $7.25 per share, February 1998
  Cash paid for stock related expenses
  Issuance of common shares for services at $6.375 per share, April 1998
  Issuance of common shares for incentive compensation at $6.75 per share, June
    1998
  Issuance of common stock warrants for cash                                                             700,000      $50,000
  Issuance of common shares and warrants for cash at $2 per share, August 1998                         2,000,000    2,797,136
  Issuance of common shares for incentive compensation at $1.75 per share,
    October 1998
  Amortization of non-employee stock-based compensation, November 1997 -
    October 1998 (Note 7)
  Net loss - year ended October 31, 1998
                                                                                                       ---------    ---------
BALANCE, OCTOBER 31, 1998                                                                              2,700,000    2,847,136
  Issuance of common shares and warrants for cash at $2 per share, January 1999                          500,000      284,346
  Issuance of common shares for services at $1.25 per share, February 1999
  Issuance of common shares for services at $1.375 per share, February 1999
  Issuance of common stock warrants for services at $4 per share, April 1999                             100,000       11,603
  Issuance of common stock warrants for services at $2 per share, August 1999                            100,000       86,907
  Issuance of common stock warrants for services at $7 per share, August 1999                             30,000       74,994
  Issuance of common shares as consideration for rights granted under an Option agreement at $1.42 per share, October 1999
  Issuance of common stock options as partial consideration for rights granted under a license and sublicense agreement at $2 per share, October 1999
  Amortization of non-employee stock-based compensation, November 1998 -
    October 1999 (Note 7)
  Net loss - year ended October 31, 1999
                                                                                                       ---------    ---------
BALANCE, OCTOBER 31, 1999                                                                              3,430,000    3,304,986

                                                                     (Continued)




                                                                                                            COMMON STOCK
                                                                                       ACCUMULATED          IN TREASURY
                                                                                         DEFICIT        SHARES       AMOUNT

BALANCE, NOVEMBER 1, 1997                                                            $(17,481,857)   (1,202,886)   $(1,203)
  Issuance of common shares for cash at $5 per share (converted rate) under option agreement, December 1997
  Issuance of common  shares for cash at $8 per share, December 1997
  Issuance of common shares for cash at $7.25 per share, February 1998
  Cash paid for stock related expenses
  Issuance of common shares for services at $6.375 per share, April 1998
  Issuance of common shares for incentive compensation at $6.75 per share, June
    1998
  Issuance of common stock warrants for cash
  Issuance of common shares and warrants for cash at $2 per share, August 1998
  Issuance of common shares for incentive compensation at $1.75 per share,
    October 1998
  Amortization of non-employee stock-based compensation, November 1997 -
    October 1998 (Note 7)
  Net loss - year ended October 31, 1998                                               (9,242,405)
                                                                                      -----------    ----------     ------
BALANCE, OCTOBER 31, 1998                                                             (26,724,262)   (1,202,886)    (1,203)
  Issuance of common shares and warrants for cash at $2 per share, January 1999
  Issuance of common shares for services at $1.25 per share, February 1999
  Issuance of common shares for services at $1.375 per share, February 1999
  Issuance of common stock warrants for services at $4 per share, April 1999
  Issuance of common stock warrants for services at $2 per share, August 1999
  Issuance of common stock warrants for services at $7 per share, August 1999
  Issuance of common shares as consideration for rights granted under an Option agreement at $1.42 per share, October 1999
  Issuance of common stock options as partial consideration for rights granted under a license and sublicense agreement at $2 per share, October 1999
  Amortization of non-employee stock-based compensation, November 1998 -
    October 1999 (Note 7)
  Net loss - year ended October 31, 1999                                               (5,623,144)
                                                                                      -----------    ----------     ------
BALANCE, OCTOBER 31, 1999                                                             (32,347,406)   (1,202,886)    (1,203)

                                                                     (Continued)


                                                                                       TOTAL
                                                                                    STOCKHOLDERS'
                                                                                       EQUITY

BALANCE, NOVEMBER 1, 1997                                                           $9,036,319
  Issuance of common shares for cash at $5 per share (converted rate) under
    option agreement, December 1997                                                     41,655
  Issuance of common  shares for cash at $8 per share, December 1997                   664,400
  Issuance of common shares for cash at $7.25 per share, February 1998               3,000,000
  Cash paid for stock related expenses                                               (284,135)
  Issuance of common shares for services at $6.375 per share, April 1998                63,750
  Issuance of common shares for incentive compensation at $6.75 per share, June
    1998                                                                                33,223
  Issuance of common stock warrants for cash                                            50,000
  Issuance of common shares and warrants for cash at $2 per share, August 1998       4,000,000
  Issuance of common shares for incentive compensation at $1.75 per share,
    October 1998                                                                        37,500
  Amortization of non-employee stock-based compensation, November 1997 -
    October 1998 (Note 7)                                                              175,422
  Net loss - year ended October 31, 1998                                            (9,242,405)
                                                                                     ---------
BALANCE, OCTOBER 31, 1998                                                            7,575,729
  Issuance of common shares and warrants for cash at $2 per share, January 1999        500,000
  Issuance of common shares for services at $1.25 per share, February 1999             125,000
  Issuance of common shares for services at $1.375 per share, February 1999            137,500
  Issuance of common stock warrants for services at $4 per share, April 1999            11,603
  Issuance of common stock warrants for services at $2 per share, August 1999           86,907
  Issuance of common stock warrants for services at $7 per share, August 1999           74,994
  Issuance of common shares as consideration for rights granted under an Option
    agreement at $1.42 per share, October 1999                                          10,000
  Issuance of common stock options as partial consideration for rights granted
    under a license and sublicense agreement at $2 per share, October 1999              51,574
  Amortization of non-employee stock-based compensation, November 1998 -
    October 1999 (Note 7)                                                              193,773
  Net loss - year ended October 31, 1999                                            (5,623,144)
                                                                                     ---------
BALANCE, OCTOBER 31, 1999                                                            3,143,936

                                                                     (Continued)

BIONUTRICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                                                                                                ADDITIONAL
                                                                                          COMMON STOCK           PAID-IN
                                                                                       SHARES      AMOUNT        CAPITAL

BALANCE, OCTOBER 31, 1999                                                            20,812,774    20,809      32,166,750
  Issuance of common shares for incentive compensation at $2 per share,
    December 1999                                                                         7,407         7          14,807
  Expiration of warrants to purchase common shares, January 2000                                                  111,800
  Issuance of common shares for incentive compensation at $1.75 per share,
    March 2000                                                                           28,571        29          49,971
  Issuance of common shares for services at $4 per share, April 2000                     87,500        88         349,912
  Expiration of warrants to purchase common shares, August 2000                                                 2,797,136
  Receivable collateralized by common stock, reclassified as contra-equity,
    August 2000 (Note 7)
  Issuance of common shares for fees and expenses of investor at $1 per share,
    September 2000 (Note 1)                                                              25,000        25          24,975
  Issuance of common stock warrants in connection with equity line,
    September 2000 (Note 1)                                                                                      (95,037)
  Issuance of common shares and warrants for cash at $1 per share,
    September 2000                                                                      500,000       500         475,497
  Issuance of common shares for stock-related expenses, September 2000                   10,000        10             (10)
  Payment for 500,000 shares at $1 per share and stock warrants, October 2000
    (Note 1)                                                                                                      471,926
  Issuance of common stock warrants to replace expired warrants at $2
    per share, October 2000                                                                                      (278,602)
  Amended warrant exercise price for the purchase of 100,000 shares of common stock from $2 to $1 per share as consideration for a liability,
      October 2000
  Agreement to issue 300,000 shares to ACH for release of certain contingent obligations under the Master Formation Agreement relating to InCon
    Processing LLC, October 2000 (Note 1)                                                                         300,000
  Agreement to issue 591,850 shares of Preferred Stock to a director in exchange for extinguishment of notes payable, including accrued interest,
    of $798,998, October 2000 (Note 1)                                                                            798,998
  Agreement to issue 150,000 shares in satisfaction of a $150,000 debt,
    October 2000 (Note 1)                                                                                         150,000
  Amortization of non-employee stock-based compensation, November 1999 to
    October 2000 (Note 7)                                                                                         207,199
  Net loss - year ended October 31, 2000
                                                                                     ----------   -------     -----------
BALANCE, OCTOBER 31, 2000                                                            21,471,252   $21,468     $37,545,322
                                                                                     ==========   =======     ===========

                 See notes to consolidated financial statements.     (Concluded)




                                                                                      RECEIVABLE
                                                                                    COLLECTIBLE IN           WARRANTS
                                                                                       CASH OR          SHARES      AMOUNT
                                                                                     COMMON STOCK
BALANCE, OCTOBER 31, 1999                                                                              3,430,000     3,304,986
  Issuance of common shares for incentive compensation at $2 per share,
    December 1999
  Expiration of warrants to purchase common shares, January 2000                                       (250,000)     (111,800)
  Issuance of common shares for incentive compensation at $1.75 per share,
    March 2000
  Issuance of common shares for services at $4 per share, April 2000
  Expiration of warrants to purchase common shares, August 2000                                      (2,000,000)   (2,797,136)
  Receivable collateralized by common stock, reclassified as contra-equity,
    August 2000 (Note 7)                                                            $(677,117)
  Issuance of common shares for fees and expenses of investor at $1 per share,
    September 2000 (Note 1)
  Issuance of common stock warrants in connection with equity line,
    September 2000 (Note 1)                                                                              200,000        95,037
  Issuance of common shares and warrants for cash at $1 per share,
    September 2000                                                                                        50,000        24,003
  Issuance of common shares for stock-related expenses, September 2000
  Payment for 500,000 shares at $1 per share and stock warrants, October 2000
    (Note 1)                                                                                              50,000        28,074
  Issuance of common stock warrants to replace expired warrants at $2
    per share, October 2000                                                                            2,000,000       278,602
  Amended warrant exercise price for the purchase of 100,000 shares of common stock from $2 to $1 per share as consideration for a liability,
      October 2000                                                                                                      52,837
  Agreement to issue 300,000 shares to ACH for release of certain contingent obligations under the Master Formation Agreement relating to InCon
    Processing LLC, October 2000 (Note 1)
  Agreement to issue 591,850 shares of Preferred Stock to a director in exchange for extinguishment of notes payable, including accrued interest, of $798,998, October 2000 (Note 1)
  Agreement to issue 150,000 shares in satisfaction of a $150,000 debt,
    October 2000 (Note 1)
  Amortization of non-employee stock-based compensation, November 1999 to
    October 2000 (Note 7)
  Net loss - year ended October 31, 2000
                                                                                    ---------           ---------     --------
BALANCE, OCTOBER 31, 2000                                                           $(677,117)          3,480,000     $874,603
                                                                                    ==========          =========     ========

                 See notes to consolidated financial statements.     (Concluded)




                                                                                                           COMMON STOCK
                                                                                      ACCUMULATED          IN TREASURY
                                                                                        DEFICIT        SHARES       AMOUNT

BALANCE, OCTOBER 31, 1999                                                             (32,347,406)    (1,202,886)   (1,203)
  Issuance of common shares for incentive compensation at $2 per share,
    December 1999
  Expiration of warrants to purchase common shares, January 2000
  Issuance of common shares for incentive compensation at $1.75 per share,
    March 2000
  Issuance of common shares for services at $4 per share, April 2000
  Expiration of warrants to purchase common shares, August 2000
  Receivable collateralized by common stock, reclassified as contra-equity,
    August 2000 (Note 7)
  Issuance of common shares for fees and expenses of investor at $1 per share,
    September 2000 (Note 1)
  Issuance of common stock warrants in connection with equity line,
    September 2000 (Note 1)
  Issuance of common shares and warrants for cash at $1 per share,
    September 2000
  Issuance of common shares for stock-related expenses, September 2000
  Payment for 500,000 shares at $1 per share and stock warrants, October 2000
    (Note 1)
  Issuance of common stock warrants to replace expired warrants at $2 per share, October 2000
  Amended warrant exercise price for the purchase of 100,000 shares of common stock from $2 to $1 per share as consideration for a liability,
      October 2000
  Agreement to issue 300,000 shares to ACH for release of certain contingent obligations under the Master Formation Agreement relating to InCon
    Processing LLC, October 2000 (Note 1)
  Agreement to issue 591,850 shares of Preferred Stock to a director in exchange for extinguishment of notes payable, including accrued interest, of $798,998, October 2000 (Note 1)
  Agreement to issue 150,000 shares in satisfaction of a $150,000 debt,
    October 2000 (Note 1)
  Amortization of non-employee stock-based compensation, November 1999 to
    October 2000 (Note 7)
  Net loss - year ended October 31, 2000                                               (2,566,731)
                                                                                     ------------     ----------   -------
BALANCE, OCTOBER 31, 2000                                                            $(34,914,137)    (1,202,886)  $(1,203)
                                                                                     =============    ===========  ========

                 See notes to consolidated financial statements.     (Concluded)




                                                                                        TOTAL
                                                                                     STOCKHOLDERS'
                                                                                        EQUITY

BALANCE, OCTOBER 31, 1999                                                              3,143,936
  Issuance of common shares for incentive compensation at $2 per share,
    December 1999                                                                         14,814
  Expiration of warrants to purchase common shares, January 2000
  Issuance of common shares for incentive compensation at $1.75 per share,
    March 2000                                                                            50,000
  Issuance of common shares for services at $4 per share, April 2000                     350,000
  Expiration of warrants to purchase common shares, August 2000
  Receivable collateralized by common stock, reclassified as contra-equity,
    August 2000 (Note 7)                                                                (677,117)
  Issuance of common shares for fees and expenses of investor at $1 per share,
    September 2000 (Note 1)                                                               25,000
  Issuance of common stock warrants in connection with equity line,
    September 2000 (Note 1)
  Issuance of common shares and warrants for cash at $1 per share,
    September 2000                                                                       500,000
  Issuance of common shares for stock-related expenses, September 2000
  Payment for 500,000 shares at $1 per share and stock warrants, October 2000
    (Note 1)                                                                             500,000
  Issuance of common stock warrants to replace expired warrants at $2 per share, October 2000
  Amended warrant exercise price for the purchase of 100,000 shares of common stock from $2 to $1 per share as consideration for a liability,
      October 2000                                                                        52,837
  Agreement to issue 300,000 shares to ACH for release of certain contingent obligations under the Master Formation Agreement relating to InCon
    Processing LLC, October 2000 (Note 1)                                                300,000
  Agreement to issue 591,850 shares of Preferred Stock to a director in exchange for extinguishment of notes payable, including accrued interest,
    of $798,998, October 2000 (Note 1)                                                   798,998
  Agreement to issue 150,000 shares in satisfaction of a $150,000 debt,
    October 2000 (Note 1)                                                                150,000
  Amortization of non-employee stock-based compensation, November 1999 to
    October 2000 (Note 7)                                                                207,199
  Net loss - year ended October 31, 2000                                              (2,566,731)
                                                                                      ----------
BALANCE, OCTOBER 31, 2000                                                             $2,848,936
                                                                                      ==========

                 See notes to consolidated financial statements.     (Concluded)

BIONUTRICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                                                          2000                 1999                 1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                           $ (2,566,731)        $ (5,623,144)        $ (9,242,405)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                       105,883            1,120,358            1,318,360
      (Gain) on disposal of assets                                                                               (2,553,516)
      Loss on investment in joint venture                                  26,633               56,814
      Amortization of non-employee stock-based compensation               207,199              193,773              175,422
      Expenses satisfied with issuance of common stock
        and warrants                                                      541,649              436,004              134,473
      Changes in operating assets and liabilities:
        Trade receivables                                                  84,907               33,086              315,960
        Inventory                                                         159,088              504,165              536,404
        Prepaids and other current assets                                  37,559               47,380              384,230
        Accounts payable                                                  131,362             (166,437)          (1,678,595)
        Accrued liabilities                                              (584,496)              73,205             (904,798)
                                                                     ------------         ------------         ------------
          Net cash used in operating activities                        (1,856,947)          (3,324,796)         (11,514,465)
                                                                     ------------         ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                     (3,034)            (133,950)          (1,462,129)
  Patents and rights to technology acquired                                                    (15,000)            (125,000)
  Proceeds from disposal of fixed assets and patents                                         3,004,000            4,543,855
  Investment in joint venture                                                                 (272,244)
                                                                     ------------         ------------         ------------
          Net cash (used in) provided by investing activities              (3,034)           2,582,806            2,956,726
                                                                     ------------         ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt                                                      900,000              200,000            3,225,000
  Proceeds from issuance of stock and warrants                          1,000,000              500,000            7,756,055
  Expenses for capital raising                                                                                     (284,135)
  Repayments of debt and capital leases                                    (8,646)            (982,220)          (2,615,902)
                                                                     ------------         ------------         ------------
          Net cash provided (used in) by financing activities           1,891,354             (282,220)           8,081,018
                                                                     ------------         ------------         ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       31,373           (1,024,210)            (476,721)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              680,190            1,704,400            2,181,121
                                                                     ------------         ------------         ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                               $    711,563         $    680,190         $  1,704,400
                                                                     ============         ============         ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the period for interest             $        614         $     65,344         $    149,253
                                                                     ============         ============         ============
SUPPLEMENTAL DISCLOSURES OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
    Conversion of debt to equity                                     $    900,000
                                                                     ============
    Conversion of a contingent liability to equity                   $    300,000
                                                                     ============
    Net receivable reclassified to equity                            $    677,117
                                                                     ============
    Contribution of assets to L.L.C                                                       $    399,815
                                                                                          ============
    Acquisition of equipment under capital leases                                                              $    173,808
                                                                                                               ============

See notes to consolidated financial statements.

BIONUTRICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998


1.     ORGANIZATION AND BASIS OF PRESENTATION

       BIONUTRICS, INC. - Bionutrics, Inc. ("Bionutrics) consists of Bionutrics and its wholly-owned subsidiaries, LipoGenics, Inc. ("LipoGenics"), Bionutrics Health Products, Inc. ("BHP"), Nutrition Technologies Corporation ("Nutrition Technologies"), InCon International Ltd. ("IIN") and InCon Technologies, Inc. ("InCon") (collectively referred to as the "Company").

       Bionutrics' operating strategy has changed from prior years where it manufactured and marketed its products to its current strategy, which is to leverage its core competency of new product development by partnering the manufacturing and marketing of such new products. The Company's goal is to discover, define and protect its products and technology and to partner manufacturing and marketing. Revenues for the years ended October 31, 2000, 1999 and 1998 are derived primarily from two sources: services and product sales. For the year ended October 31, 2000, revenues from services were primarily attributed to product development and grant research activities. For the years ended October 31, 1999 and 1998, revenues from services were primarily attributed to molecular distillation toll processing of materials for a variety of customers. Revenues from product sales during the year ended October 31, 2000 were entirely from the sales of evolvE(R), the Company's dietary supplement product. Revenues from product sales during the years ended October 31, 1999 and 1998 were primarily attributed to equipment sales as well as the sale of evolvE(R).

       The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative operating losses of $34,914,137 through October 31, 2000, which have been funded through the issuance of stock and debt. The losses incurred to date, the uncertainty regarding the Company's ability to raise additional capital and the Company's inability to generate income and positive cash flows from operations may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

       The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, maintaining adequate financing, and ultimately to attain successful operations.

       Since the Company's current cash resources and expected cash flow from operations will not be sufficient to fund its operational needs for the next 12 months, it continues to seek additional capital through private equity and bank lines of credit. There can be no assurance that such additional financing will be attainable, or attainable on terms acceptable to the Company. Access by the Company to additional capital will depend substantially upon prevailing market conditions and the financial condition of and prospects for the Company at the time.

       Management is continuing its efforts to obtain additional funds through the issuance of common stock in private transactions and management is also continuing its efforts to reposition the Company as a product development company and, as such, is engaged in discussions with several potential marketing partners involving evolvE(R) and future branded products, including dietary supplements and functional food ingredients. The Company plans to develop, patent, and trademark novel products while its marketing partners will provide the distribution, marketing and sales support. New products are expected to be based on new technology extending beyond a tocotrienol platform.

       In June 1999, the Company entered into a 50/50 joint venture with ACH Food Companies, Inc. ("ACH", formerly known as AC HUMKO CORP.), wherein InCon transferred substantially all of its assets to a newly-formed limited liability company, InCon Processing, L.L.C. ("InCon Processing"), for which it received a payment of $3,000,000 and a 50 percent interest in the joint venture. InCon Processing took over substantially all of the business previously engaged in by InCon relating to toll processing, molecular separation, and the design and sale of molecular separation facilities. InCon Processing expects to utilize the InCon expertise to expand its existing business and to expand its business into processing micronutrients that would be available for food grade products. In connection with this transaction, the remaining amount of goodwill recorded at the date of acquisition of InCon was written off (Note 11). See related issuance of shares later in this footnote.

       On September 7, 2000, the Company and a private investor entered into a Common Stock Purchase Agreement (the "Agreement") for the future issuance and purchase of shares of the Company's common stock. The Agreement establishes what is sometimes termed as an equity line of credit or an equity draw down facility. The Agreement permits the Company, in its discretion, and subject to certain restrictions, to sell up to an aggregate of 4,000,000 shares, with the maximum amount for each sale not to exceed $1,000,000 each month, based on a formula of weighted average price and total trading volume for a given period. The period during which the Company can make such sales is two years beginning upon the effective date of a registration statement for the resale of the shares. The price is based on the volume weighted average daily price of the Company's common stock for the 22 trading days following a draw down notice. The Company can establish a threshold price below which it will not sell shares. The price is discounted by 10 percent, decreasing by .25 percent to 7 percent for each $12,500,000 that the Company's market capitalization exceeds $60,000,000. In lieu of a minimum draw down commitment, the Company has issued a three-year warrant for the purchase of 200,000 shares of common stock at an exercise price of $1.535 per share, equal to 120 percent of the average volume weighted average daily price for the 15 trading days before the date of issuance of the warrant. In addition, 35 day warrants will be issued in connection with each draw down for the purchase of a number of shares equal to 17.5 percent of the draw down amount divided by the weighted average of the purchase prices during the applicable period. In payment of fees and expenses of the investor, the Company has issued 25,000 shares of its common stock to the investor.

       The Company is not permitted to draw down funds if the issuance of shares to the investor pursuant to the draw down facility would result in the investor owning more than 9.9 percent of the Company's common stock or would require stockholder approval under applicable Nasdaq rules. The agreement contains various termination rights for the investor, including, among others, due to materially adverse changes to the Company.

       The Company intends to use the proceeds of the offering for general corporate and working capital purposes.

       On September 20, 2000, the Company raised $500,000 in capital through issuance of common stock. This capital stock was issued at $1.00 per share. In conjunction with this issuance, 50,000 warrants were issued with an exercise price of $1.10. These warrants expire on September 20, 2003. Additionally, in connection with this transaction the Company issued 10,000 shares of common stock to the investors as payment for their legal fees, expenses and related disbursements. The agreement allows for a 2 percent penalty to be charged to the Company if such shares are not registered with the SEC on a timely basis.

       On October 25, 2000, the Company raised $500,000 in capital through the sale of common stock. This capital stock was subscribed to at $1.00 per share. In conjunction with this issuance, 50,000 warrants were issued with an exercise price of $1.00. These warrants expire on October 24, 2002. These shares were issued on November 28, 2000.

       On October 27, 2000, the Company agreed to issue 591,850 shares of its Series A Convertible Preferred Stock as consideration for the cancellation of $798,998 of debt owed under certain promissory notes dated December 22, 1999 and June 19, 2000 to a director. The shares have an annual cumulative dividend of $0.108 per share, a liquidation rate of $1.35 per share and each share is convertible to one share of Common Stock on or after October 27, 2001. The shares are also redeemable by the Company at any time at $1.35 per share. These shares were issued on December 6, 2000.

       On October 28, 2000, the Company agreed to issue 150,000 shares of its Common Stock as consideration for the release of its obligation to repay a $150,000 Bridge Loan the Company received on April 7, 2000. Under the agreement, the Company has the right to repurchase the shares at fair market value, between $1.00 and $3.00, for three years.

       On October 30, 2000, the Company agreed to issue 300,000 shares of its Common Stock to ACH as consideration for the release of certain contingent obligations under the Master Formation Agreement and Members Agreement related to the formation of their 50/50 joint venture, InCon Processing.

       On October 30, 2000, the Company issued 2,000,000, 1 year warrants with an exercise price of $2.00 to ACH. These warrants were issued to effectively extend the exercise period for the original warrants issued to ACH that expired August 14, 2000, as the Company wishes to extend the period during which ACH may obtain an additional equity interest in the Company.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.

       PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Bionutrics and its wholly-owned subsidiaries, LipoGenics, Inc., Bionutrics Health Products, Inc., InCon Technologies, Inc. and Nutrition Technology Corp. All significant intercompany balances and transactions have been eliminated.

       USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and cash equivalents.

       INVENTORY is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

       PROPERTY AND DEPRECIATION - Property is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets. The estimated useful lives of depreciable assets are:

                        ASSET TYPE                             ESTIMATED USEFUL LIFE
                Equipment, furniture and fixtures                   3 - 10 years
                Leasehold improvements                                  10 years
                Capitalized software                                     3 years
                Leased equipment                                         3 years

       Leasehold improvements and leased equipment are amortized over the lessor of the lease life or the useful life of the asset. Expenditures of a repair and maintenance nature are expensed when incurred.

       REVENUE - The Company generally recognizes product revenue at the time of shipment to the customer. Revenues from the sale of consignment inventory is recognized upon notification from third parties. Revenues from services are recorded at the time service is rendered and/or reimbursable expenses are incurred. Provisions for returns and other adjustments are provided for in the same period the related sales are recorded.

       The Company had one customer that accounted for approximately 28 percent of total revenues for the year ended October 31, 2000 and two customers that accounted for approximately 67 percent and 52 percent of total revenues for the years ended October 31, 1999 and 1998, respectively.

       PATENTS - Legal and other costs related to patent applications are expensed as incurred. Patents which are acquired are amortized using a straight-line basis over 17 years commencing at the date patent approval is obtained or the remaining life at the time of acquisition. Patents currently capitalized relate to both the processes and products associated with the Company's business.

       INCOME TAXES are accounted for under the asset and liability approach, which can result in recording tax provisions or benefits in periods different from the periods in which such taxes are paid or benefits realized. Deferred federal income taxes result principally from certain tax carryforwards that are recognized for financial reporting purposes in different years than for income tax reporting purposes. Deferred tax assets were fully offset by a valuation allowance in 2000, 1999, and 1998.

       RESEARCH AND DEVELOPMENT - The cost of research and development is charged to expense as incurred.

       FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair values of cash, trade and notes receivable (except for the receivable which is classified as contra-equity for which a fair market value is indeterminable), accounts payable, accrued liabilities and notes payable approximate the carrying value due to the short-term nature of these instruments.

       STOCK OPTIONS AND WARRANTS granted to consultants or independent contractors have been accounted for in accordance with the fair value method of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. In accordance with Accounting Principles Board Opinion ("APB") No. 25, options granted to employees of the Company are recorded as expense, based on the difference, if any, between the fair market value of the stock, on the date of grant and the option's exercise price. No compensation cost was recognized in the Company's consolidated statements of operations for employee-based options and warrants for 2000, 1999 or 1998.

       LOSS PER SHARE - Basic earnings per share ("EPS") excludes potential dilution from stock options, warrants and other securities or contracts to issue common stock. Diluted EPS takes into account the potential issuance of these shares in the calculation of EPS. Due to losses from continuing operations for years ended October 31, 2000, 1999, and 1998, the Company has concluded that issuance of any additional shares would be antidilutive and, therefore, a dual presentation is not required. There were 5,991,811, 5,360,145 and 4,957,978 shares considered antidilutive for the years ended October 31, 2000, 1999 and 1998, respectively.

       NEW ACCOUNTING PRONOUNCEMENT - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires that an enterprise recognize certain derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The statement is effective for the Company's fiscal year beginning November 1, 2000. SFAS No. 133 is not expected to have a material impact on the Company's consolidated financial statements.

       RECLASSIFICATIONS - Certain reclassifications have been made to the prior years financial statements to conform to the current year presentation.

3.     INVENTORY

       As of October 31, inventory consists of the following:

                                   2000              1999
Work in process                                    $107,733
Finished goods                   $100,401           151,756
                                 --------           -------
Total                            $100,401          $259,489
                                 ========          ========

4.     PROPERTY AND EQUIPMENT

       As of October 31, the components of property and equipment consist of the following:

                                                            2000               1999
Equipment, furniture and fixtures                         $262,068           $259,034
Leasehold improvements                                      41,444             41,444
Capitalized software                                        30,181             30,181
Leased equipment under capital lease (Note 8)               24,354             24,354
                                                            ------             ------
Property and equipment - gross                             358,047            355,013
Less accumulated depreciation and amortization           (342,573)          (264,354)
                                                         ---------          ---------
Property and equipment - net                               $15,474            $90,659
                                                           =======            =======

5.     LONG-TERM RECEIVABLE

       The long-term receivable represents a trade receivable acquired from InCon in connection with the purchase of InCon by the Company. As $263,071 of this receivable remains uncollected as of October 31, 2000, the Company has reclassified this receivable to long-term but still considers the amount to be fully collectible.

6.     NOTES PAYABLE

       At October 31, 1999, the Company had $322,883 outstanding as note payable. Payment of this note, which is due to Rye, a party related through stock ownership, is contingent upon collection of a certain receivable. The Company has reclassified such receivable, net of this note, to stockholders' equity for the year ended October 31, 2000 (Note
       7).

7.     STOCKHOLDERS' EQUITY

       At October 31, 2000, the Company had four agreements for stock to be issued. These future stock issuances are composed of the following:

       - 150,000 shares to an unrelated third party as repayment for a $150,000 bridge loan received during April 2000.

       - 300,000 shares to ACH as consideration for the release of certain contingent obligations under the Master Agreement and Members Agreement related to the formation of their 50/50 joint venture, InCon Processing.

       - 591,850 shares of Series A Convertible Preferred Stock to a director as consideration for previously borrowed funds of $750,000, plus accrued interest of $48,998.

       -      500,000 shares sold for $1.00 per share on October 25, 2000.

       At October 31, 2000, the Company had $677,117 as a net receivable collateralized by 1.4 million shares of the Company's common stock. This amount represents a receivable acquired from InCon in connection with the acquisition of InCon by the Company. As this receivable is dependent on future actions by a customer which have not occurred, but is collateralized by the Company's stock, management has elected to reclassify it to stockholders' equity. This receivable has been reduced by the note payable to Rye of $322,883, as the payment of that note is contingent upon collection of the receivable.

       In August 1998, ACH acquired 2,000,000 shares of the Company's common stock for $2.00 per share. ACH also acquired Bionutrics' rice bran processing technology for $2,000,000. The technology transfer gives ACH the exclusive right to use and practice Bionutrics' proprietary rice bran processing technology in North America, with Bionutrics retaining the right to use and practice the technology worldwide, other than in North America. Bionutrics acquired a perpetual profit sharing interest in ACH's rice bran business. As of October 31, 2000, the Company has received $0 in connection with this agreement.

       In February 1998, Novartis Nutrition acquired exclusive worldwide rights to evaluate the Company's Clearesterol(TM) complex for potential application as a functional food ingredient. The evaluation right was acquired as part of a $3,000,000 stock investment in Bionutrics.

       At October 31, 1996, the Company authorized 1,900,000 shares of common stock for issuance under its Nonqualified 1996 Stock Option Plan (the "1996 Plan") to key personnel, consultants and independent contractors. On December 12, 1997, an additional 950,000 shares of common stock were authorized for issuance under the 1996 Plan, for a total of 2,850,000 authorized as of October 31, 1998. The incentive stock options are granted to purchase common stock at 100 percent (110% for an optionee who is a 10% stockholder) of the fair market value of the stock on the date of grant. Stock options are granted to purchase common stock at a price determined by the plan administrator and can be exercisable for a period of up to ten years from the date of grant (five years for an option granted to a 10% stockholder). All participants are eligible to receive stock awards and stock appreciation rights, as to be determined by the Company's Board of Directors. No stock awards or stock appreciation rights have been granted under the plan.

       DIVIDEND POLICY - The Company has not declared or paid any cash dividends on its common stock and does not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition and such other factors as the Board of Directors may consider.

       EMPLOYEE STOCK-BASED COMPENSATION - A summary of transactions for employee stock options and warrants for the years ended October 31, 2000, 1999 and 1998 is as follows:

                                                                                                        WEIGHTED AVERAGE
                                                                 NUMBER            OPTION            -----------------------
                                                                   OF              PRICE             REMAINING      EXERCISE
                                                                 SHARES            RANGE               LIFE           PRICE
Options outstanding at October 31, 1997                         2,026,244       $1.36 - $9.13           3.9           $5.59
  Options granted                                                 382,000       $4.00 - $5.00
  Warrants granted                                                700,000       $3.25 - $4.00
  Options canceled                                              (233,600)           $5.00
                                                                ---------
Options and warrants outstanding at
  October 31, 1998                                              2,874,644       $1.36 - $5.00           4.84          $4.08
    Options granted                                                60,000       $2.00 - $4.00
    Options canceled                                            (724,500)       $4.00 - $5.00
                                                                ---------
Options and warrants outstanding at
  October 31, 1999                                              2,210,144       $1.36 - $5.00           4.33          $4.01
    Options granted                                               615,000       $1.75 - $3.63
    Options canceled                                            (300,000)           $4.00
                                                                ---------
Options and warrants outstanding at
  October 31, 2000                                              2,525,144       $1.36 - $5.00           3.62          $3.49
                                                                =========
Options available for future grant
  under the 1996 Plan                                             499,100
                                                                =========

       On September 17, 1998, the compensation committee of the Board of Directors reduced the exercise price for options held by employees who were not Directors to $4.00. None of the other terms was modified.

      NONEMPLOYEE STOCK-BASED COMPENSATION - A summary of transactions for nonemployee stock options and warrants for the years ended October 31, 2000, 1999 and 1998 is as follows:

                                                                                                   WEIGHTED AVERAGE
                                                        NUMBER              OPTION            --------------------------
                                                          OF                 PRICE            REMAINING         EXERCISE
                                                        SHARES               RANGE               LIFE            PRICE
Options and warrants outstanding
  at October 31, 1997                                   658,333           $2.50 - $5.00           8.0             $3.40
    Warrants issued                                   2,000,000              $2.00                1.8             $2.00
    Warrants canceled                                  (600,000)          $2.50 - $4.00             -             $3.25
    Options issued                                       33,334              $4.00                1.7             $4.00
    Options exercised                                    (8,333)             $5.00                  -             $5.00
                                                     ----------
Options and warrants outstanding
  at October 31, 1998                                 2,083,334           $2.00 - $5.00           1.9             $2.10
    Warrants issued                                     980,000           $2.00 - $7.00           1.0             $2.48
    Warrants canceled                                  (250,000)             $2.00                  -             $2.00
    Options issued                                      386,667           $2.00 - $5.00           2.2             $3.28
    Options canceled                                    (50,000)             $4.00                  -             $4.00
                                                     ----------
Options and warrants outstanding
  at October 31, 1999                                 3,150,001           $2.00 - $7.00           1.2             $2.37
    Warrants issued                                   2,300,000           $1.00 - $2.00           1.2             $1.92
    Warrants canceled                                (2,250,000)             $2.00
    Options issued                                      300,000              $2.00                2.4             $2.00
    Options canceled                                    (33,334)             $4.00
                                                     ----------
Options and warrants outstanding
  at October 31, 2000                                 3,466,667           $1.00 - $7.00                           $2.23
                                                     ==========
As of October 31, 2000:
  Exercisable options                                   620,000                                                   $3.20
                                                     ==========

  Exercisable warrants                                2,780,000                                                   $2.02
                                                     ==========


      In accordance with the methodology prescribed under SFAS No. 123, pro forma compensation cost for the employee stock options for 2000, 1999 and 1998 was estimated to be $618,098, $1,345,661 and $3,807,706, respectively.

      Had the Company elected to recognize the above-mentioned compensation cost in 2000, 1999 and 1998, loss from continuing operations would be $3,154,829, $6,968,805 and $13,050,111, respectively, and the basic net loss per share would be $.15, $.34 and $.70, respectively.

      In accordance with the methodology prescribed under SFAS No. 123, the Company recognized $207,199, $193,773 and $175,422 of compensation expense to the nonemployee stock options in the 2000, 1999 and 1998 consolidated statements of operations, respectively.

      The fair value of each employee-nonemployee option and warrant was calculated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions:

                      RISK FREE        VOLATILITY        OPTION       DIVIDEND
                       INTEREST           RATE           LIVES          YIELD
2000                    5.63 %             68 %            3              0
1999                    5.15 %             71 %            3              0
1998                    4.83 %            117 %            3              0

8.    INCOME TAXES

      At October 31, 2000, the Company has net operating loss carryforwards for federal income tax purposes of approximately $30,256,733 which expire on various dates through 2020. The deferred tax assets related to such totaled approximately $11,974,000 and $10,839,000 at October 31, 2000 and 1999, respectively, and were offset by a valuation allowance.

      The difference between the statutory tax rate and the Company's effective tax rate is due to the nonrecognition of tax benefits from operating losses due to their uncertainty of recoverability.

9.    LEASES

      The Company has operating leases for office space, vehicles and equipment which expire on various dates through January 31, 2003. Total rental expense was approximately $207,000, $510,000 and $794,000 for fiscal years 2000, 1999 and 1998, respectively. Future minimum lease payments under noncancelable operating leases at October 31, 2000 are as follows:

                   2001                        $ 178,747
                   2002                          181,825
                   2003                           45,456
                                               ---------
                   Total                       $ 406,028
                                               =========

10.   RELATED PARTY

      Various stockholders have provided consulting and other administrative services to the Company. Expense for the years ended October 31, 2000, 1999 and 1998 was approximately $0, $141,000 and $510,000, respectively, and was included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

      Interest paid to stockholders in connection with outstanding notes described in Note 6 was approximately $63,557 and $45,475 for the years ended October 31, 1999 and 1998, respectively. No interest was paid to stockholders during 2000.

11.   INVESTMENT IN JOINT VENTURE

      InCon Processing is a limited liability company formed in July 1999, in which the Company is a 50 percent member, as noted in Note 1. The Company accounts for this investment using the equity method.

      InCon Processing had three customers which accounted for approximately 63 percent of total revenues for the 12-month period ended October 31, 2000 and 73 percent of total revenues for the four-month period ended October 31, 1999.

      The following represents summarized financial information of InCon Processing at October 31, 2000 and 1999, and for the 12-month period then ended October 31, 2000 and the four-month period ended October 31, 1999:

      (dollars in thousands)                                  2000       1999
      ASSETS
      Cash and cash equivalents                            $   659    $   436
      Accounts receivable                                      634        491
      Property, plant and equipment and other - net          4,369      4,750
                                                           -------    -------
      Total                                                $ 5,662    $ 5,677
                                                           =======    =======
      LIABILITIES AND MEMBERS' CAPITAL
      Accounts payable and other liabilities               $   301    $   263
      Members' capital                                       5,361      5,414
                                                           -------    -------
      Total                                                $ 5,662    $ 5,677
                                                           =======    =======
      OPERATIONS
      Revenues                                             $ 5,403    $ 1,675
      Expenses                                               5,456      1,788
                                                           -------    -------
      Net loss                                             $  (53)    $ (113)
                                                           =======    =======

12.   EMPLOYEE BENEFIT PLAN

      The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer up to 15 percent of his or her compensation and have such amounts matched with common stock of the Company at a rate of 50 percent for the first 6 percent contributed. The Company recognized expenses under this plan of approximately $10,000, $49,000 and $130,000 during the years ended October 31, 2000, 1999 and 1998, respectively.

13.   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

      Consolidated quarterly financial information for 2000, 1999 and 1998 is as follows:

                                                                       BASIC NET
                                                            NET        EARNINGS
                             GROSS         GROSS         EARNINGS        (LOSS)
                           REVENUES    PROFIT (LOSS)      (LOSS)       PER SHARE
2000
First quarter            $   187,536    $  133,882    $   (519,060)     $ (0.02)
Second quarter                75,915        11,967        (961,014)       (0.05)
Third quarter                 67,943       (89,249)       (634,208)       (0.03)
Fourth quarter                24,230       (87,563)       (452,449)       (0.02)
                         -----------    ----------    ------------      -------
Total                    $   355,624    $  (30,963)   $ (2,566,731)     $ (0.12)
                         ===========    ==========    ============      =======

1999
First quarter            $ 1,134,817    $   71,464    $ (1,634,988)     $ (0.08)
Second quarter             1,647,910       522,329      (1,495,739)       (0.07)
Third quarter                836,891       190,787      (1,467,222)       (0.07)
Fourth quarter                70,129        12,066      (1,025,195)       (0.05)
                         -----------    ----------    ------------      -------
Total                    $ 3,689,747    $  796,646    $ (5,623,144)     $ (0.27)
                         ===========    ==========    ============      =======

1998
First quarter            $ 1,794,942    $ (196,557)   $ (3,336,407)     $ (0.19)
Second quarter             1,584,660      (335,887)     (3,772,764)       (0.21)
Third quarter              1,767,295      (269,677)     (2,651,686)       (0.14)
Fourth quarter             1,507,007      (105,616)        518,452         0.05
                         -----------    ----------    ------------      -------
Total                    $ 6,653,904    $ (907,737)   $ (9,242,405)     $ (0.49)
                         ===========    ==========    ============      =======


14.   SUBSEQUENT EVENT

      On December 30, 2000 (effective December 20, 2000), the Company entered into a Common Stock Purchase Agreement (the "Agreement") for the future issuance and purchase of shares of the Company's Common Stock. This new Agreement is with Ropart Investments LLC, of which Robert B. Goergen, a director of Bionutrics, is also a managing member. The Agreement establishes what is sometimes termed as an equity line of credit or an equity draw down facility. The Agreement permits the Company to sell up to an aggregate of 500,000 shares at $1.00 per share, based on a minimum investment amount of $100,000 and a maximum investment amount of $500,000. The period during which the Company can make such sales begins December 20, 2000 and terminates December 31, 2001. In lieu of a minimum draw down commitment by the Company, the Company has issued a three-year warrant for the purchase of 70,000 shares of Common Stock at an exercise price of $1.00 per share. In addition, three-year warrants will be issued in connection with each draw down for the purchase of a number of shares equal to 10 percent of the shares purchased at such draw down. In the event the Company does not exercise its right to fully draw down under this Agreement, then on the Termination date, Investor shall have the right to purchase up to 100,000 shares of Common Stock at $1.00 per share, such number of shares together with shares purchased pursuant to draw downs not to exceed 500,000 shares of Common Stock. In connection with the Agreement, the Company amended the January 28, 1999 warrant agreement for the purchase of 250,000 shares of the Company's Common Stock at $2.00 per share. The original expiration date of December 31, 2000 was extended one year to December 31, 2001.

                                Bionutrics, Inc.

                        Valuation and Qualifying Accounts
                                 (in thousands)

                                                                               Additions
                                                           Balance at        Charged to Costs                        Balance at
Description                                             Beginning of Year     and Expenses       Deductions         End of Year
-----------                                             -----------------------------------------------------------------------
Year ended October 31, 1998
   Allowance for doubtful accounts ...............            $23                 $49               $  0                $72

Year ended October 31, 1999
   Allowance for doubtful accounts ...............            $72                 $ 5               ($28)               $49

Year ended October 31, 2000
   Allowance for doubtful accounts ...............            $49                 $ 1               ($ 2)               $48

--------------------------------------------------------------------------------
         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.



                              --------------------



                                TABLE OF CONTENTS

Prospectus Summary.......................................................    1
Risk Factors.............................................................    3
Use of Proceeds..........................................................   11
Price Range of Common Stock..............................................   11
Dividend Policy..........................................................   11
Selected Consolidated Financial Data.....................................   12
Management's Discussion and Analysis of Financial Condition and Results
   of Operations.........................................................   13
Business.................................................................   17
Management...............................................................   29
Certain Relationships and Related Transactions...........................   33
Security Ownership of Principal Stockholders, Directors and Named
   Executive Officers....................................................   35
Description of Capital Stock.............................................   37
Shares Eligible for Future Sale..........................................   38
Common Stock Purchase Agreement..........................................   38
Selling Stockholders and Plan of Distribution............................   43
Legal Matters............................................................   45
Experts..................................................................   46
Where You Can Find More Information......................................   46
Consolidated Financial Statements........................................  F-1


                                4,225,000 SHARES


                                BIONUTRICS, INC.



                                  COMMON STOCK



                              --------------------

                                   PROSPECTUS

                              --------------------




                                                                          , 2001

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

              The following table sets forth the expenses in connection with the offering described in the Registration Statement. All such expenses are estimates except for the SEC registration fee.

              SEC registration fee............................   $  893.25
              Accountants' fees and expenses..................       *
              Legal fees and expenses.........................       *
              Printing and engraving expenses.................       *
              Miscellaneous fees..............................       *
                                                                 ---------
                  Total.......................................   $   *
                                                                 =========

* To be filed by amendment.

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Our restated articles of incorporation provide that none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except that a director or officer shall be liable, to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (2) for the payment of dividends in violation of restrictions imposed by Section 78.300 of the Nevada GCL. The effect of this provision in our restated articles of incorporation is to eliminate the rights of us and our stockholders, either directly or through stockholders' derivative suits brought on behalf of our company, to recover monetary damages from a director or officer for breach of the fiduciary duty of care as a director or officer except in those instances provided under the Nevada GCL.

              In addition, we have adopted provisions in our bylaws that require us to indemnify our directors, officers, and certain other representatives against expenses, liabilities, and other matters arising out of their conduct on our behalf, or otherwise referred to in or covered by applicable provisions of the Nevada GCL, to the fullest extent permitted by the Nevada GCL.

              Section 78.751 of the Nevada GCL provides that a corporation may indemnify our directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the director's or officer's conduct was unlawful. Any such indemnification may be made by the corporation only as ordered by a court or as authorized in a specific case upon a determination made in accordance with the Nevada GCL that such indemnification is proper in the circumstances.

              Indemnification may not be made under the Nevada GCL for any claim, issue, or matter as to which the director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

              To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding or in defense of any claim, issue, or matter therein, the director or officer must be indemnified under the Nevada GCL by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by the director or officer in connection with the defense.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

                  Effective December 20, 2000, we entered into a common stock purchase agreement for the future issuance and purchase of shares of the company's common stock with Ropart Investments LLC, of which Robert B. Goergen, a director of Bionutrics, is also a managing member. The agreement permits the company to sell up to an aggregate of 500,000 shares at $1.00 per share, based on a minimum investment amount of $100,000 and a maximum investment amount of $500,000. The period during which the company can make such sales begins December 20, 2000 and terminates December 31, 2001. In lieu of a minimum draw down commitment by the company, the company has issued a three-year warrant for the purchase of 70,000 shares of common stock at an exercise price of $1.00 per share. In addition, three-year warrants will be issued in connection with each draw down for the purchase of a number of shares equal to 10 percent of the shares purchased at such draw down. In the event the company does not exercise its right to fully draw down under this agreement, then on the termination date, Ropart will have the right to purchase up to 100,000 shares of common stock at $1.00 per share, such number of shares together with shares purchased pursuant to draw downs not to exceed 500,000 shares of common stock. In connection with the agreement, the company amended the January 28, 1999 warrant agreement for the purchase of 250,000 shares of the company's common stock at $2.00 per share. The original expiration date of December 31, 2000 was extended one year to December 31, 2001. In January 2001, we issued 300,000 shares at $1.00 per share pursuant to a draw down on this facility and issued three year warrants for 30,000 shares at an exercise price of $1.00.

                  On October 30, 2000, the company agreed to issue 300,000 shares of its common stock to ACH as consideration for the release of certain contingent obligations under the Master Formation Agreement and Members Agreement related to the formation of their 50/50 joint venture, InCon Processing.

                  On October 30, 2000, the company issued 2,000,000 one year warrants with an exercise price of $2.00 to ACH. These warrants were issued to effectively extend the exercise period for the original warrants issued to ACH that expired August 14, 2000.

                  On October 28, 2000, the company agreed to issue 150,000 shares of its common stock as consideration for the release of its obligation to repay a $150,000 Bridge Loan the company received on April 7, 2000. Under the agreement, the company has the right to repurchase the shares at fair market value, between $1.00 and $3.00, for three years. These shares were issued on December 13, 2000.

                  On October 25, 2000, the company entered into an agreement to issue 500,000 shares of common stock at a price of $1.00 per share, for a total of $500,000. In conjunction with this issuance, 50,000 warrants were issued with an exercise price of $1.00. These warrants expire on October 24, 2002. These shares were issued on November 28, 2000.

                  On September 20, 2000, the company issued 500,000 shares of common stock at a price of $1.00 per share, for a total of $500,000. In conjunction with this issuance, 50,000 warrants were issued with an exercise price of $1.10. These warrants expire on September 20, 2003. Additionally, in connection with this transaction the company issued 10,000 shares of common stock to the investors as payment for their legal fees, expenses and related disbursements.

                  On September 7, 2000, the company and Justicia entered into a common stock purchase agreement for the future issuance and purchase of shares of the company's common stock. The Agreement permits the company in its sole discretion, and subject to certain restrictions, to sell up to an aggregate of 4,000,000 shares, with the maximum amount for each sale not to exceed $1,000,000 based on a formula of weighted average price and total trading volume for a given period. The period during which the company can make such sales is for a two-year period beginning upon the effective date of a registration statement for the resale of the shares. The price is based on the volume weighted average daily price of the company's common stock for the 22 trading days prior to the draw down. The company can establish a threshold price below which it will not sell shares. The price is discounted by 10%, decreasing by .25% to 7% for each $12,500,000 that the Company's market capitalization exceeds $60,000,000. In lieu of a minimum draw down commitment, the Company has issued a three-year warrant for the purchase of 200,000 share of common stock at an exercise price of $1.535, equal to 120% of the average volume weighted average daily price for the 15 trading days before the date of issuance of the warrant. In payment of fees and expenses of the investor, the Company has issued 25,000 shares of its common stock to the investor.

                  In April 2000, the company issued 87,500 shares of common stock valued at $4.00 per share to Anicet Alexandre for consulting services performed for the company.

                  On March 10, 2000, the company issued 28,571 shares of common stock valued at $1.75 per share to Ronald H. Lane which represented one-half of the bonus payable to him for fiscal 1999.

                  On December 29, 1999, the company issued 7,407 shares of common stock to Ronald H. Lane which represented the balance due of the accrued bonus for fiscal 1997.

                  On December 29, 1999, and June 19, 2000, Mr. Milt Okin extended unsecured loans to the company in the amounts of $500,000, and $250,000, respectively, with interest at 9.5% per annum. On October 27, 2000, the company agreed to issue 591,850 shares of its series A convertible preferred stock as consideration for the cancellation of the loans, including $48,998 of accrued interest. The preferred shares have an annual cumulative dividend of $0.108 per share, a liquidation rate of $1.35 per share and each share is convertible to one share of common stock on or after October 27, 2001. The preferred shares are also redeemable by the company at any time at $1.35 per share. These preferred shares were issued on December 6, 2000.

                  On December 1, 1999, the company issued 100,000 options to purchase common stock at an exercise price of $1.75 to William McCormick, a director, as consideration for services rendered and to be rendered to the company. These five-year options became fully vested on December 1, 2000.

                  In October 1999, the company issued 100,000 options as partial consideration for rights granted under a license and sublicense agreement. These options became exercisable at the grant date, have a 3 year life and are exercisable at $7.00 per share.

                  In October 1999 the company issued 7,042 shares of common stock as consideration for rights granted under an option agreement for certain technology at $1.42 per share.

                  In August 1999, the company issued 130,000 warrants in exchange for financial advisory services rendered, or to be rendered, to the company. Of these warrants, 100,000 are exercisable at $2.00 per share and 30,000 are exercisable at $7.00 per share. All of these warrants expire November 2003.

                  In April 1999, the company issued warrants to Affiliates of the Shemano Group exercisable at any time until April 9, 2001 for the purchase of an aggregate of 100,000 shares of common stock at $4.00 per share.

                  In March 1999, the company issued 100,000 restricted shares of common stock to HSBC Securities at $1.38 per share for investment banking services.

                  In February 1999, the company issued 100,000 shares of common stock to William McCormick at the fair market value of $1.25 per share in connection with services to be performed for fiscal 1999.

                  In January 1999, the company sold 250,000 shares of common stock at $2.00 per share and 750,000 warrants exercisable at $2.00 per share to Ropart Investments, LLC, of which Robert B. Goergen is a managing member. At the end of fiscal 2000, 500,000 warrants had expired unexercised. As of the date hereof, 250,000 remain outstanding with an expiration date of December 31, 2001.

                  In November 1998, the company issued warrants to purchase 100,000 shares of common stock to Cameron Associates, Inc. at an exercise price of $2.00 per share. In October 2000, the exercise price as reduced to $1.00 per share.

                  On August 14, 1998, the company closed on the sale to AC Humko Corp. of (a) $4 million of the company's common stock at $2 per share (2 million shares) and (b) $2 million of rice bran processing technology for AC Humko's restricted use in North America. AC Humko was issued two-year warrants for the purchase of 2,000,000 shares of common stock exercisable at $2.00 per share. On October 6, 1998, the company received $2.5 million in cash for the sale of certain rice bran oil processing and related assets held by the company's subsidiary, Nutrition Technology Corporation of West Monroe, Louisiana. This represented the final payment pursuant to the transaction with AC Humko. The company acquired a perpetual profit-sharing interest in AC Humko's rice bran business. AC Humko received from the company the exclusive right to use and practice the company's proprietary rice bran processing technology in North America, with the company retaining the right to use and practice the technology worldwide other than in North America. As part of the transaction, AC Humko will function as the exclusive supplier to registrant of certain rice bran products. In connection with the transaction, Daniel Antonelli, CEO of AC Humko, joined the company's board on September 17, 1998.

                  On August 7, 1998, in connection with a prior purchase of the company's common stock, Mr. William M. McCormick, a director, acquired warrants to purchase 100,000 shares of the company's common stock at $4.00. These warrants expire August 6, 2003. Also on August 7, 1998, in connection with a prior purchase of the company's common stock, Mr. McCormick acquired warrants to purchase 600,000 shares of the company's common stock at $3.25 per share. These warrants expire August 6, 2008. On October 7, 1998, Mr. McCormick cancelled an aggregate of 600,000 warrants to acquire the company's common stock that were issued to Mr. McCormick in 1996.

                  In August 1998, the company issued 2,000,000 shares of common stock at $2.00 per share pursuant to the stock purchase agreement with AC Humko. The company issued 2,000,000 2 year warrants to purchase shares of common stock at $2.00 per share to AC Humko.

                  In April 1998, the company issued 10,000 shares of common stock valued at $6.375 per share for financial advisory services to The Shemano Group.

                  In March 1998, the company issued warrants to IK Biotech, Inc. for the purchase of 30,000 shares of common stock at an exercise price of $7.00 per share.

                  In February 1998, the company sold 413,793 shares of common stock to Novartis at $7.25 a share.

                  In February 1998, under an agreement, Novartis Nutrition made an initial investment in our company by purchasing $3 million of our common stock at $7.25 per share and has been granted exclusive worldwide rights to evaluate our patented technology and rice bran-derived products for potential application as functional food ingredients.

                  In December 1997, the company sold an aggregate of 83,050 shares of common stock at $8.00 per share to three directors, Messrs. Okin, Salser, and McCormick.

                  In connection with the merger of a subsidiary of Nutrition Technology with InCon, the company acquired certain business opportunities and by license agreement certain technology of entities related to InCon. Also in connection with this merger, the company issued a total of 1,400,000 shares of restricted common stock to the sole shareholder of InCon, a limited liability company one of whose members is John R. Palmer, an executive officer of the company. Mr. Palmer has a beneficial interest in 180,000 of such shares.

                  The sales and issuances of the securities in the transactions listed above were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2). Appropriate legends have been placed on the documents evidencing the securities and investment representations were obtained from the purchasers. All purchasers of securities either received adequate information about our company or had access, through employment or other relationships, to such information and were sophisticated investors. All such securities issued pursuant to such exemption are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act.

ITEM 16.      EXHIBITS.

              (a) Exhibits

                  3.1      Restated Articles of Incorporation (1)
                  3.2      Articles of Amendment to the Articles of
                           Incorporation (1)
                  3.3      Bylaws (1)
                  4.1      Form of Certificate evidencing shares of common stock
                           (1)
                  5        Opinion of Greenberg Traurig, LLP
                  10.1     Option granted to Hunt-Wesson, Inc. by LipoGenics,
                           Inc., dated July 1992 (1)
                  10.2     Agreement dated October 1995 between the company and
                           Milton Okin, Kenneth Okin, Robert Okin and Nicki
                           Closset and Amendment to agreement dated October 1995
                           (1)
                  10.3     Agreement between the company and C. Everett Koop for
                           the purchase of 20,000 shares of common stock and the issuance of 180,000 options dated October 1995 (1)
                  10.4     Additional Secured Loan Agreement dated March 1996
                           between the company and Milton Okin (1)
                  10.6     Stock Purchase Agreements dated September 16, 1996
                           and October 31, 1996 between the company and Spanswick Limited(1)
                  10.7     1996 Stock Option Plan, as amended through March 26,
                           1998 (7)

                  10.8 Form of Stock Purchase Agreement and Subscription Application entered into between the company and certain European investors in January and March 1997 pursuant to Regulation S (3)
                  10.9 Form of Stock Purchase Agreement entered into between the company and an institutional investor in September 1997 (3)
                  10.10 Form of Stock Purchase Agreement and Note between the company and two overseas investors in October 1997
                           (3)
                  10.11    Employment Agreement between the Registrant and John
                           R. Palmer (3)
                  10.13 Agreement and Plan of Merger by and among InCon Technologies, Inc., InCon Holdings, LLC, Bionutrics, Inc. and BNRX, Inc.(2)
                  10.14 Stock Purchase Agreement dated as of August 14, 1998, between the Registrant and AC HUMKO CORP.(4)
                  10.15 Warrant Agreement dated as of August 14, 1998, between the Registrant and AC HUMKO CORP.(4)
                  10.16 Technology Agreement dated as of August 14, 1998, between AC HUMKO CORP. and Bionutrics Entities (filed in redacted format pursuant to a confidential treatment request) (5)
                  10.17 Exclusive Supply Agreement dated as of August 14, 1998, between AC HUMKO CORP. and Bionutrics Entities (filed in redacted format pursuant to a confidential treatment request) (5)
                  10.19 Form of Asset Purchase Agreement dated as of October 1998 between AC HUMKO CORP. and Bionutrics Entities
                           (6)
                  10.20 Warrant Agreement for the purchase of 100,000 shares of common stock between the company and William M. McCormick dated August 7, 1998. (7)
                  10.21 Warrant Agreement for the purchase of 600,000 shares of common stock between the company and William M. McCormick dated August 7, 1998. (7)
                  10.22 Stock Purchase Agreement and common stock Purchase Warrants dated January 28, 1999 between Ropart Investments, LLC and the company (8)
                  10.23 Warrant Certificates dated April 27, 1999 issued to Gary J. Shemano, Mart Bailey and Michael Jacks for an aggregate of 100,000 shares of common stock and Warrant Agreement effective April 9, 1998 between The Shemano Group and the company (8)
                  10.24 Master Formation Agreement for InCon Processing, LLC among AC HUMKO CORP., InCon Technologies, Inc., InCon International, Inc., Nutrition Technology Corp., and Bionutrics, Inc., dated June 25, 1999 (filed in redacted format pursuant to a confidential treatment request) (9)
                  10.25 Members Agreement for InCon Processing, LLC, between AC HUMKO CORP. and InCon Technologies, Inc., dated June 5, 1999 (filed in redacted format pursuant to a confidential treatment request) (9)
                  10.26 First Amendment to agreement for Purchase and Sale of Assets (9)
                  10.27 Warrant Agreement for the purchase of 30,000 shares of common stock between the company and IK Biotech, Inc. dated as of March 19, 1998. (12)
                  10.28 Warrant Agreement for the purchase of 100,000 shares of common stock between the company and Cameron Associates Inc. dated as of November 23, 1998.(12)
                  10.29 Promissory note for $500,000 dated December 22, 1999 between Milton Okin and the company (10)
                  10.30 Common Stock Purchase Agreement dated September 7, 2000 between the company and Justicia Holdings Limited (11)
                  10.31 Registration Rights Agreement dated September 7, 2000 between the company and Justicia Holdings Limited
                           (11)
                  10.32 Escrow Agreement dated September 7, 2000 among the company, Justicia Holdings Limited and Epstein, Becker & Green P.C. (11)
                  10.33 Form of Stock Purchase Warrant pursuant to Common Stock Purchase Agreement dated September 7, 2000 (11)
                  10.34 Promissory note for $250,000 dated June 19, 2000 between Milton Okin and the company(13)

                  10.35    Common Stock Purchase Agreement dated September 20,
                           2000 between the company and AMRO International,
                           S.A.(13)
                  10.36    Registration Rights Agreement dated September 20,
                           2000 between the company and AMRO International,
                           S.A.(13)
                  10.37    Escrow Agreement dated September 20, 2000 among the
                           company, AMRO International, S.A. and Epstein, Becker
                           & Green P.C.(13)
                  10.38    Warrant Agreement for the purchase of 50,000 shares
                           of common stock dated September 20, 2000 between the
                           company and AMRO International, S.A.(13)
                  10.39    Common Stock Purchase Agreement dated October 25,
                           2000 between the company and Tamarack International
                           Limited(13)
                  10.40    Warrant Agreement for the purchase of 50,000 shares
                           of common stock dated October 25, 2000 between the
                           company and Tamarack International Limited(13)
                  10.41    Series A Convertible Preferred Stock Acquisition
                           Agreement dated October 27, 2000 between the company
                           and Milton Okin(13)
                  10.42    Common Stock Acquisition Agreement dated October 28,
                           2000 between the company and Macropower Development
                           Limited(13)
                  10.43    First Modification to the Master Formation Agreement
                           for InCon Processing, LLC, entered into October 30,
                           2000 among ACH Food Companies, Inc. (formerly AC
                           HUMKO CORP.), InCon Technologies, Inc., InCon
                           International, Inc., Nutrition Technology Corp. and
                           Bionutrics, Inc.(13)
                  10.44    First Modification to the Members Agreement for InCon
                           Processing, LLC, entered into October 30, 2000 among
                           ACH Food Companies, Inc. (formerly AC HUMKO CORP.),
                           InCon Technologies, Inc. and Bionutrics, Inc.(13)
                  10.45    Common Stock Acquisition Agreement dated October 30,
                           2000 between the company and ACH Food Companies, Inc.
                           (formerly AC HUMKO CORP.)(13)
                  10.46    Warrant Agreement for the purchase of 2,000,000
                           shares of common stock dated October 30, 2000 between
                           the company and ACH Food Companies, Inc. (formerly AC
                           HUMKO CORP.)(13)
                  10.47    Common Stock Purchase Agreement dated December 20,
                           2000 by and between the company and Ropart
                           Investments, LLC(13)
                  10.48    Warrant Agreement for the purchase of 70,000 shares
                           of common stock dated December 20, 2000 between the
                           company and Ropart Investments, LLC(13)
                  21       Subsidiaries of the company
                  23.1     Consent of Greenberg Traurig, LLP (included in
                           Exhibit 5)
                  23.2     Consent of Deloitte & Touche
                  24       Power of Attorney of Directors and Executive Officers
                           (included on the signature page of this Registration
                           Statement)

--------------------------

(1) Incorporated by reference to Registrant's Form 10 filed with the Commission on or about January 21, 1997.

(2) Incorporated by reference to Registrant's Form 8-K filed with the Commission on or about November 7, 1997, as amended by Registrant's Form 8-K/A filed with the Commission on or about January 30, 1998.

(3) Incorporated by reference to Registrant's Form 10-K filed with the Commission on or about January 15, 1998, as amended by Registrant's Form 10-K/A filed with the Commission on or about January 30, 1998.

(4) Incorporated by reference to Registrant's Form 8-K filed with the Commission on or about August 31, 1998.

(5) Incorporated by reference to Registrant's Form 8-K/A filed with the Commission on or about October 13, 1998.

(6) Incorporated by reference to Registrant's Form 8-K filed with the Commission on or about October 21, 1998.

(7) Incorporated by reference to Registrant's Form 10-K filed with the Commission on or about January 29, 1999.

(8) Incorporated by reference to Registrant's Second Quarter Form 10-Q filed with the Commission on or about June 10, 1999

(9) Incorporated by reference to Registrant's form 8-K filed with the Commission on or about July 12, 1999.

(10) Incorporated by reference to Registrant's First Quarter Form 10-Q filed with the Commission on or about March 15, 2000.

(11) Incorporated by reference to Registrant's Third Quarter Form 10-Q filed with the Commission on or about September 13, 2000.

(12) Incorporated by reference to Registrant's Form 10-K filed with the Commission on January 26, 2000.

(13) Incorporated by reference to Registrants Form 10-K filed with the Commission on January 17, 2001.

              (b) Financial Statement Schedules

              The Registrant has not provided any financial statement schedules because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17.      UNDERTAKINGS.

              (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on February 27, 2001.

                                     BIONUTRICS, INC.


                                     By:   /s/ Ronald H. Lane
                                        ---------------------------------------
                                          Ronald H. Lane
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Ronald H. Lane as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                TITLE                                       DATE
            ---------                                -----                                       ----
/s/ Ronald H. Lane                       Chairman of the Board, Chief                     February 27, 2001
------------------------------------
    Ronald H. Lane                       Executive Officer, and President
                                         (Principal Executive Officer)

/s/ Karen J. Harwell                     Controller (Principal Financial and              February 27, 2001
------------------------------------
    Karen J. Harwell                     Accounting Officer)

/s/ Daniel Antonelli                     Director                                         February 27, 2001
------------------------------------
    Daniel Antonelli

/s/ Richard M. Feldheim                  Director                                         February 27, 2001
------------------------------------
    Richard M. Feldheim

/s/ Robert B. Goergen                    Director                                         February 27, 2001
------------------------------------
    Robert B. Goergen

/s/ Steve Henig                          Director                                         February 27, 2001
------------------------------------
    Steve Henig

/s/ William M. McCormick                 Director                                         February 27, 2001
------------------------------------
    William M. McCormick

/s/ Milton Okin                          Director                                         February 27, 2001
------------------------------------
    Milton Okin

/s/ Frederick Rentschler                 Director                                         February 27, 2001
------------------------------------
    Frederick Rentschler

/s/ Winston A. Salser                    Director                                         February 27, 2001
------------------------------------
    Winston A. Salser

                                 Exhibit Index


Exhibit Number        Description
--------------        -----------
     3.1              Restated Articles of Incorporation (1)
     3.2              Articles of Amendment to the Articles of
                      Incorporation (1)
     3.3              Bylaws (1)
     4.1              Form of Certificate evidencing shares of common stock
                      (1)
     5                Opinion of Greenberg Traurig, LLP
     10.1             Option granted to Hunt-Wesson, Inc. by LipoGenics,
                      Inc., dated July 1992 (1)
     10.2             Agreement dated October 1995 between the company and
                      Milton Okin, Kenneth Okin, Robert Okin and Nicki
                      Closset and Amendment to agreement dated October 1995
                      (1)
     10.3             Agreement between the company and C. Everett Koop for
                      the purchase of 20,000 shares of common stock and the issuance of 180,000 options dated October 1995 (1)
     10.4             Additional Secured Loan Agreement dated March 1996
                      between the company and Milton Okin (1)
     10.6             Stock Purchase Agreements dated September 16, 1996
                      and October 31, 1996 between the company and Spanswick Limited(1)
     10.7             1996 Stock Option Plan, as amended through March 26,
                      1998 (7)

     10.8             Form of Stock Purchase Agreement and Subscription
                      Application entered into between the company and
                      certain European investors in January and March 1997
                      pursuant to Regulation S (3)
     10.9             Form of Stock Purchase Agreement entered into between
                      the company and an institutional investor in
                      September 1997 (3)
     10.10            Form of Stock Purchase Agreement and Note between the
                      company and two overseas investors in October 1997
                      (3)
     10.11            Employment Agreement between the Registrant and John
                      R. Palmer (3)
     10.13            Agreement and Plan of Merger by and among InCon
                      Technologies, Inc., InCon Holdings, LLC, Bionutrics,
                      Inc. and BNRX, Inc.(2)
     10.14            Stock Purchase Agreement dated as of August 14, 1998,
                      between the Registrant and AC HUMKO CORP.(4)
     10.15            Warrant Agreement dated as of August 14, 1998,
                      between the Registrant and AC HUMKO CORP.(4)
     10.16            Technology Agreement dated as of August 14, 1998,
                      between AC HUMKO CORP. and Bionutrics Entities (filed
                      in redacted format pursuant to a confidential
                      treatment request) (5)
     10.17            Exclusive Supply Agreement dated as of August 14,
                      1998, between AC HUMKO CORP. and Bionutrics Entities
                      (filed in redacted format pursuant to a confidential
                      treatment request) (5)
     10.19            Form of Asset Purchase Agreement dated as of October
                      1998 between AC HUMKO CORP. and Bionutrics Entities
                      (6)
     10.20            Warrant Agreement for the purchase of 100,000 shares
                      of common stock between the company and William M.
                      McCormick dated August 7, 1998. (7)
     10.21            Warrant Agreement for the purchase of 600,000 shares
                      of common stock between the company and William M.
                      McCormick dated August 7, 1998. (7)
     10.22            Stock Purchase Agreement and common stock Purchase
                      Warrants dated January 28, 1999 between Ropart
                      Investments, LLC and the company (8)
     10.23            Warrant Certificates dated April 27, 1999 issued to
                      Gary J. Shemano, Mart Bailey and Michael Jacks for an
                      aggregate of 100,000 shares of common stock and
                      Warrant Agreement effective April 9, 1998 between The
                      Shemano Group and the company (8)
     10.24            Master Formation Agreement for InCon Processing, LLC
                      among AC HUMKO CORP., InCon Technologies, Inc., InCon
                      International, Inc., Nutrition Technology Corp., and
                      Bionutrics, Inc., dated June 25, 1999 (filed in
                      redacted format pursuant to a confidential treatment
                      request) (9)
     10.25            Members Agreement for InCon Processing, LLC, between
                      AC HUMKO CORP. and InCon Technologies, Inc., dated
                      June 5, 1999 (filed in redacted format pursuant to a
                      confidential treatment request) (9)
     10.26            First Amendment to agreement for Purchase and Sale of
                      Assets (9)
     10.27            Warrant Agreement for the purchase of 30,000 shares
                      of common stock between the company and IK Biotech,
                      Inc. dated as of March 19, 1998. (12)
     10.28            Warrant Agreement for the purchase of 100,000 shares
                      of common stock between the company and Cameron
                      Associates Inc. dated as of November 23, 1998.(12)
     10.29            Promissory note for $500,000 dated December 22, 1999
                      between Milton Okin and the company (10)
     10.30            Common Stock Purchase Agreement dated September 7,
                      2000 between the company and Justicia Holdings
                      Limited (11)
     10.31            Registration Rights Agreement dated September 7, 2000
                      between the company and Justicia Holdings Limited
                      (11)
     10.32            Escrow Agreement dated September 7, 2000 among the
                      company, Justicia Holdings Limited and Epstein,
                      Becker & Green P.C. (11)
     10.33            Form of Stock Purchase Warrant pursuant to Common
                      Stock Purchase Agreement dated September 7, 2000 (11)
     10.34            Promissory note for $250,000 dated June 19, 2000
                      between Milton Okin and the company(13)
     10.35            Common Stock Purchase Agreement dated September 20,
                      2000 between the company and AMRO International,
                      S.A.(13)
     10.36            Registration Rights Agreement dated September 20,
                      2000 between the company and AMRO International,
                      S.A.(13)
     10.37            Escrow Agreement dated September 20, 2000 among the
                      company, AMRO International, S.A. and Epstein, Becker
                      & Green P.C.(13)
     10.38            Warrant Agreement for the purchase of 50,000 shares
                      of common stock dated September 20, 2000 between the
                      company and AMRO International, S.A.(13)
     10.39            Common Stock Purchase Agreement dated October 25,
                      2000 between the company and Tamarack International
                      Limited(13)
     10.40            Warrant Agreement for the purchase of 50,000 shares
                      of common stock dated October 25, 2000 between the
                      company and Tamarack International Limited(13)
     10.41            Series A Convertible Preferred Stock Acquisition
                      Agreement dated October 27, 2000 between the company
                      and Milton Okin(13)
     10.42            Common Stock Acquisition Agreement dated October 28,
                      2000 between the company and Macropower Development
                      Limited(13)
     10.43            First Modification to the Master Formation Agreement
                      for InCon Processing, LLC, entered into October 30,
                      2000 among ACH Food Companies, Inc. (formerly AC
                      HUMKO CORP.), InCon Technologies, Inc., InCon
                      International, Inc., Nutrition Technology Corp. and
                      Bionutrics, Inc.(13)
     10.44            First Modification to the Members Agreement for InCon
                      Processing, LLC, entered into October 30, 2000 among
                      ACH Food Companies, Inc. (formerly AC HUMKO CORP.),
                      InCon Technologies, Inc. and Bionutrics, Inc.(13)
     10.45            Common Stock Acquisition Agreement dated October 30,
                      2000 between the company and ACH Food Companies, Inc.
                      (formerly AC HUMKO CORP.)(13)
     10.46            Warrant Agreement for the purchase of 2,000,000
                      shares of common stock dated October 30, 2000 between
                      the company and ACH Food Companies, Inc. (formerly AC
                      HUMKO CORP.)(13)
     10.47            Common Stock Purchase Agreement dated December 20,
                      2000 by and between the company and Ropart
                      Investments, LLC(13)
     10.48            Warrant Agreement for the purchase of 70,000 shares
                      of common stock dated December 20, 2000 between the
                      company and Ropart Investments, LLC(13)
     21               Subsidiaries of the company
     23.1             Consent of Greenberg Traurig, LLP (included in
                      Exhibit 5)
     23.2             Consent of Deloitte & Touche
     24               Power of Attorney of Directors and Executive Officers
                      (included on the signature page of this Registration
                      Statement)

--------------------------

(1) Incorporated by reference to Registrant's Form 10 filed with the Commission on or about January 21, 1997.

(2) Incorporated by reference to Registrant's Form 8-K filed with the Commission on or about November 7, 1997, as amended by Registrant's Form 8-K/A filed with the Commission on or about January 30, 1998.

(3) Incorporated by reference to Registrant's Form 10-K filed with the Commission on or about January 15, 1998, as amended by Registrant's Form 10-K/A filed with the Commission on or about January 30, 1998.

(4) Incorporated by reference to Registrant's Form 8-K filed with the Commission on or about August 31, 1998.

(5) Incorporated by reference to Registrant's Form 8-K/A filed with the Commission on or about October 13, 1998.

(6) Incorporated by reference to Registrant's Form 8-K filed with the Commission on or about October 21, 1998.

(7) Incorporated by reference to Registrant's Form 10-K filed with the Commission on or about January 29, 1999.

(8) Incorporated by reference to Registrant's Second Quarter Form 10-Q filed with the Commission on or about June 10, 1999

(9) Incorporated by reference to Registrant's form 8-K filed with the Commission on or about July 12, 1999.

(10) Incorporated by reference to Registrant's First Quarter Form 10-Q filed with the Commission on or about March 15, 2000.

(11) Incorporated by reference to Registrant's Third Quarter Form 10-Q filed with the Commission on or about September 13, 2000.

(12) Incorporated by reference to Registrant's Form 10-K filed with the Commission on January 26, 2000.

(13) Incorporated by reference to Registrants Form 10-K filed with the Commission on January 17, 2001.